As filed with the Securities and Exchange Commission on April 9, 2018

Registration No. 333-212089

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNITED STATES COMMODITY INDEX FUNDS TRUST

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	35-2561945
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

United States Commodity Funds LLC 1999 Harrison Street, Suite 1530 Oakland, California 94612 510.522.9600	Carolyn Yu 1999 Harrison Street, Suite 1530 Oakland, California 94612 510.522.9600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

James M. Cain, Esq.

Eversheds Sutherland (US) LLP

700 Sixth Street, NW, Suite 700

Washington, DC 20001-3980

202.383.0100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Shares of USCF Canadian Crude Oil Index Fund	1,000	$20.00	$20,000	$2.49

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and the Sponsor and the Trust are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED [•]

USCF Canadian Crude Oil Index Fund

[1,000] Shares

*Principal U.S. Listing Exchange: NYSE Arca, Inc.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The USCF Canadian Crude Oil Index Fund (the “Fund”), a series of the United States Commodity Index Funds Trust, is an exchange traded fund that intends to issue shares that trade on the NYSE Arca stock exchange (“NYSE Arca”). The Fund’s investment objective is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the Canadian Crude Excess Return Index (the “CCIER”), plus interest income from the Fund’s short-term fixed income holdings, less the Fund’s expenses. The CCIER is designed to measure the performance of the Canadian crude oil market. The CCIER is owned and maintained by Auspice Capital Advisors Ltd. (“Auspice”). It is calculated and tracked daily and reported each trading day via major market data vendors. The Fund pays its sponsor, United States Commodity Funds LLC (“USCF” or the “Sponsor”), a limited liability company, a management fee and incurs operating costs. The address of both USCF and the Fund is 1999 Harrison Street, Suite 1530, Oakland, CA 94612. The telephone number for both USCF and the Fund is 510.522.9600. In order for a hypothetical investment in shares to breakeven over the next 12 months, assuming a selling price of $20.00 (the price as of May [•], 2018) the investment would have to generate 0% return or $0. The amount for this breakeven analysis takes into account a contractual fee waiver, which USCF may terminate at any time in its discretion. Please see page 66 below for more information.

The Fund will seek to achieve its investment objective by investing in the futures contracts that comprise the CCIER, i.e., (i) the ICE Crude Diff - TMX WCS 1B Index Future (ICE symbol: TDX) (the “WCS Future”); and (ii) the ICE WTI Crude Future (ICE symbol: T) (the “WTI Future”) (the WCS Futures and WTI Futures that comprise the CCIER are referred to herein as “Benchmark Component Futures Contracts”) and may also invest in exchange traded futures contracts that are economically identical or substantially similar to the Benchmark Component Futures Contracts, e.g., futures contracts that are based on changes in the price of WTI oil traded on the Chicago Mercantile Exchange (“CME”), (together with the Benchmark Futures Contracts, “eligible futures contracts”). Thereafter, in view of regulatory requirements and market conditions and if the Fund has invested to the fullest extent possible in the exchange-traded futures contracts described above, the Fund may then enter into (i) cleared swap contracts based on the Benchmark Component Futures Contracts and other eligible futures contracts, (ii) cash-settled, uncleared over-the-counter (“OTC”) derivatives contracts (specifically, swaps, forwards and options) based on the price of the Benchmark Component Futures Contracts, other eligible futures contracts, the return on the CCIER or on the price of the crude oil underlying the Benchmark Component Futures Contracts, or (iii) exchange-traded options on the Benchmark Component Futures Contracts. The foregoing investments, other than the Benchmark Component Futures Contracts and other eligible futures contracts, are referred to collectively as “Other Crude Oil-Related Investments”. Market conditions that USCF currently anticipates could cause the Fund to invest in Other Crude-Oil Related Investments include those allowing the Fund to obtain greater liquidity, to execute transactions with more favorable pricing, or if the Fund or USCF exceeds position limits or accountability levels established by an exchange. The Fund will support the margin, collateral and other requirements relating to its investments in exchange-traded futures contracts and Other Crude Oil-Related Investments by holding the remaining amounts of its assets in short-term obligations of the United States with maturities of two years or less (“Treasuries”), cash and cash equivalents. The Fund is an exchange-traded fund. This means that most investors who decide to buy or sell shares of the Fund place their trade orders through their brokers and may incur customary brokerage fees and charges. Shares of the Fund will trade on the NYSE Arca under the ticker symbol “UCCO” and will be bought and sold throughout the trading day at bid and ask prices like other publicly traded securities.

Shares will trade on the NYSE Arca after they are initially purchased by “Authorized Participants,” institutional firms that purchase shares in blocks of 50,000 shares called “baskets” through the Fund’s marketing agent, ALPS Distributors, Inc. (the “Marketing Agent”). The initial price per share will be $20, the initial price per basket will be $1,000,000, and [FULL NAME] is the initial Authorized Participant. Thereafter, the price of a basket will be equal to the NAV of 50,000 shares on the day that the order to purchase the basket is accepted by the Marketing Agent. The NAV per share will be calculated by taking the current market value of the Fund’s total assets (after the close of NYSE Arca), subtracting any liabilities and dividing that total by the total number of outstanding shares. Authorized Participants that do offer to the public shares from the baskets they create will do so at per-share offering prices that are expected to reflect, among other factors, the trading price of the shares on NYSE, the NAV of the shares at the time the Authorized Participant purchased the Creation Baskets, the NAV of the shares at the time of the offer of the shares to the public, the supply of and demand for shares at the time of sale, and the liquidity of the Benchmark Oil Futures Contract market and the market for Other Crude Oil-Related Investments. Please see below for additional information. The offering of the Fund’s shares will be a “best efforts” offering, which means that no Authorized Participant is required to purchase a specific number or dollar amount of shares nor is the Marketing Agent required to facilitate any specific number or dollar amount of creation or redemption orders for baskets.

USCF will pay the Marketing Agent a marketing fee consisting of a fixed annual amount plus an incentive fee based on the amount of shares sold. Authorized Participants will not receive from the Fund, USCF or any of their affiliates any fee or other compensation in connection with the sale of shares. Aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services in connection with this offering of shares will not exceed 10 percent (10%) of the gross proceeds of the offering.

Investors who will buy or sell shares during the day from their broker may do so at a premium or discount relative to the market value of the underlying futures contracts which comprise the CCIER due to supply and demand forces at work in the secondary trading market for shares that are closely related to, but not identical to, the same forces influencing the CCIER that serves as the Fund’s investment benchmark. Investing in the Fund will involve risks similar to those involved with an investment directly in the Canadian crude oil market, the correlation risk described above, and other significant risks. See “Risk Factors Involved with an Investment in the Fund” beginning on page 6. It is anticipated that National Bank of Canada (“NBC”) will be a significant investor in the Fund’s shares as well as an investor in the Benchmark Component Futures Contracts, and in the future may be an OTC derivatives contract counterparty of the Fund. As a result, NBC may have conflicts of interest with the Fund. See “Risk Factors Involved with an Investment in the Fund – OTC Derivate Risk – Other Risks” beginning on page 12.

The offering of the Fund’s shares will be registered with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Act of 1933 (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until all of the registered shares have been sold or three years from the date of the original offering, whichever is earlier, unless extended as permitted under the rules under the 1933 Act, although the offering may be temporarily suspended if and when no suitable investments for the Fund are available or practicable. The Fund is not a mutual fund registered under the Investment Company Act of 1940 (“1940 Act”) and is not subject to regulation under such Act.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Fund is a commodity pool and USCF is a commodity pool operator subject to regulation by the Commodity Futures Trading Commission (“CFTC”) and the National Futures Association (“NFA”) under the Commodity Exchange Act (“CEA”).

The date of this prospectus is [    ].

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 65 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 66.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 6.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAP TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAP TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAP TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

i

Until [date] (25 days after the date of this prospectus), all dealers effecting transactions in the offered shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

ii

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the commodities markets and indexes that track such movements, the Fund’s operations, the Sponsor’s plans and references to the Fund’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors Involved with an Investment in the Fund” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Fund’s operations or the value of its shares.

iii

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Fund and its shares, it does not contain or summarize all of the information about the Fund and its shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “Risk Factors Involved with an Investment in the Fund” beginning on page 6, before making an investment decision about the shares. For a glossary of defined terms, see Appendix A.

The Trust and the Fund

The United States Commodity Index Funds Trust (the “Trust”) is a Delaware statutory trust formed on December 21, 2009. The Trust is a series trust formed pursuant to the Delaware Statutory Trust Act and is organized into four separate series (each series, a “Fund” and collectively, the “Funds”). The USCF Canadian Crude Oil Index Fund (the “Fund”) formed on June 1, 2016, is a series of the Trust. The Fund is a commodity pool that continuously issues common shares of beneficial interest that may be purchased and sold on the NYSE Arca stock exchange (“NYSE Arca”). The Trust and the Fund operate pursuant to the Trust’s Fourth Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated as of December 15, 2017. Wilmington Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust and the Fund are managed and controlled by United States Commodity Funds LLC (“USCF”). USCF is a limited liability company formed in Delaware on May 10, 2005, that is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”).

The Fund’s Investment Objective and Strategy

The investment objective of the Fund is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the Canadian Crude Excess Return Index (the “CCIER”), plus interest income from the Fund’s short-term investments held to meet margin and collateral requirements, plus interest income from the Fund’s short-term fixed income holdings, less the Fund’s expenses.

What is the “Canadian Crude Excess Return Index”?

The CCIER is designed to measure the performance of the Canadian crude oil market. The CCIER targets an exposure that represents an approximately 3 month rolling position in the following nearby futures contracts: (i) the ICE Crude Diff - TMX WCS 1B Index Future (ICE symbol: TDX) (the “WCS Future”); and (ii) the ICE WTI Crude Future (ICE symbol: T) (the “WTI Future”) (the WCS Futures and WTI Futures that comprise the CCIER are referred to herein as “Benchmark Component Futures Contracts”). Auspice Capital Advisors Ltd. (“Auspice”) holds the exclusive rights for the use of the CCIER. The CCIER reflects the returns that an investor would expect to receive from holding and rolling the futures contracts that comprise the index.

The WCS Future is a monthly cash settled future based on the TMX WCS (Western Canadian Select) Daily Weighted Average Price Index (“TMX WCS 1b Index”) traded on ICE Futures Europe. The TMX WCS 1b Index is expressed as a differential to the NYMEX WTI 1st Line Future (Calendar Month Average).

The WTI Future is the ICE West Texas Intermediate (WTI) Light Sweet Crude Oil Futures Contract traded on ICE Futures Europe. It offers participants the opportunity to trade one of the world’s most liquid oil commodities in an electronic marketplace.

How Does the Fund Intend to Meet Its Investment Objectives?

The Fund will seek to achieve its investment objective by investing in the futures contracts that comprise the CCIER, i.e., (i) the ICE Crude Diff - TMX WCS 1B Index Future (ICE symbol: TDX) (the “WCS Future”); and (ii) the ICE WTI Crude Future (ICE symbol: T) (the “WTI Future”) (the WCS Futures and WTI Futures that comprise the CCIER are referred to herein as “Benchmark Component Futures Contracts) and may also invest in exchange traded futures contracts that are economically identical or substantially similar to the Benchmark Component Futures Contracts, e.g., futures contracts that are based on changes in the price of WTI oil traded on the Chicago Mercantile Exchange (“CME”) (together with the Benchmark Component Futures Contracts, “eligible futures contracts”. Thereafter, in view of regulatory requirements and market conditions and if the Fund has invested to the fullest extent possible in the exchange-traded futures contracts described above, the Fund may then enter into (i) cleared swap contracts based on the Benchmark Component Futures Contracts, (ii) cash-settled, uncleared over-the-counter (“OTC”) derivatives contracts (specifically, swaps, forwards and options) based on the price of the Benchmark Component Futures Contracts, other eligible futures contracts, the return on the CCIER or on the price of the crude oil underlying the Benchmark Component Futures Contracts, or (iii) exchange-traded options on the Benchmark Component Futures Contracts. The foregoing investments, other than the Benchmark Component Futures Contracts and other eligible futures contracts, are referred to collectively as “Other Crude Oil-Related Investments”. Market conditions that USCF currently anticipates could cause the Fund to invest in Other Crude-Oil Related Investments include those allowing the Fund to obtain greater liquidity, to execute transactions with more favorable pricing, or if the Fund or USCF exceeds position limits or accountability levels established by an exchange. The Fund will be rebalanced every day on which a session of the New York Mercantile Exchange (the “NYMEX”) and ICE Exchanges are all open and which is a New York Business Day.

1

The investments of the Fund consist primarily of investments in Benchmark Component Futures Contracts and, to a lesser extent, in order to comply with regulatory requirements or in view of market conditions, Other Crude Oil-Related Investments. Market conditions that USCF currently anticipates could cause the Fund to invest in Other Crude Oil-Related Investments include those allowing the Fund to obtain greater liquidity or to execute transactions with more favorable pricing.

The Fund invests in Benchmark Component Futures Contracts and Other Crude Oil-Related Investments (“Crude Oil Interests”) to the fullest extent possible without being leveraged or unable to satisfy its current or potential margin or collateral obligations with respect to its investments in Crude Oil Interests. The Fund will support the margin, collateral and other requirements relating to its investments in exchange-traded futures contracts and Other Crude Oil-Related Investments by holding the remaining amounts of its assets in short-term obligations of the United States with maturities of two years or less (“Treasuries”), cash and cash equivalents. The daily holdings of the Fund are available on the Fund’s website at www.uscfinvestments.com.

The Fund seeks to invest in a combination of Crude Oil Interests such that the daily changes in its NAV, measured in percentage terms, will closely track the changes in the price of the CCIER, also measured in percentage terms. As a specific benchmark, USCF endeavors to place the Fund’s trades in Crude Oil-Related Interests and otherwise manage the Fund’s investments so that “A” will be plus/minus 10 percent (10%) of “B”, where:

•	A is the average daily percentage change in the Fund’s per share NAV for any period of 30 successive valuation days, i.e. any NYSE Arca trading day as of which the Fund calculates its per share NAV; and

•	B is the average daily percentage change in the price of the CCIER over the same period.

USCF believes that market arbitrage opportunities will cause the daily changes in the Fund’s share price on the NYSE Arca on a percentage basis to closely track the daily changes in the Fund’s per share NAV on a percentage basis. USCF further believes that the daily changes in the Fund’s NAV in percentage terms will closely track the daily changes in percentage terms in the CCIER, plus interest income from the Fund’s short-term fixed income holdings, less the Fund’s expenses.

USCF employs a “neutral” investment strategy in order to track changes in the CCIER regardless of whether the CCIER goes up or goes down. The Fund’s “neutral” investment strategy is designed to permit investors generally to purchase and sell the Fund’s shares for the purpose of investing indirectly in the Canadian crude oil market in a cost-effective manner, and/or to permit participants in the Canadian crude oil or other industries to hedge the risk of losses in crude oil-related transactions. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the crude oil market and/or the risks involved in hedging may exist. In addition, an investment in the Fund involves the risks that the daily changes in the price of the Fund’s shares, in percentage terms, will not accurately track the daily changes in the CCIER, in percentage terms, and that daily changes in the CCIER, in percentage terms, will not closely correlate with daily changes in the spot prices of the commodities underlying the CCIER, in percentage terms.

The Fund seeks to achieve its investment objective by investing so that the average daily percentage change in the Fund’s NAV for any period of 30 successive valuation days will be within plus/minus 10 percent (10%) of the average daily percentage change in the CCIER over the same period. Notwithstanding the Fund’s significant use of OTC derivatives contracts, USCF believes that market arbitrage opportunities will cause daily changes in the Fund’s share price on the NYSE Arca on a percentage basis, to closely track the daily changes in the Fund’s per share NAV on a percentage basis. USCF believes that the net effect of this expected relationship and the expected relationship described above between the Fund’s per share NAV and the CCIER will be that the daily changes in the price of the Fund’s shares on the NYSE Arca on a percentage basis will closely track the daily changes in the CCIER on a percentage basis, plus interest income from the Fund’s short-term fixed income holdings, less the Fund’s expenses. While the Fund is composed of, and is therefore a measure of, the prices of the over-the-counter derivatives based upon futures comprising the CCIER, there is expected to be a reasonable degree of correlation between the CCIER and the cash or spot prices of the commodities underlying the Benchmark Component Futures Contracts.

2

Investors should be aware that the Fund’s investment objective is not for its NAV or market price of shares to equal, in dollar terms, the spot prices of the commodities underlying the Benchmark Component Futures Contracts or the prices of any particular group of futures contracts. The Fund will not seek to achieve its stated investment objective over a period of time greater than one day. This is because natural market forces called contango and backwardation can impact the total return on an investment in the Fund’s shares relative to a hypothetical direct investment in crude oil commodities and, in the future, it is likely that the relationship between the market price of the Fund’s shares and changes in the spot prices of the underlying commodities will continue to be so impacted by contango and backwardation. (It is important to note that the disclosure above ignores the potential costs associated with physically owning and storing the commodities, which could be substantial.)

Principal Investment Risks of an Investment in the Fund

An investment in the Fund involves a degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 6.

OTC Contract Risk

The Fund may enter into OTC derivatives contracts, which are negotiated “OTC” derivatives contracts that are not as liquid as the Benchmark Component Futures Contracts or other futures contracts the Fund may enter into and expose the Fund to credit risk that its counterparty may not be able to satisfy its obligations to the Fund under such contracts.

Investment Risk

Investors may choose to use the Fund as means of investing indirectly in Canadian crude oil. There are significant risks and hazards inherent in the crude oil industry that may cause the price of crude oil commodities to widely fluctuate.

Correlation Risk

To the extent that investors use the Fund as a means of indirectly investing in Benchmark Component Futures Contracts and Canadian crude oil, there is the risk that the daily changes in the price of the Fund’s shares on the NYSE Arca on a percentage basis, will not closely track the daily changes in the spot prices of the commodities underlying the Benchmark Component Futures Contracts comprising the CCIER on a percentage basis. This could happen if the price of shares traded on the NYSE Arca does not correlate closely with the value of the Fund’s NAV; the changes in the Fund’s NAV do not correlate closely with the changes in the price of the Benchmark Component Futures Contracts; or the changes in the price of the Benchmark Component Futures Contracts do not closely correlate with the changes in the cash or spot price of Canadian crude oil. This is a risk because if these correlations do not exist, then investors may not be able to use the Fund as a cost-effective way to indirectly invest in the Benchmark Component Futures Contracts or in Canadian crude oil or as a hedge against the risk of loss in Canadian crude oil-related transactions.

3

The design of the CCIER is such that every month it is made up of different Benchmark Component Futures Contracts to meet its objective and must be rebalanced on an ongoing basis to reflect the changing composition of the CCIER. In the event of a commodity futures market where near month contracts to expire trade at a higher price than next month contracts to expire, a situation referred to as “backwardation,” then absent the impact of the overall movement in commodity prices, the value of the CCIER would tend to rise as it approaches expiration. As a result, the Fund may benefit because it would be selling more expensive contracts and buying less expensive ones on an ongoing basis. Conversely, in the event of a commodity futures market where near month contracts trade at a lower price than next month contracts, a situation referred to as “contango,” then absent the impact of the overall movement in commodity prices, the value of the CCIER would tend to decline as it approaches expiration. As a result, the Fund’s total return may be lower than might otherwise be the case because it would be selling less expensive contracts and buying more expensive ones. The impact of backwardation and contango may cause the total return of the Fund to vary significantly from the total return of other price references, such as the spot price of the commodities underlying the CCIER. In the event of a prolonged period of contango, and absent the impact of rising or falling commodity prices, this could have a significant negative impact on the Fund’s NAV and total return. The price movements of the Benchmark Component Futures Contracts are hypothetical only and could not actually be achieved by an investor holding crude oil futures contracts. An investment in crude oil futures contracts would need to be rolled forward in order to simulate such a result. Furthermore, the change in the nominal price of these differing crude oil futures contracts, measured from the start of the year to the end of the year, does not represent the actual benchmark results that the Fund seeks to track.

Tax Risk

The Fund is organized and operated as a Delaware statutory trust, in accordance with the provisions of its Trust Agreement and applicable state law, but is taxed in a manner similar to a limited partnership and therefore, has a more complex tax treatment than conventional mutual funds.

Other Risks

The Fund pays fees and expenses that are incurred regardless of whether it is profitable.

Unlike mutual funds, commodity pools or other investment pools that manage their investments in an attempt to realize income and gains and distribute such income and gains to their investors, the Fund generally does not distribute cash to limited partners or other shareholders. You should not invest in the Fund if you will need cash distributions from the Fund to pay taxes on your share of income and gains of the Fund, if any, or for any other reason.

The Fund has no operating history, so there is no performance history to serve as a basis for you to evaluate an investment in the Fund.

You will have no rights to participate in the management of the Fund and will have to rely on the duties and judgment of USCF to manage the Fund.

The Fund is subject to actual and potential inherent conflicts involving USCF, the Fund’s marketing agent, ALPS Distributors, Inc. (the “Marketing Agent”), various commodity futures brokers and “Authorized Participants,” institutional firms that purchase shares in blocks of 50,000 shares called “baskets” through the Fund’s marketing agent. USCF’s officers, directors and employees do not devote their time exclusively to the Fund. USCF’s personnel are directors, officers or employees of other entities that may compete with the Fund for their services, including other commodity pools (funds) that USCF manages. USCF could have a conflict between its responsibilities to the Fund and to those other entities. As a result of these and other relationships, parties involved with the Fund have a financial incentive to act in a manner other than in the best interest of the Fund and the shareholders.

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The Fund’s Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund. You should note that you may pay brokerage fees on purchases and sales of the Fund’s shares, which are not reflected in the table. Authorized Participants will pay applicable creation and redemption fees. See “Creation and Redemption of Shares-Creation and Redemption Transaction Fee,” page 94.

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)

Fees and Expenses
Management Fee(1)	0.65%
Brokerage Fees(2)	0.24%
Other Expenses(3)	0.24%
Expense Waiver(4)	(0.33)%
Total Annual Fund Operating Expenses	0.80%

(1)

The Fund is contractually obligated to pay USCF a management fee based on daily net assets and paid monthly of 0.65% per annum on average net assets. Average daily net assets are calculated daily by taking the average of the total net assets of the Fund over the calendar year, i.e., the sum of daily total net assets divided by the number of calendar days in the year. On days when markets are closed, the total net assets are the total net assets from the last day when the market was open.

(2)

The Fund determined this estimate as follows based on the Fund having two blocks of 50,000 shares (“Creation Baskets”) sold and 100,000 shares outstanding. Assuming the price of a share is $20.00, the Fund would receive $2,000,000 upon the sale of a Creation Basket (100,000 shares multiplied by $20.00). Assuming no change in the settlement price of the contracts, the Fund would be required to sell and purchase positions in 67 futures contracts each month to support shares sold in the Creation Basket ($2,000,000 divided by the total value of the futures contracts at an assumed settlement price for the futures contract of $60,000). Assuming futures commission merchants charge approximately $3.00 per futures contract for each buy or sale, the monthly futures commission merchant commission charge per contract would be approximately $6.00, and the annual futures commission merchant commission charge per contract would be approximately $72.00. Assuming no change in the settlement price of the contracts, the Fund would sell and buy 67 futures contracts each month to support a Creation Basket, which means that the Fund’s annual commission charge per two Creation Baskets without rebalancing would be approximately $4,824 (67 contracts bought and sold * approximately $6.00 per month * 12 months). As a percentage of the total investment of $2,000,000 to support the issuance of two Creation Baskets, the Fund’s annual commission expense would be approximately 0.24% ($4,824 divided by $2,000,000 per annum).

(3)	This consists of the Registration Fee, Independent Directors’ and Officers’ Fees, and fees and expenses associated with tax accounting and reporting.
(4)	USCF has voluntarily agreed to pay certain fees typically borne by the Fund, to the extent that such fees exceed 0.15% of the Fund’s NAV, on an annualized basis. USCF can terminate this agreement at any time in its sole discretion. If this agreement were terminated, the Annual Fund Operating Expenses could increase, which would negatively impact your total return from an investment in the Fund.

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RISK FACTORS INVOLVED WITH AN INVESTMENT IN THE FUND

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus as well as information found in our periodic reports, which include the Trust’s and the Fund’s financial statements and the related notes, that are incorporated by reference. See “Incorporation By Reference of Certain Information”, page [page].

The USCF Canadian Crude Oil Index Fund (the “Fund”) seeks to replicate, to the extent possible, the performance of the Canadian Crude Excess Return Index (the “CCIER”), plus interest income from the Fund’s short-term fixed income holdings, net of expenses. The CCIER is designed to measure the performance of the Canadian crude oil market. To meet this objective The Fund invests in Benchmark Component Futures Contracts and Other Crude Oil-Related Investments (“Crude Oil Interests”) to the fullest extent possible without being leveraged or unable to satisfy its current or potential margin or collateral obligations with respect to its investments in Crude Oil Interests. The Fund will support the margin, collateral and other requirements relating to these investments by investing the remainder of its assets in short-term obligations of the United States of two years or less (“Treasuries”), cash and cash equivalents. The Fund’s investment strategy is designed to provide investors with a means of investing indirectly in Canadian crude oil and to hedge against movements in the spot price of Canadian crude oil. Accordingly, an investment in the Fund involves investment risk similar to a direct investment in Crude Oil Interests. An investment in the Fund also involves correlation risk, which is the risk that investors purchasing shares to hedge against movements in the price of Canadian crude oil will have an efficient hedge only if the price they pay for their shares closely correlates with the price of the Canadian crude oil or Benchmark Component Futures Contracts. In addition to investment risk and correlation risk, an investment in the Fund involves tax risks, OTC risks and other risks.

Investment Risk

The net asset value (“NAV”) of the Fund’s shares relates directly to the value of its investments in accordance with the CCIER and other assets held by the Fund and fluctuations in the prices of these assets could materially adversely affect an investment in the Fund’s shares. Past performance is not necessarily indicative of future results; all or substantially all of an investment in the Fund could be lost.

The investments of the Fund consist primarily of Benchmark Component Futures Contracts and, to a lesser extent, Other Crude Oil-Related Investments, Treasury bills, cash and/or cash equivalents. The NAV of the Fund’s shares relates directly to the value of these investments (less liabilities, including accrued but unpaid expenses), which in turn relates to the market price of the commodities which comprise the CCIER. The CCIER in turn relates to the price of crude oil in the marketplace. Crude oil prices depend on local, regional and global events or conditions that affect supply and demand for oil.

Economic conditions impacting crude oil. The demand for crude oil correlates closely with general economic growth rates. The occurrence of recessions or other periods of low or negative economic growth will typically have a direct adverse impact on crude oil prices. Other factors that affect general economic conditions in the world or in a major region, such as changes in population growth rates, periods of civil unrest, government austerity programs, or currency exchange rate fluctuations, can also impact the demand for crude oil. Sovereign debt downgrades, defaults, inability to access debt markets due to credit or legal constraints, liquidity crises, the breakup or restructuring of fiscal, monetary, or political systems such as the European Union, and other events or conditions that impair the functioning of financial markets and institutions also may adversely impact the demand for crude oil.

Other crude oil demand-related factors. Other factors that may affect the demand for crude oil and therefore its price, include technological improvements in energy efficiency; seasonal weather patterns, which affect the demand for crude oil associated with heating and cooling; increased competitiveness of alternative energy sources that have so far generally not been competitive with oil without the benefit of government subsidies or mandates; and changes in technology or consumer preferences that alter fuel choices, such as toward alternative fueled vehicles.

Other crude oil supply-related factors. Crude oil prices also vary depending on a number of factors affecting supply. For example, increased supply from the development of new oil supply sources and technologies to enhance recovery from existing sources tends to reduce crude oil prices to the extent such supply increases are not offset by commensurate growth in demand. Similarly, increases in industry refining or petrochemical manufacturing capacity may impact the supply of crude oil. World oil supply levels can also be affected by factors that reduce available supplies, such as adherence by member countries to the Organization of the Petroleum Exporting Countries (“OPEC”) production quotas and the occurrence of wars, hostile actions, natural disasters, disruptions in competitors’ operations, or unexpected unavailability of distribution channels that may disrupt supplies. Technological change can also alter the relative costs for companies in the petroleum industry to find, produce, and refine oil and to manufacture petrochemicals, which in turn may affect the supply of and demand for oil.

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Other factors impacting the crude oil market. The supply of and demand for crude oil may also be impacted by changes in interest rates, inflation, and other local or regional market conditions, as well as by the development of alternative energy sources.

Price Volatility May Possibly Cause the Total Loss of Your Investment. Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in the Fund.

Correlation Risk

Investors purchasing shares to hedge against movements in the price of Canadian crude oil will have an efficient hedge only if the return from their shares closely correlates with the return from the CCIER, which in turn, correlates with the price of the Benchmark Component Futures Contracts that comprises the CCIER and the price of crude oil underlyers such as futures contracts. Investing in shares of the Fund for hedging purposes involves the following risks:

•	The market price at which the investor buys or sells shares may be significantly more or less than NAV.

•	Daily percentage changes in NAV may not closely correlate with daily percentage changes in the price of the CCIER.

•	Daily percentage changes in the price of the Benchmark Component Futures Contracts may not closely correlate with daily percentage changes in the price of the crude oil that comprises the CCIER.

The market price at which investors buy or sell shares may be significantly more or less than NAV.

The Fund’s NAV per share will change throughout the day as fluctuations occur in the market value of the Fund’s portfolio investments. The public trading price at which an investor buys or sells shares during the day from their broker may be different from the NAV of the shares. Price differences may relate primarily to supply and demand forces at work in the secondary trading market for shares that are closely related to, but not identical to, the same forces influencing the prices of the crude oil underlying the Benchmark Component Futures Contracts, the Benchmark Component Futures Contracts themselves and the CCIER at any point in time. United States Commodity Funds LLC (“USCF”) expects that exploitation of certain arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track NAV per share closely over time, but there can be no assurance of that.

The NAV of the Fund’s shares may also be influenced by non-concurrent trading hours between the NYSE Arca stock exchange (“NYSE Arca”) and the various futures exchanges on which the Benchmark Component Futures Contracts comprising the CCIER is traded. While the shares trade on the NYSE Arca from 9:30 a.m. to 4:00 p.m. Eastern Time, the trading hours for the futures exchanges on crude oil trades may not necessarily coincide during all of this time. For example, while the shares trade on the NYSE Arca until 4:00 p.m. Eastern Time, liquidity in the crude oil market will be reduced after the close of the New York Mercantile Exchange (the “NYMEX”) at 2:30 p.m. Eastern Time. As a result, during periods when the NYSE Arca is open and the futures exchanges on which crude oil futures are traded are closed, trading spreads and the resulting premium or discount on the shares may widen and, therefore, increase the difference between the price of the shares and the NAV of the shares.

Daily percentage changes in the Fund’s NAV may not correlate with daily percentage changes in the price of the CCIER.

It is possible that the daily percentage changes in the Fund’s NAV per share may not closely correlate to daily percentage changes in the price of the CCIER. Non-correlation may be attributable to disruptions in the market for crude oil, the imposition of position or accountability limits on ownership of futures contracts by regulators or exchanges, or other extraordinary circumstances. If the Fund approaches or reaches position limits with respect to a Benchmark Component Futures Contracts, the Fund may begin investing in Other Crude Oil-Related Investments. In addition, the Fund is not able to replicate exactly the changes in the price of the CCIER because the total return generated by the Fund is reduced by expenses and transaction costs, including those incurred in connection with the Fund’s trading activities, and increased by interest income from the Fund’s holdings of Treasuries and interest bearing accounts. Tracking the CCIER requires trading of the Fund’s portfolio with a view to tracking the CCIER over time and is dependent upon the skills of USCF and its trading principals, among other factors.

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Daily percentage changes in the price of the Benchmark Component Futures Contracts may not correlate with daily percentage changes in the spot price of the corresponding commodity.

The correlation between changes in prices of a Benchmark Component Futures Contract and the spot price of the corresponding crude oil may at times be only approximate. The degree of imperfection of correlation depends upon circumstances such as variations in the speculative commodities market, supply of and demand for the Benchmark Component Futures Contract and Other Crude Oil-Related Investments, and technical influences in futures trading.

The price relationship between the CCIER at any point in time and the futures contracts that will become the Benchmark Component Futures Contracts on the next rebalancing date will vary and may impact both the Fund’s total return and the degree to which its total return tracks that of CCIER.

The design of CCIER is such that every month it is made up of different Benchmark Component Futures Contracts, and the Fund’s investment in Benchmark Component Futures Contracts, if any, must be rebalanced on an ongoing basis to reflect the changing composition of the CCIER. In the event of a crude oil futures market where near month contracts to expire trade at a higher price than next month contracts to expire, a situation referred to as “backwardation,” then absent the impact of the overall movement in crude oil prices, the value of the CCIER would tend to rise as its underlying Benchmark Component Futures Contracts approaches expiration. As a result, the Fund may benefit because it would be selling more expensive contracts and buying less expensive ones on an ongoing basis. Conversely, in the event of a crude oil futures market where near month contracts trade at a lower price than next month contracts, a situation referred to as “contango,” then absent the impact of the overall movement in crude oil prices, the value of the CCIER would tend to decline as its underlying Benchmark Component Futures Contracts approaches expiration. As a result, the Fund’s total return may be lower than might otherwise be the case because it would be selling less expensive contracts and buying more expensive ones. The impact of backwardation and contango may cause the total return of the Fund to vary significantly from the total return of other price references, such as the spot price of the crude oil underlying the Benchmark Component Futures Contracts. In the event of a prolonged period of contango, and absent the impact of rising or falling crude oil prices, this could have a significant negative impact on the Fund’s NAV and total return. See “Additional Information About the Fund, its Investment Objective and Investments” for a discussion of the potential effects of contango and backwardation.

Accountability levels, position limits, and daily price fluctuation limits set by the exchanges have the potential to cause tracking error, which could cause the price of shares to substantially vary from the CCIER.

Futures contracts include typical and significant characteristics. Most significantly, the CFTC and U.S. designated contract markets, such as NYMEX and ICE Futures Europe and ICE Futures U.S. (together, “ICE Futures”), have established accountability levels and position limits on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than as a hedge, which is not applicable to the Fund’s investments) may hold, own or control. The net position is the difference between an individual or firm’s open long contracts and open short contracts in any one commodity. In addition, most U.S.-based futures exchanges limit the daily price fluctuation for futures contracts. Currently, the ICE Futures imposes position and accountability limits that are similar to those imposed by U.S.-based futures exchanges and also limits the maximum daily price fluctuation, while some other non-U.S. futures exchanges have not adopted such limits.

Position limits differ from accountability levels in that they represent fixed limits on the maximum number of futures contracts that any person may hold and cannot allow such limits to be exceeded without express CFTC authority to do so. In addition to accountability levels and position limits that may apply at any time, the Futures Exchanges may impose position limits on contracts held in the last few days of trading in the near month contract to expire. It is unlikely that the Fund will run up against such position limits. The Fund does not typically hold the near month contract in its Benchmark Component Futures Contracts. In addition, the Fund’s investment strategy is to close out its positions during each rebalancing period in advance of the period right before expiration and purchase new contracts. As such, the Fund does not anticipate that position limits that apply to the last few days prior to a contract’s expiration will impact it.

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The CFTC has proposed to adopt limits on speculative positions in certain physical commodity futures and option contracts as well as swaps that are economically equivalent to such contracts in the agriculture, energy and metals markets and rules addressing the circumstances under which market participants would be required to aggregate their positions with other persons under common ownership or control (the “Position Limit Rules”). The Position Limit Rules would, among other things: identify which contracts are subject to speculative position limits; set thresholds that restrict the number of speculative positions that a person may hold in a spot month, individual month, and all months combined; create an exemption for positions that constitute bona fide hedging transactions; impose responsibilities on designated contract markets (“DCMs”) and swap execution facilities (“SEFs”) to establish position limits or, in some cases, position accountability rules; and apply to both futures and swaps across four relevant venues: OTC, DCMs, SEFs as well as certain non-U.S. located platforms.

Subject to certain narrow exceptions, the Position Limit Rules require the aggregation, for purposes of the position limits, of all positions in the 28 Referenced Contracts held by a single entity and its affiliates, regardless of whether such position existed on U.S. futures exchanges, non-U.S. futures exchanges, in cleared swaps or in OTC swaps. As a result, the Fund may be limited with respect to the size of its investments in Benchmark Component Futures Contracts as well as exchange traded futures contracts that are economically identical or substantially similar to the Benchmark Component Futures Contracts, e.g., futures contracts that are based on changes in the price of WTI oil traded on the CME”) (together such futures contracts are “eligible futures contracts”) and Other Crude Oil-Related Investment subject to these limits

The CFTC’s first attempt at finalizing the Position Limit Rules, in 2011, was successfully challenged by market participants in 2012 and, since then, the CFTC has re-proposed them and solicited comments from market participants multiple times. At this time, it is unclear how the Position Limit Rules may affect the Fund, but the effect may be substantial and adverse. By way of example, the Position Limit Rules may negatively impact the ability of the Fund to meet its investment objectives through limits that may inhibit USCF’s ability buy investments that best meet its investment objective and to sell additional Creation Baskets of the Fund.

Until such time as the Position Limit Rules are adopted, the regulatory architecture in effect prior to the adoption of the Position Limit Rules will govern transactions in commodities and related derivatives (collectively, “Referenced Contracts”). Under that system, the CFTC enforces federal limits on speculation in agricultural products (e.g., corn, wheat and soy), while futures exchanges enforce position limits and accountability levels for agricultural and certain energy products (e.g., oil and natural gas). Under the CFTC’s existing position limits requirements, a market participant is generally required to aggregate all positions for which that participant controls the trading decisions with all positions for which that participant has a 10 percent (10%) or greater ownership interest in an account or position, as well as the positions of two or more persons acting pursuant to an express or implied agreement or understanding.

The Fund has not limited the size of its offering and the Fund is committed to utilizing substantially all of its proceeds to enter into Benchmark Component Futures Contracts or to purchase other eligible futures contracts and Other Crude Oil-Related Investments. If the Fund encounters accountability levels, position limits, or price fluctuation limits for eligible futures contracts on the NYMEX or ICE Futures, it may then, if permitted under applicable regulatory requirements, purchase eligible futures contracts on other exchanges that trade the listed applicable commodity futures. In addition, if the Fund exceeds accountability levels on either the NYMEX or ICE Futures and is required by such exchanges to reduce its holdings, such reduction could potentially cause a tracking error between the price of the Fund’s shares and the CCIER

All of these limits may potentially cause a tracking error between the price of the Fund’s shares and the CCIER and, may limit the ability of the Fund to sell additional Creation Baskets. This may in turn prevent investors from being able to effectively use the Fund as a way to hedge against commodity-related losses or as a way to indirectly invest in the a commodities underlying the CCIER.

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Tax Risk

An investor’s tax liability may exceed the amount of distributions, if any, on its shares.

Cash or property will be distributed at the sole discretion of USCF. USCF does not currently intend to make cash or other distributions with respect to shares. Investors will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on their allocable share of the Fund’s taxable income, without regard to whether they receive distributions or the amount of any distributions. Therefore, the tax liability of an investor with respect to its shares may exceed the amount of cash or value of property (if any) distributed.

An investor’s allocable share of taxable income or loss may differ from its economic income or loss on its shares.

Due to the application of the assumptions and conventions applied by the Fund in making allocations for U.S. federal income tax purposes and other factors, an investor’s allocable share of the Fund’s income, gain, deduction or loss may be different than its economic profit or loss from its shares for a taxable year. This difference could be temporary or permanent and, if permanent, could result in it being taxed on amounts in excess of its economic income.

Items of income, gain, deduction, loss and credit with respect to shares could be reallocated, and the Fund could be liable for U.S. federal income tax, if the U.S. Internal Revenue Service (“IRS”) does not accept the assumptions and conventions applied by the Fund in allocating those items, with potential adverse consequences for an investor.

The U.S. tax rules pertaining to entities taxed as partnerships are complex and their application to large, publicly traded entities such as the Fund is in many respects uncertain. The Fund applies certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects shareholders’ economic gains and losses. These assumptions and conventions may not fully comply with all aspects of the Internal Revenue Code (the “Code”) and applicable Treasury Regulations, however, and it is possible that the IRS will successfully challenge the Fund’s allocation methods and require the Fund to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects investors.

The Fund may be liable for U.S. federal income tax on any “imputed understatement” of tax resulting from an adjustment as a result of an IRS audit. The amount of the imputed understatement generally includes increases in allocations of items of income or gains to any investor and decreases in allocations of items of deduction, loss, or credit to any investor without any offset for any corresponding reductions in allocations of items of income or gain to any investor or increases in allocations of items of deduction, loss, or credit to any investor. If the Fund is required to pay any U.S. federal income taxes on any imputed understatement, the resulting tax liability would reduce the net assets of the Fund and would likely have an adverse impact on the value of the shares. Under certain circumstances, the Fund may be eligible to make an election to cause the investors to take into account the amount of any imputed understatement, including any interest and penalties. The ability of a publicly traded partnership such as the Fund to make this election is uncertain. If the election is made, the Fund would be required to provide investors who owned beneficial interests in the shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjusted K-1s”). The investors would be required to take the adjustment into account in the taxable year in which the Adjusted K-1s are issued. For an additional discussion please see “U.S. Federal Income Tax Considerations – Other Tax Matters.”

The Fund could be treated as a corporation for U.S. federal income tax purposes, which may substantially reduce the value of the shares.

The Trust, on behalf of the Fund, has received an opinion of counsel that, under current U.S. federal income tax laws, the Fund will be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that (i) at least 90 percent of the Fund’s annual gross income consists of “qualifying income” as defined in the Code, (ii) the United States Commodity Index Funds Trust (the “Trust”) and the Fund is organized and operated in accordance with its governing agreements and applicable law and (iii) the Trust and the Fund does not elect to be taxed as a corporation for U.S. federal income tax purposes. Although USCF anticipates that the Fund will satisfy the “qualifying income” requirement for all of its taxable years, that result cannot be assured. The Fund has not requested and nor will the Fund request any ruling from the IRS with respect to its classification as a partnership not taxable as a corporation for U.S. federal income tax purposes. If the IRS were to successfully assert that the Fund is taxable as a corporation for U.S. federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to shareholders, the Fund would be subject to tax on its net income for the year at corporate tax rates. In addition, although the Fund currently does not intend to make any distributions with respect to the shares any distributions would be taxable to shareholders as dividend income to the extent of the Fund’s current or accumulated earnings and profits. Subject to holding period and other requirements, any such dividend would be a qualifying dividend subject to U.S. federal income tax at the lower maximum tax rates applicable to long-term capital gains. Taxation of the Trust and the Fund as a corporation could materially reduce the after-tax return on an investment in shares and could substantially reduce the value of the shares.

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The Fund is organized and operated as a Delaware statutory trust in accordance with the provisions of its Trust Agreement and applicable state law, but is taxed in a manner similar to a limited partnership, and therefore, has a more complex tax treatment than conventional mutual funds.

The Fund is organized and operated as a Delaware statutory trust in accordance with the provisions of its Trust Agreement and applicable state law, but is taxed in a manner similar to a limited partnership, and therefore, has a more complex tax treatment than conventional mutual funds. No U.S. federal income tax is paid by the Fund on its income. Instead, the Fund will furnish shareholders each year with tax information on IRS Schedule K-1 (Form 1065) and each U.S. shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss and deduction of the Fund. This must be reported without regard to the amount (if any) of cash or property the shareholder receives as a distribution from the Fund during the taxable year. A shareholder, therefore, may be allocated income or gain by the Fund but receive no cash distribution with which to pay the tax liability resulting from the allocation, or may receive a distribution that is insufficient to pay such liability.

In addition to U.S. federal income taxes, shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Fund does business or owns property or where the shareholders reside. Although an analysis of those various taxes is not presented here, each prospective shareholder should consider their potential impact on its investment in the Fund. It is each shareholder’s responsibility to file the appropriate U.S. federal, state, local and foreign tax returns.

If the Fund is required to withhold tax with respect to any Non-U.S. shareholders, the cost of such withholding may be borne by all shareholders.

Under certain circumstances, the Fund may be required to pay withholding tax with respect to allocations to Non-U.S. shareholders. Although the Trust Agreement provides that any such withholding will be treated as being distributed to the Non-U.S. shareholder, the Fund may not be able to cause the economic cost of such withholding to be borne by the Non-U.S. shareholder on whose behalf such amounts were withheld since the Fund does not intend to make any distributions. Under such circumstances, the economic cost of the withholding may be borne by all shareholders, not just the shareholders on whose behalf such amounts were withheld. This could have a material impact on the value of the shares.

The impact of U.S. tax reform on the Fund is uncertain.

On December 22, 2017, H.R. 1, the bill formerly known as the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), was signed into law. The Tax Act substantially alters the U.S. federal tax system in a variety of ways, including significant changes to the taxation of business entities, the deductibility of interest expense, and the tax treatment of capital investment. We cannot predict with certainty how any changes in the tax laws might affect the U.S. economy or the demand for and the price of commodities. As a result, it is possible that the Tax Act, as well as any U.S. Treasury regulations, administrative interpretations or court decisions interpreting the Tax Act and any future legislation related to tax reform, could have unexpected or negative impacts on the Fund and some or all of its shareholders. Shareholders are urged to consult with their tax advisor regarding tax legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in the Fund.

OTC Derivative Risk

The Fund may enter into multiple OTC derivatives contracts with a counterparty that will provide it with exposure to the Benchmark Component Futures Contracts or other eligible futures contracts, the CCIER, and on the price of crude oil investing in Benchmark Component Futures Contracts. The Fund may, in part, seek to achieve its investment objective through the net exposure of its OTC derivatives contracts.

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As collateral for its obligations under the OTC derivatives contracts, the Fund, for any applicable counterparty, will post assets in an amount equal to the mark to market exposure of such counterparty and in some cases, may agree to post an additional amount of assets to prioritize additional credit protection to its counterparty. Such counterparties will likewise be required to post to the Fund assets in an amount equal to the mark to market exposure of the Fund. The daily marked-to-market value of an OTC derivatives contract will be based upon the performance of a notional investment in the Benchmark Component Futures Contracts or other eligible futures contracts, the CCIER, and on the price of crude oil investing in Benchmark Component Futures Contracts. Subject to the terms and conditions of the applicable OTC derivatives contracts, the Fund may increase or decrease its notional exposure to the Benchmark Component Futures Contracts or other eligible futures contracts, the CCIER, and on the price of crude oil investing in Benchmark Component Futures Contracts, from time to time, as needed to manage share purchases and to fund share redemptions and meet other liquidity needs and such other purposes as the Fund may determine.

The Fund will be subject to credit risk with respect to National Bank of Canada and other counterparties to OTC contracts entered into by the Trust on behalf of the Fund or held by special purpose or structured vehicles.

The Fund faces the risk of non-performance by the counterparties to its OTC derivatives contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions than with respect to futures transactions. Initially, National Bank of Canada (“NBC”) may be the only counterparty to the Fund under its OTC derivatives contracts, though the Fund anticipates that it will enter into agreements with other counterparties in the future. To the extent that the Fund has a limited number of counterparties, such credit risk will be concentrated and not diversified, potentially increasing such risk. A counterparty may not be able to meet its obligations to the Fund, in which case the Fund could suffer significant losses on these contracts including not only nonpayment under the contracts, but also due to the failure to return any collateral that may have been posted to such counterparty in excess of amounts due to the counterparty.

If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. The Trust on behalf of the Fund may obtain only limited recovery or may obtain no recovery in such circumstances.

Valuing OTC derivatives may be less certain than actively traded financial instruments.

In general, valuing OTC derivatives contracts is less certain than valuing actively traded financial instruments such as exchange traded futures contracts and securities or cleared swaps because the price and terms on which such OTC derivatives contracts are entered into or can be terminated are individually negotiated, and those prices and terms may not reflect the best price or terms available from other sources. In addition, while market makers and dealers generally quote indicative prices or terms for entering into or terminating OTC derivatives contracts, they typically are not contractually obligated to do so, particularly if they are not a party to the transaction. As a result, it may be difficult to obtain an independent value for an outstanding OTC derivatives transaction.

Other Risks

Certain of the Fund’s investments could be illiquid, which could cause large losses to investors at any time or from time to time.

Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as a foreign government taking political actions that disrupt the market for its currency, its crude oil production or exports, or another major export, can also make it difficult to liquidate a position. Because Benchmark Component Futures Contracts may be illiquid, the Fund’s Crude Oil Interests may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated. The large size of the positions that the Fund may acquire increases the risk of illiquidity both by making its positions more difficult to liquidate and by potentially increasing losses while trying to do so.

OTC derivatives contracts that are not subject to clearing may be even less marketable than futures contracts because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, they are not transferable without the consent of the counterparty. These conditions make such contracts less liquid than standardized futures contracts traded on a commodities exchange and could adversely impact the Fund’s ability to realize the full value of such contracts. In addition, even if collateral is used to reduce counterparty credit risk, sudden changes in the value of OTC transactions may leave a party open to financial risk due to a counterparty default since the collateral held may not cover a party’s exposure on the transaction in such situations.

12

The Fund is not actively managed and tracks the CCIER during periods in which the price of the Benchmark Component Futures Contracts are flat or declining, as well as when the price is rising.

The Fund is not actively managed by conventional methods. Accordingly, if the Fund’s investments in Crude Oil Interests are declining in value, the Fund will not close out such positions except in connection with paying the proceeds to an Authorized Participant upon the redemption of basket or closing out futures positions in connection with the monthly change in the Benchmark Component Futures Contracts. USCF will seek to cause the NAV of the Fund’s shares to track the CCIER during periods in which the price is flat or declining as well as when the price is rising.

The NYSE Arca may halt trading in the Fund’s shares, which would adversely impact an investor’s ability to sell shares.

The Fund’s shares are listed for trading on the NYSE Arca under the market symbol “UCCO.” Trading in shares may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Fund’s shares will continue to be met or will remain unchanged.

The liquidity of the shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the shares.

In the event that one or more Authorized Participants which have substantial interests in the shares withdraw from participation, the liquidity of the shares will likely decrease, which could adversely affect the market price of the shares and result in investors incurring a loss on their investment.

Shareholders that are not Authorized Participants may only purchase or sell their shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the shares.

Only Authorized Participants may create or redeem Redemption Baskets. All other investors that desire to purchase or sell shares must do so through the NYSE Arca or in other markets, if any, in which the shares may be traded. Shares may trade at a premium or discount to NAV per share.

The lack of an active trading market for the Fund shares may result in losses on an investor’s investment in the Fund at the time the investor sells the shares.

Although the Fund’s shares are listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the shares will be maintained. If an investor needs to sell shares at a time when no active trading market for them exists, the price the investor receives upon sale of the shares, assuming they were able to be sold, likely would be lower than if an active market existed.

The Fund will rely on Auspice in connection with the calculation of the CCIER and if Auspice were unable to carry out its responsibilities, it could adversely affect the Fund.

Auspice Capital Advisors Ltd., is a corporation incorporated under the laws of the Province of Alberta. Auspice is the owner of the CCIER. Auspice granted a license to use the CCIER to USCF in connection with the Fund and other USCF funds. The CCIER is calculated and published independently by NYSE Arca. Auspice will provide consulting and other services relating to the calculation of the CCIER and the selection of the Benchmark Component Futures Contracts, and advice regarding the markets for and trading in Canadian crude oil and related interests.

Auspice is registered as (among other registrations) a portfolio manager and investment fund manager in the Province of Alberta and a commodity trading manager and investment fund manager in the Province of Ontario. Auspice is also registered as a commodity trading advisor. Auspices’ core expertise is managing commodity risk and designing and executing systematic trading strategies. Its business functions include management of investment funds and the creation of commodity based indices.

If Auspice were unable to carry out its present responsibilities, it may have an adverse effect on the Fund.

13

The USCF LLC Agreement provides limited authority to the Non-Management Directors, and any Director of USCF may be removed by USCF’s parent company, which is wholly owned by Concierge, a controlled public company where the majority of shares are owned by Nicholas Gerber along with certain other family members and certain other shareholders.

USCF’s Board of Directors (the “Board”) currently consists of four Management Directors, each of whom are also executive officers or employees of USCF (“Management Directors”), and three Non-Management Directors, each of whom are considered independent for purposes of applicable NYSE Arca and Securities and Exchange Commission (“SEC”) rules. Under USCF’s Sixth Amended and Restated Limited Liability Company Agreement of USCF, dated as of May 15, 2015 (as amended from time to time), the (“LLC Agreement”), the Non-Management Directors have only such authority as the Management Directors expressly confer upon them, which means that the Non-Management Directors may have less authority to control the actions of the Management Directors than is typically the case with the independent members of a company’s Board. In addition, any Director may be removed by written consent of Wainwright Holdings, Inc. (“Wainwright”), which is the sole member of USCF. The sole shareholders of Wainwright is Concierge Technologies Inc., a company publicly traded under the ticker symbol “CNCG” (“Concierge”). Mr. Nicholas Gerber along with certain family members and certain other shareholders, own the majority of the shares in Concierge, which is the sole shareholders of Wainwright, the sole member of USCF. Accordingly, although USCF is governed by the Board, which consists of both Management Directors and Non-Management Directors, pursuant to the LLC Agreement, it is possible for Mr. Gerber to exercise his indirect control of Wainwright to effect the removal of any Director (including the Non-Management Directors which comprise the Audit Committee) and to replace that Director with another Director. Having control in one person could have a negative impact on USCF and the Fund, including their regulatory obligations.

There is a risk that the Fund will not earn trading gains sufficient to compensate for the fees and expenses that it must pay and as such the Fund may not earn any profit.

The Fund is contractually obligated to pay a management fee to USCF, fees to brokers subject to a cap, and certain expenses regardless of whether the Fund’s activities are profitable. Accordingly, the Fund must earn trading gains sufficient to compensate for these fees and expenses before it can earn any profit.

Fewer representative commodities may result in greater CCIER volatility.

The CCIER is solely based on crude oil futures contracts. Investors should be aware that other commodities indices are more diversified in terms of both the number and variety of commodities included. Concentration in Crude Oil Interests may result in a greater degree of volatility in the CCIER and the NAV of the Fund which tracks the CCIER under specific market conditions and over time.

Regulation of the commodity interests and energy markets is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect the Fund.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and futures exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. Regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. In addition, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the commodities markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Fund is impossible to predict, but it could be substantial and adverse.

An investment in the Fund may provide little or no diversification benefits. Thus, in a declining market, the Fund may have no gains to offset losses from other investments, and an investor may suffer losses on an investment in the Fund while incurring losses with respect to other asset classes.

Historically, Crude Oil Interests have generally been non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is a low statistically valid relationship between the performance of futures and other commodity interest transactions, on the one hand, and stocks or bonds, on the other hand.

However, there can be no assurance that such non-correlation will continue during future periods. If, contrary to historic patterns, the Fund’s performance were to move in the same general direction as the financial markets, investors will obtain little or no diversification benefits from an investment in the Fund’s shares. In such a case, the Fund may have no gains to offset losses from other investments, and investors may suffer losses on their investment in the Fund at the same time they incur losses with respect to other investments.

14

Variables such as drought, floods, weather, embargoes, tariffs and other political events may have a larger impact on commodity prices and commodity-linked instruments, including Crude Oil Interests, than on traditional securities. These additional variables may create additional investment risks that subject the Fund’s investments to greater volatility than investments in traditional securities.

Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. There is no historical evidence that the spot price of a commodity and prices of other financial assets, such as stocks and bonds, are negatively correlated. In the absence of negative correlation, the Fund cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

The Trust is not a registered investment company so shareholders do not have the protections of the 1940 Act.

The Trust is not an investment company subject to the Investment Company Act of 1940 (“1940 Act”). Accordingly, investors do not have the protections afforded by that statute, which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

Trading in international markets could expose the Fund to credit and regulatory risk.

The Fund will invest primarily in the Benchmark Component Futures Contracts, some of which are traded on ICE Futures Europe, outside the United States. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. Trading in non-U.S. markets also leaves the Fund susceptible to swings in the value of the local currency against the U.S. dollar. Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

Regulation of the commodity interests markets is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect the Fund.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and futures exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. Regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. In addition, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the commodities markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Fund is impossible to predict, but it could be substantial and adverse.

The Fund has no operating history so there is no performance history to serve as a basis for you to evaluate an investment in the Fund.

The Fund is new and has no operating history. Therefore, you do not have the benefit of reviewing the past performance of the Fund as a basis to evaluate an investment in the Fund. The Sponsor’s current experience involves managing the Related Public Funds. The Sponsor’s results with the Related Public Funds may not be directly applicable to the Fund since the Fund has a different investment objective than the Related Public Funds.

The Fund and USCF may have conflicts of interest, which may permit them to favor their own interests to the detriment of shareholders.

The Fund is subject to actual and potential inherent conflicts involving USCF, various commodity futures brokers, OTC counterparties, the Fund’s marketing agent, ALPS Distributors, Inc. (the “Marketing Agent”) and any Authorized Participants. USCF’s officers, directors and employees do not devote their time exclusively to the Fund. These persons are directors, officers or employees of other entities that may compete with the Fund for their services. They could have a conflict between their responsibilities to the Fund and to those other entities. As a result of these and other relationships, parties involved with the Fund have a financial incentive to act in a manner other than in the best interests of the Fund and the shareholders. USCF has not established any formal procedure to resolve conflicts of interest. Consequently, investors are dependent on the good faith of the respective parties subject to such conflicts of interest to resolve them equitably. Although USCF attempts to monitor these conflicts, it is extremely difficult, if not impossible, for USCF to ensure that these conflicts do not, in fact, result in adverse consequences to the shareholders.

15

The Fund may also be subject to certain conflicts with respect to the Futures Commission Merchant (“FCM”), including, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, or purchasing opposite or competing positions on behalf of third party accounts traded through the FCM. In addition, USCF’s principals, officers, directors or employees may trade futures and related contracts for their own account. A conflict of interest may exist if their trades are in the same markets and at the same time as the Fund trades using the clearing broker to be used by the Fund. A potential conflict also may occur if USCF’s principals, officers, directors or employees trade their accounts more aggressively or take positions in their accounts which are opposite, or ahead of, the positions taken by the Fund.

USCF’s officers, directors and employees do not devote their time exclusively to the Fund and could have a conflict between their responsibilities to the Fund and to the Related Public Funds.

The Fund and USCF may have inherent conflicts to the extent USCF attempts to maintain the Fund’s asset size in order to preserve its fee income and this may not always be consistent with the Fund’s objective of having the value of its shares’ NAV track changes in the value of the Index.

USCF’s officers, directors and employees do not devote their time exclusively to the Fund. For example, USCF’s directors, officers and employees act in such capacity for other entities, including the Related Public Funds, that may compete with the Fund for their services. Accordingly, they could have a conflict between their responsibilities to the Fund and to other entities.

USCF has sole current authority to manage the investments and operations of the Fund. This authority to manage the investments and operations of the Fund may allow USCF to act in a way that furthers its own interests in conflict with the best interests of investors. Shareholders have very limited voting rights, which will limit the ability to influence matters such as amending the Trust Agreement, changing the Fund’s basic investment objective, dissolving the Fund, or selling or distributing the Fund’s assets.

The Fund and NBC may have conflicts of interest, which may permit NBC to favor its own interests to the detriment of Fund shareholders.

NBC may be a significant Fund shareholder and to the extent it determines to buy, sell or engage in other transactions relating to the Fund’s Shares or exercise any of its rights relating to the Shares, it could negatively impact the value of the Shares held by other Fund Shareholders.

In addition, NBC may be a counterparty to the Fund under its OTC derivatives contracts and may also purchase opposite or competing positions in the Benchmark Component Futures contracts, other eligible futures contracts, or other Crude Oil-Related Interests. The Fund’s Custodian may also invest significant amounts of the Fund’s cash in NBC deposit accounts. As a result, NBC may have conflicts of interest, which may permit it to favor its own interests to the detriment of other shareholders.

NBC may also engage in transactions with other entities that may compete with the Fund for its products or may itself engage in other transactions or offer products that compete with or could adversely impact the value of the Fund’s shares. As a result, NBC could have a conflict between meeting its contractual and other obligations to the Fund as well as to the transactions with and responsibilities to other entities.

USCF has not established any formal procedure to resolve NBC conflicts of interest. Consequently, investors are dependent on the good faith of the respective parties subject to such conflicts of interest to resolve them equitably. Although USCF attempts to monitor these conflicts, it is extremely difficult, if not impossible, for USCF to ensure that these conflicts do not, in fact, result in adverse consequences to the Fund’s shareholders.

16

The Fund and Auspice may have conflicts of interest, which may permit Auspice to favor its own interests to the detriment of Fund shareholders.

Auspice may have conflicts of interest, which may permit it to favor its own interests to the detriment of shareholders. Auspice’s officers, directors and employees do not devote their time exclusively to the Fund or the management of the CCIER. These persons are directors, officers or employees of other entities that may compete with the Fund for their services. They could have a conflict between their responsibilities to the Fund and to those other entities.

In particular, we note that Auspice is the management trustee of two Canadian ETFs, the Auspice Canadian Crude Oil Index ETF, which has an investment objective similar to the Fund, and the Canadian Natural Gas Index ETF, both of which are listed on the Toronto Stock Exchange (together, the “Auspice Related Funds”). Accordingly, Auspice’s officers, directors and employees could have a conflict between their responsibilities to the Fund and the Auspice Related Funds. USCF has sole current authority to manage the investments and operations of the Fund. It has delegated certain marketing functions with respect to the Fund to Auspice. Auspice may act in a way that furthers its own interests in conflict with the best interests of investors.

As a result of these and other relationships, parties involved with Auspice may have a financial incentive to act in a manner other than in the best interests of the Fund and the shareholders. USCF has not established any formal procedure to resolve Auspice conflicts of interest. Consequently, investors are dependent on the good faith of the respective parties subject to such conflicts of interest to resolve them equitably. Although USCF attempts to monitor these conflicts, it is extremely difficult, if not impossible, for USCF to ensure that these conflicts do not, in fact, result in adverse consequences to the shareholders.

Investors cannot be assured of the continuation of the agreement between Auspice and USCF for use of the CCIER, and discontinuance of the CCIER may be detrimental to the Fund.

Investors cannot be assured that the agreement between Auspice and USCF for use of the CCIER will continue for any length of time. Should the agreement between Auspice and USCF for use of the CCIER be terminated, USCF will be required to find a replacement index, which may have an adverse effect on the Fund.

Shareholders have only very limited voting rights and have the power to replace USCF only under specific circumstances. Shareholders do not participate in the management of the Fund and do not control USCF, so they do not have any influence over basic matters that affect the Fund.

Shareholders have very limited voting rights with respect to the Fund’s affairs and have none of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring “oppression” or “derivative” actions). Shareholders may elect a replacement sponsor only if USCF resigns voluntarily or loses its corporate charter. Shareholders are not permitted to participate in the management or control of the Fund or the conduct of its business. Shareholders must therefore rely upon the duties and judgment of USCF to manage the Fund’s affairs. For example, the dissolution or resignation of USCF would cause the Fund to terminate unless, within 90 days of the event, shareholders holding shares representing at least 66 2/3% of the outstanding shares of the Fund elect to continue the Trust and appoint a successor sponsor. In addition, USCF may terminate the Fund if it determines that the Fund’s aggregate net assets in relation to its operating expenses make the continued operation of the Fund unreasonable or imprudent. However, no level of losses will require USCF to terminate the Fund. The Fund’s termination would result in the liquidation of its assets and the distribution of the proceeds thereof, first to creditors and then to the shareholders in accordance with their positive book capital account balances, after giving effect to all contributions, distributions and allocations for all periods, and the Fund could incur losses in liquidating its assets in connection with a termination.

The Fund could terminate at any time and cause the liquidation and potential loss of an investor’s investment and could upset the overall maturity and timing of an investor’s investment portfolio.

The Fund could terminate at any time, regardless of whether that the Fund has incurred losses, subject to the terms of the Trust Agreement. In particular, unforeseen circumstances, including the adjudication of incompetence, bankruptcy, dissolution, or removal of USCF as the sponsor of the Trust could cause the Fund to terminate unless a successor is appointed in accordance with the Trust Agreement. However, no level of losses will require USCF to terminate the Fund. The Fund’s termination would cause the liquidation and potential loss of an investor’s investment. Termination could also negatively affect the overall maturity and timing of an investor’s investment portfolio.

17

The Fund does not expect to make cash distributions.

The Fund intends to reinvest any realized gains in additional Crude Oil Interests rather than distributing cash to shareholders. Therefore, unlike mutual funds, commodity pools or other investment pools that actively manage their investments in an attempt to realize income and gains from their investing activities and distribute such income and gains to their investors, the Fund generally does not expect to distribute cash. An investor should not invest in the Fund if the investor will need cash distributions from the Fund to pay taxes on its share of income and gains of the Fund, if any, or for any other reason. Nonetheless, although the Fund does not intend to make cash distributions, the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its underlying investments in Crude Oil Interests and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax. If this income becomes significant then cash distributions may be made.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the Fund’s NAV.

If a substantial number of requests for redemption of Redemption Baskets are received by the Fund during a relatively short period of time, the Fund may not be able to satisfy the requests from Fund assets not committed to trading. As a consequence, it could be necessary to liquidate positions in the Fund’s trading positions before the time that the trading strategies would otherwise dictate liquidation.

Money Market Reform

The SEC adopted amendments to Rule 2a-7 under the Investment Company Act of 1940, which became effective in 2016, to reform money market funds (“MMFs”). While the new rule applies only to MMFs, it may indirectly affect institutional investors such as the Fund. A portion of the Fund’s assets that are not used for margin or collateral in the futures contracts currently are invested in government MMFs. The Fund does not hold any non-government MMFs and, particularly in light of recent changes to the rule governing the operation of MMFs, does not anticipate investing in any non-government MMFs. However, if the Fund invests in other types of MMFs besides government MMFs in the future, the Fund could be negatively impacted by investing in an MMF that does not maintain a stable $1.00 NAV or that has the potential to impose redemption fees and gates (temporary suspension of redemptions).

As the regulatory requirements are constantly evolving, it is difficult to predict the effect any regulatory changes may have on the Fund.

The failure or bankruptcy of a clearing broker could result in a substantial loss of the Fund’s assets and could impair the Fund in its ability to execute trades.

In the event of the bankruptcy of a clearing broker or an Exchange’s clearing house, the Fund could be exposed to a risk of loss with respect to its assets that are posted as margin. If such a bankruptcy were to occur, the Fund would be afforded the protections granted to customers of an FCM, and participants to transactions cleared through a clearing house, under the United States Bankruptcy Code and applicable CFTC regulations. Such provisions generally provide for a pro rata distribution to customers of customer property held by the bankrupt FCM or an Exchange’s clearing house if the customer property held by the FCM or the Exchange’s clearing house is insufficient to satisfy all customer claims. In any case, there can be no assurance that these protections will be effective in allowing the Fund to recover all, or even any, of the amounts it has deposited as margin.

In addition, to the extent the Fund’s clearing broker is required to post the Fund’s assets as margin to a clearinghouse, the margin will be maintained in an omnibus account containing the margin of all the clearing broker’s customers. If the Fund’s clearing broker defaults to a clearinghouse because of a default by one of the clearing broker’s other customers or otherwise, then the clearinghouse can look to all of the margin in the omnibus account, including margin posted by the Fund and any other non-defaulting customers of the clearing broker to satisfy the obligations of the clearing broker.

From time to time, clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear the Fund’s trades.

18

CFTC regulations impose several requirements on FCMs that are designed to protect customers, including mandating certain customer protections, risk management programs, internal monitoring and controls, capital and liquidity standards, customer disclosures and auditing and 20 examination programs. There can be no assurance of these regulations will prevent losses to, or not materially adversely affect, the Fund or its investors.

Notwithstanding that the Fund could sustain losses upon the failure or bankruptcy of its FCM, the majority of the Fund’s assets is held in Treasuries, cash and/or cash equivalents with Brown Brothers Harriman & Co. (the “Custodian”) and would not be impacted by the bankruptcy of an FCM.

The failure or bankruptcy of the Fund’s Custodian could result in a substantial loss of the Fund’s assets and could impair the Fund in its ability to execute trades.

The failure or bankruptcy of the Fund’s Custodian could result in a substantial loss of the Fund’s assets.

The majority of the Fund’s assets are held in Treasuries, cash and/or cash equivalents with Brown Brothers Harriman & Co., Inc. (the “Custodian”). The insolvency of the Custodian could result in a complete loss of the Fund’s assets held by that Custodian, which, at any given time, would likely comprise a substantial portion of the Fund’s total assets. In addition, pursuant to its Benchmark OTC Derivatives Contracts with its counterparties, margin posted for the Fund’s benefit will be held in the Fund’s account with its Custodian. The insolvency of the Custodian could result in a loss of the Fund’s assets held and margin held for its benefit by the Custodian, which, at any given time, could comprise a substantial portion of the Fund’s total assets.

The failure or insolvency of the Fund’s OTC derivatives counterparties could result in a substantial loss of the Fund’s assets and could impact the ability of the Fund to execute trades.

To the extent that any derivatives counterparty fails or becomes insolvent, the Fund may lose all of the collateral it posts with such counterparty to secure the Fund’s exposure to such counterparty , and the Fund may not be able to locate a counterparty that would be willing to enter into a replacement Component Futures contracts with the Fund, and if it did, it may be required to pay such counterparty to take on the exposure previously borne by such insolvent counterparty.

Investors cannot be assured of Auspice’s continued services, and discontinuance may be detrimental to the Fund.

Investors cannot be assured that Auspice will be willing or able to continue to service the Fund for any length of time. Auspice provides consulting services to the Fund on a contractual basis pursuant to a licensing agreement and an advisory agreement. If Auspice discontinues its activities on behalf of the Fund, the Fund may be adversely affected.

The liability of USCF and the Trustee are limited, and the value of the shares will be adversely affected if the Fund is required to indemnify the Trustee or USCF.

Under the Trust Agreement, the Trustee and USCF are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or USCF or breach by USCF of the Trust Agreement, as the case may be. As a result, USCF may require the assets of the Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of the Fund and the value of its shares.

Although the shares of the Fund are limited liability investments, certain circumstances such as bankruptcy or indemnification of the Fund by a shareholder will increase the shareholder’s liability.

The shares of the Fund are limited liability investments; shareholders may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Agreement. In addition, a number of states do not have “statutory trust” statutes such as the Delaware statutes under which the Trust has been formed in the State of Delaware. It is possible that a court in such state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. Finally, in the event the Trust or the Fund is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any shareholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust or the Fund, as applicable, such shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust or the Fund, as applicable, for all such liability and expense incurred, including attorneys’ and accountants’ fees.

19

The Fund is a series of the Trust and, as a result, a court could potentially conclude that the assets and liabilities of the Fund are not segregated from those of another series of the Trust, thereby potentially exposing assets in the Fund to the liabilities of another series of the Trust.

The Fund is a series of a Delaware statutory trust and not itself a separate legal entity. The Delaware Statutory Trust Act provides that if certain provisions are included in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records and are accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred by a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof. Conversely, none of the debts, liabilities, obligations and expenses incurred with respect to any other series thereof shall be enforceable against the assets of such series. USCF is not aware of any court case that has interpreted the Inter-Series Limitation on Liability (as described in detail below) or provided any guidance as to what is required for compliance. USCF intends to maintain separate and distinct records for the Fund and account for the Fund separately from any other series of the Trust, but it is possible a court could conclude that the methods used do not satisfy the Delaware Statutory Trust Act, which would potentially expose assets in one series to the liabilities of another series of the Trust.

USCF and the Trustee are not obligated to prosecute any action, suit or other proceeding in respect of the Fund’s property.

Neither USCF nor the Trustee is obligated to, although each may in its respective discretion, prosecute any action, suit or other proceeding in respect of the Fund’s property. The Trust Agreement does not confer upon shareholders the right to prosecute any such action, suit or other proceeding.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that USCF has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

It is possible that third parties might utilize the Fund’s intellectual property or technology, including the use of its business methods, trademarks and trading program software, without permission. USCF has a patent for the Fund’s business method and has registered its trademarks. The Fund does not currently have any proprietary software. However, if it obtains proprietary software in the future, any unauthorized use of the Fund’s proprietary software and other technology could also adversely affect its competitive advantage. The Fund may not have adequate resources to implement procedures for monitoring unauthorized uses of its patents, trademarks, proprietary software and other technology. Also, third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of USCF or claim that USCF has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, USCF may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if USCF is successful and regardless of the merits, may result in significant costs, divert its resources from the Fund, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

With the increased use of technologies such as the internet and the dependence on computer systems to perform necessary business functions, the Fund is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of the Fund’s clearing broker or third party service provider (including, but not limited to, index providers, the administrator and transfer agent, the custodian), have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of the Fund’s shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. The Fund and its shareholders could be negatively impacted as a result. While the Fund has established business continuity plans, there are inherent limitations in such plans.

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ADDITIONAL INFORMATION ABOUT THE FUND, ITS INVESTMENT OBJECTIVE AND INVESTMENTS

The Fund is a series of the Trust. The Trust operates pursuant to the terms of the Fourth Amended and Restated Declaration of Trust and Trust Agreement dated as of December 15, 2017 (“Trust Agreement”) which grants full management control of the Fund to USCF. The Trust Agreement is posted on the Fund’s website at www.uscfinvestments.com. The Fund maintains its main business office at 1999 Harrison Street, Suite 1530, Oakland, California 94612.

The Fund will seek to achieve its investment objective by investing in Benchmark Component Futures Contracts and may also invest in other eligible futures contracts. Thereafter, in view of regulatory requirements and market conditions and if the Fund has invested to the fullest extent possible in the exchange-traded futures contracts described above, the Fund may then enter into (i) cleared swap contracts based on the Benchmark Component Futures Contracts, (ii) cash-settled, uncleared over-the-counter (“OTC”) derivatives contracts (specifically, swaps, forwards and options) based on the price of the Benchmark Component Futures Contracts, eligible futures contracts, the return on the CCIER or on the price of the crude oil underlying the Benchmark Component Futures Contracts, or (iii) exchange-traded options on the Benchmark Component Futures Contracts. The foregoing investments, other than the Benchmark Component Futures Contracts and other eligible futures contracts, are referred to collectively as “Other Crude Oil-Related Investments”. Market conditions that USCF currently anticipates could cause the Fund to invest in Other Crude-Oil Related Investments include those allowing the Fund to obtain greater liquidity, to execute transactions with more favorable pricing, or if the Fund or USCF exceeds position limits or accountability levels established by an exchange. The Fund will support the margin, collateral and other requirements relating to its investments in exchange-traded futures contracts and Other Crude Oil-Related Investments by holding the remaining amounts of its assets in Treasuries, cash and cash equivalents. The daily holdings of the Fund are available on the Fund’s website at www.uscfinvestments.com.

The Fund seeks to invest in a combination of Crude Oil Interests such that the daily changes in its NAV, measured in percentage terms, will closely track the changes in the price of the CCIER, also measured in percentage terms. As a specific benchmark, USCF endeavors to place the Fund’s trades in Crude Oil-Related Interests and otherwise manage the Fund’s investments so that “A” will be plus/minus 10 percent (10%) of “B”, where:

•	A is the average daily percentage change in the Fund’s per share NAV for any period of 30 successive valuation days, i.e. any NYSE Arca trading day as of which the Fund calculates its per share NAV; and

•	B is the average daily percentage change in the price of the CCIER over the same period.

USCF believes that market arbitrage opportunities will cause the daily changes in the Fund’s share price on the NYSE Arca on a percentage basis to closely track the daily changes in the Fund’s per share NAV on a percentage basis. USCF further believes that the daily changes in the Fund’s NAV in percentage terms will closely track the daily changes in percentage terms in the CCIER, plus interest income from the Fund’s short-term fixed income holdings, less the Fund’s expenses.

USCF employs a “neutral” investment strategy in order to track changes in the CCIER regardless of whether the CCIER goes up or goes down. The Fund’s “neutral” investment strategy is designed to permit investors generally to purchase and sell the Fund’s shares for the purpose of investing indirectly in the Canadian crude oil market in a cost-effective manner, and/or to permit participants in the Canadian crude oil or other industries to hedge the risk of losses in crude oil-related transactions. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the crude oil market and/or the risks involved in hedging may exist. In addition, an investment in the Fund involves the risks that the daily changes in the price of the Fund’s shares, in percentage terms, will not accurately track the daily changes in the CCIER, in percentage terms, and that daily changes in the CCIER, in percentage terms, will not closely correlate with daily changes in the spot prices of the commodities underlying the CCIER, in percentage terms.

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What is the CCIER?

The CCIER is a single-commodity index designed to be an investment benchmark for Canadian crude oil and targets a three month rolling position in crude oil. To create a price representative of Canadian crude oil the index uses two futures contracts: a fixed price contract, which represents the price of crude oil at Cushing in Oklahoma, and a basis differential contract, which represents the difference in price between Cushing and Canada. Together these create a fixed price for Canadian crude oil. The CCIER is calculated based on daily returns of prices published by the ICE for: (i) the ICE Crude Diff - TMX WCS 1B Index Future (the “WCS Futures”); and (ii) the ICE WTI Crude Futures (the “WTI Futures”) (the “Benchmark Component Futures Contracts”). The CCIER attempts to maximize backwardation and minimize contango while utilizing contracts in liquid portions of the futures curve.

Index Component Specifications

Component	Name	Symbol	Exchange	Contract Size	Price Quote
Fixed Price Contract	ICE® WTI Crude Future	T	ICE®	1000 bbl	USD/bbl
Basis Differential Contract	ICE® Crude Diff – WCS TMX 1b Index Future	TDX	ICE®	1000 bbl	USD/bbl

Designated Relevant Contracts

The Benchmark Component Futures Contract at the beginning of each month is outlined in the following table.

Benchmark Component Futures Contract Table

Contract	1st Nearest	2nd Nearest	3rd Nearest	4th Nearest
January	G	H	J	K
February	H	J	K	M
March	J	K	M	N
April	K	M	N	Q
May	M	N	Q	U
June	N	Q	U	V
July	Q	U	V	X
August	U	V	X	Z
September	V	X	Z	F
October	X	Z	F	G
November	Z	F	G	H
December	F	G	H	J

Month Codes

Month	Month Code	Month	Month Code
January	F	July	N
February	G	August	Q
March	H	September	U
April	J	October	V
May	K	November	X
June	M	December	Z
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Currently, the CCIER tracks its Benchmark Component Futures Contracts according to the following schedule:

Canadian Crude Oil Index (CCI)
Current Month	First Nearest	Second Nearest	Third Nearest	Fourth Nearest
January	February	March	April	May
February	March	April	May	June
March	April	May	June	July
April	May	June	July	August
May	June	July	August	September
June	July	August	September	October
July	August	September	October	November
August	September	October	November	December
September	October	November	December	January
October	November	December	January	February
November	December	January	February	March
December	January	February	March	April

For more detail, please refer to “Additional Information About the CCIER and the Fund’s Trading Program” on page 95.

Rolling Period

The Benchmark Component Futures Contracts must be rolled from the specified delivery month to the next applicable delivery month before the contract requires the holder to accept delivery of a physical commodity on maturity.

The roll period will be from the first Business Day of a month to the Business Day that corresponds with the expiration of either the first nearest WCS Futures Contract or the first nearest WTI Futures Contract (whichever contract expires first). Such period will vary from month-to-month but is typically between 10 and 14 Business Days.

Business Day Convention

For the purposes of these indices, a Business Day is any day on which the Intercontinental Exchange (“ICE”) exchange is open and publishes a Contract Settlement Price for each of the Designated Relevant Contracts, the NYMEX is open and publishes an official settlement price for WTI Crude Futures, the Banks in Canada and the US are open and have the ability to settle foreign exchange transactions, and the NYSE is open and publishes closing prices.

For more detail, please refer to the Contract Roll Period and Weights Section in “Additional Information About the CCIER and the Fund’s Trading Program” on page 95.

The table and chart below show the hypothetical performance of the CCIER from [December 31, 2011 through December 31, 2017].

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT THE FUND WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

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ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

Since the CCIER was launched on [Date], there is only actual performance history of the CCIER from that date to present. However, the components of the CCIER and the weighting of the components of the CCIER are established each month based on purely quantitative data that is not subject to revisions based on other external factors. This data is available for periods prior to [Date]. As a result, the table below reflects how the CCIER would have performed from December 31, 2011 through December 31, 2017 had it been in effect during such time period. The performance data does not reflect any reinvestment or distribution profits, commission charges, management fees or other expenses that would have been incurred in connection with operating and managing a commodity pool designed to track the CCIER. Such fees and expenses would reduce the performance returns shown in the table below.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Hypothetical Performance Results for the CCIER for the period from [December 31, 2011 through December 31, 2017]

Year	Ending Level*	Annual Return
2011	1,093.0260	3.14%
2012	790.7748	-27.65%
2013	1,037.6285	31.22%
2014	572.8502	-44.79%
2015	303.6304	-47.00%
2016	334.5750	10.19%
2017	375.1092	12.12%

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PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

CCIER Year-Over-Year

Hypothetical Total Returns ([12/31/11-12/31/17])

The following table compares the hypothetical total return of the CCIER in comparison with the actual total return of WTI spot and Canadian crude oil spot prices as represented by the CCI (not including storage and other costs) from December 31, [2011] through December 31, [2017].

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Hypothetical and Historical Results for the period from December 31, [2011] through December 31, [2017]
	CCIER	WTI	CCI
Total return	-54.11%	-38.26%	-35.90%
Average annual return (total)	-8.38%	-3.72%	-0.38%
Annualized volatility	39.87%	29.54%	41.59%
Annualized Sharpe ratio	-22.05%	-13.97%	-1.91%

The table above shows the performance of the CCIER from December 31, 2011 through December 31, 2017 in comparison with WTI (spot crude oil prices at Cushing, OK in the United States), and the CCI (a reference index of spot crude oil prices in Calgary, Alberta Canada). WTI and CCI prices are not inclusive of storage and other costs required to hold spot oil. The CCI does not have investment objectives identical to the CCIER. As a result, there are inherent limitations in comparing such performance against the CCIER. For more information about the index and its methodologies, please refer to the material published by Auspice Capital, which may be found on its website. USCF is not responsible for any information found on such website, and such information is not part of this prospectus.

In the table above, “Total Return” refers to the return of the relevant index from December 31, 2011 to December 31, 2017; “Annualized Volatility” is a measure of the amount of variation or fluctuation in the returns of the relevant index. Annualized Volatility is calculated by taking the monthly standard deviation of the relevant index’s return and multiplying it by the square root of 12; and “Annualized Sharpe Ratio” is a measure of the average annual return of each relevant index adjusted by the risk-free interest rate (the 90-Day U.S. Treasury Bill yield) and the volatility of each index. Many investors consider volatility to be a measure of risk, and lower volatility, on a stand-alone basis for a particular investment, of investment returns is considered a positive investment attribute as opposed to higher volatility. Annualized Sharpe Ratio is a standard measure for investors to compare two different investments or indexes that have different levels of volatility. If two indexes have the same total return, but one has lower Annualized Volatility, then its Annualized Sharpe Ratio will be higher. The higher the Annualized Sharpe Ratio, the better the risk-adjusted performance. Annualized Sharpe Ratio is calculated by taking the annual total return of the relevant index and subtracting the average yield on the 90-Day U.S. Treasury Bill during each year. The adjusted series is annualized and is then divided by the Annualized Volatility of this series, and this result is the Annualized Sharpe Ratio for the relevant index. A higher Sharpe Ratio is not a guarantee that one investment or index will in the future produce better risk adjustment total returns, but USCF believes it is a useful tool for investors to consider when making investment decisions.

25

The following chart compares the hypothetical total return of the CCIER in comparison with the total return of spot Canadian crude oil prices (as represented by the CCI) over a five year period.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

5 Year Comparison of Index Returns of the CCIER,

and

Spot Canadian Crude Oil Price (as represented by the CCI) ([12/31/11-12/31/17])

Source:  Bloomberg

Impact of Contango and Backwardation on Total Returns

The design of the CCIER is such that every month it is made up of different Benchmark Component Futures Contracts, and the Fund’s investment must be rebalanced on an ongoing basis to reflect the changing composition of the CCIER. In the event of a commodity futures market where near month contracts to expire trade at a higher price than next month contracts to expire, a situation referred to as “backwardation,” then absent the impact of the overall movement in commodity prices, the value of the CCIER would tend to rise as it approaches expiration. As a result, the Fund may benefit because it would be selling more expensive contracts and buying less expensive ones on an ongoing basis. Conversely, in the event of a commodity futures market where near month contracts trade at a lower price than next month contracts, a situation referred to as “contango,” then absent the impact of the overall movement in commodity prices, the value of the CCIER would tend to decline as it approaches expiration. As a result, the Fund’s total return may be lower than might otherwise be the case because it would be selling less expensive contracts and buying more expensive ones. The impact of backwardation and contango may cause the total return of the Fund to vary significantly from the total return of other price references, such as the spot price of the commodities comprising the CCIER. In the event of a prolonged period of contango, and absent the impact of rising or falling commodity prices, this could have a significant negative impact on the Fund’s NAV and total return.

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Contango and backwardation may impact the total return on investment in shares of the Fund relative to a hypothetical direct investment in the commodities underlying the Benchmark Component Futures Contracts that make up the CCIER and, in the future, it is likely the relationship between the market prices of the Fund’s shares and changes in the spot prices of the commodities underlying the Benchmark Component Futures Contracts that make up the CCIER could be impacted by contango and backwardation. It is important to note that this comparison ignores the potential costs associated with physically owning and storing commodities, which could be substantial.

The impact of backwardation and contango may cause the total return of the Fund to vary significantly from the total return of other price references, such as the spot price of crude oil comprising the CCIER. In the event of a prolonged period of contango, and absent the impact of rising or falling commodity prices, it could have a significant negative impact on the Fund’s NAV and total return. However, generally, periods of contango or backwardation do not materially impact the Fund’s investment objective of having the daily percentage changes in its per share NAV track the daily percentage changes in the price of the CCIER since the impact of backwardation and contango tend to equally impact the daily percentage changes in price of both the Fund’s shares and the Benchmark Component Futures Contracts. It is impossible to predict with any degree of certainty whether backwardation or contango will occur in the future. It is likely that both conditions will occur during different periods.

What are the Trading Policies of the Fund?

Investment Objective

The investment objective of the Fund is for the daily changes in percentage terms of its shares’ per share NAV to reflect the daily changes in percentage terms of the CCIER, plus interest income from the Fund’s short-term investments held to meet its margin and collateral requirements, plus interest income from the Fund’s short-term fixed income holdings, less the Fund’s expenses. The CCIER is designed to measure the performance of the Canadian crude oil market. The CCIER targets an exposure that represents an approximately 3 month rolling position in the following nearby futures contracts: (i) the WCS Future; and (ii) the WTI Future. Auspice holds the exclusive rights for the use of the CCIER. The CCIER reflects the returns that an investor would expect to receive from holding and rolling the futures contracts that comprise the index.

Liquidity

The Fund will primarily invest in Benchmark Component Futures Contracts and in the opinion of USCF, are traded in sufficient volume to permit the ready taking and liquidation of positions.

Spot Commodities

While certain futures contracts can be physically settled, the Fund does not intend to take or make physical delivery. However, the Fund may from time to time trade in Other Crude Oil-Related Investments based on the spot price of crude oil comprising the CCIER.

Leverage

USCF endeavors to have the value of the Fund’s Treasuries, cash and cash equivalents, whether held by the Fund or posted as margin or other collateral, at all times approximate the aggregate market value of its obligations under its Crude Oil Interests. Commodity pools’ trading positions in futures contracts or other related Crude Oil Interests are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interests’) entire market value. While USCF does not intend to leverage the assets of the Fund, it is not prohibited from doing so under the Trust Agreement.

Borrowings

Borrowings are not used by the Fund unless it is required to borrow money in the event of physical delivery, if it trades in cash commodities, or for short-term needs created by unexpected redemptions. The Fund does not plan to establish credit lines.

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OTC Derivatives (Including Spreads and Straddles)

In the pursuit of the Fund’s investment objective, the Fund may enter into OTC derivatives contracts, including but not limited to total return swaps and forward agreements. In general, swap and forward agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a day to more than one year. In a standard “swap”, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be “swapped” or exchanged between the parties are calculated with respect to a “notional amount”. In a standard total return swap, one party agrees pay the positive return or receive the negative return on the notional value of one or more specified financial instruments, e.g., a particular security future or an index, in return for a fixed or floating percentage rate of return on the agreed upon notional amount. In a standard forward transaction, two parties agree to buy or to sell an asset at a specified future time at a price agreed upon at the time the forward is entered into by the parties. Forwards need not require delivery of the underlying asset and can be cash-settled by payment of the difference between the agreed-upon forward price and the market price of the asset ant settlement.

OTC derivatives contracts are entered into between two parties, outside of public exchanges, in private contracts. Unlike the exchange-traded Benchmark Component Futures Contracts and the other exchange traded futures contracts, each party to an OTC derivatives contract bears credit risk with respect to the other party, i.e., the risk that the other party may not be able to perform its obligations under its contract. To reduce such credit risk, the Fund will enter into an agreement with each counterparty based on the Master Agreement published by the International Swaps and Derivatives Association, Inc. (“ISDA”) that provides for the netting of overall exposure between counterparties. In accordance with the terms and conditions of the Fund’s ISDA Master Agreements pursuant to which the Fund’s OTC derivatives contracts are entered into, the Fund may be entitled to increase or decrease its notional exposure to the CCIER, Benchmark Component Futures Contracts or other Crude Oil Related Interests, from time to time to, among other things, manage share purchases and reinvestment of distributions, fund share redemptions and market repurchases of shares, and meet other liquidity needs. Reducing notional exposure may be achieved through different methods, including the use of offsetting forwards and partial terminations of OTC derivatives contracts. The ISDA Master Agreement allows for parties to calculate and settle their obligations under the agreement on a “net basis” with a single payment. Consequently, USCF’s current obligations (or rights) under a swap or forward agreement is generally only equal to the net amount to be paid or received under the agreement based on the relative values of such obligations (or rights).

USCF assesses or reviews, as appropriate, the creditworthiness of each potential or existing counterparty to an OTC derivatives contract pursuant to guidelines approved by USCF’s board. The Fund will have the ability to replace a counterparty or engage additional counterparties at any time. ISDA Master Agreements in respect of OTC derivatives contracts may be amended or replaced at any time as mutually agreed by the parties and the costs incurred by the Fund in respect of an OTC derivatives contract may increase or decrease according to its terms.

In connection with the ISDA Master Agreements, USCF will enter into an ISDA Credit Support Annexes (“CSA”) with each of its counterparties to mitigate counterparty credit exposure as a result of OTC derivatives contracts. Under the CSA, the parties are required to determine the mark-to-market the value of the OTC derivative contract(s) on a daily basis. Subject to a minimum transfer amount, the party that is “out of the money” would transfer collateral in the form of cash or Treasuries to its counterparty to cover the exposure under the OTC derivative contract. The daily marked-to-market value of an OTC derivatives contract typically is based on the amount that would be required to replace a counterparty with another counterparty on the same terms, and may be in whole or part based on be based upon the performance of a notional investment in the asset underlying the OTC derivative contract, e.g., in the case of the Fund the CCIER, the Benchmark Component Futures Contract of other Crude Oil-Related Interest. A counterparty may require that an additional amount of collateral be posted to it by the Fund in addition to the amount of collateral intended to cover the current mark-to-market exposure as additional protection from credit risk.

Events of default and/or termination events under the OTC derivatives contracts will include, among others: (i) a failure by a party to make a payment or perform an obligation when due under the Benchmark OTC derivatives contracts which is not cured within any applicable grace period; (ii) fundamental changes are made to the Fund or its material contracts which have a material adverse effect on a party to the OTC derivatives contracts; (iii) a party makes a representation which is incorrect or misleading in any material respect; (iv) a party defaults in respect of a specified transaction, i.e., other types of derivatives transactions with the same counterparty or, if agreed to, its affiliates, (v) a party defaults in respect of borrowed money having a value in excess of a specified threshold; (vi) certain events related to the bankruptcy or insolvency of a party; and (vii) a party consolidates, amalgamates or merges with or into, or transfers substantially all its assets to, another entity and the resulting, surviving or transferee entity fails to assume the obligations of such party under the OTC derivatives contracts. The OTC derivatives contract may also include additional termination events as agreed to by the parties.

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The obligations of a counterparty to the Fund under its OTC derivatives contracts will be determined by reference to the performance of a notional investment in the CCIER, the Benchmark Component Futures Contract, or Other Crude Oil-Related Investments. A counterparty may hedge its exposure under an OTC derivatives contract; however, there is no assurance that a counterparty will maintain a hedge or will do so with respect to the full exposure or term of a OTC derivatives contract.

No counterparty to an OTC derivatives contract has been involved in the preparation of this prospectus or has approved any of its contents. No counterparty assumes any liability in connection with the administration, marketing or trading of the Fund. The Fund is not sponsored, endorsed, sold or promoted by any counterparty. No counterparty makes any representation or warranty, express or implied, to the Fund’s shareholders regarding the advisability of investing in the Fund or the ability of the Fund to track the CCIER. No counterparty has any obligation to take the needs of the Fund or its shareholders into consideration.

A shareholder will not have any recourse against the assets of a counterparty or any subsequent acceptable counterparty in respect of an OTC derivatives contract. If a counterparty defaults on its obligations under an OTC derivatives contract, the Fund will, however, have certain rights against the counterparty and a claim against the counterparty that would be unsecured if such claim exceeded the amount of collateral the Fund was holding at that time under the CSA. As a counterparty under an OTC derivatives contract, the interests of a counterparty will differ from those of the Fund. Shares do not represent an interest in, or an obligation of, any counterparty or any affiliate thereof and a shareholder of the Fund will not have any recourse against any counterparty or any affiliate thereof in respect of amounts payable by the Fund to the shareholder or by the counterparty to the Fund. A counterparty can be expected to exercise its rights from time to time under OTC derivatives contracts in its own best interests. The legitimate exercise of these rights may be contrary to the interests of the Fund and its shareholders.

The Fund may enter into multiple OTC derivatives contracts for the purpose of achieving its investment objective. If an OTC derivatives contract is terminated, the Fund may either pursue the same or other alternative investment strategies with an acceptable counterparty, or make direct investments in the CCIER, Benchmark Component Futures Contracts or Other Crude Oil-Related Investments. There is no assurance that the Fund will be able to replace an OTC derivatives contract if the OTC derivatives contract is terminated.

The Fund may enter into certain transactions where an OTC derivatives contract component is exchanged for a corresponding futures contract (an “Exchange for Related Position” or “EFRP” transaction). In the most common type of EFRP transaction entered into by the Fund, the OTC component is the purchase or sale of one or more baskets of the Fund’s shares. These EFRP transactions may expose the Fund to counterparty risk during the interim period between the execution of the OTC component and the exchange for a corresponding futures contract. Generally, the counterparty risk from the EFRP transaction will exist only on the day of execution.

The Fund may employ spreads or straddles in its trading to mitigate the differences in its investment portfolio and its goal of tracking the price of the Benchmark Component Futures Contract. The Fund would use a spread when it chooses to take simultaneous long and short positions in futures written on the same underlying asset, but with different delivery months.

Pyramiding

USCF has, and will not employ, the technique, commonly known as pyramiding, in which the speculator uses unrealized profits on existing positions as variation margin for the purchase or sale of additional positions in the same or another commodity interest.

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Prior Performance of the Fund and the Related Public Funds

Performance of the Fund

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

Performance of the Related Public Funds

USO:

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The investment objective of the United States Oil Fund, LP (“USO”) is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the daily changes in the price of a specified short-term futures contract on light, sweet crude oil called the “Benchmark Oil Futures Contract,” less USO’s expenses. USO does not use leverage to meet its objective.

USCF manages USO which is a commodity pool that issues shares traded on the NYSE. The chart below shows, as of February 28, 2018, the number of Authorized Participants, the total number of baskets created and redeemed since inception and the number of outstanding shares for USO.

# of Authorized Participants	Baskets Purchased	Baskets Redeemed	Outstanding Shares
17	25,974	24,417	155,700,000

Since the commencement of the offering of USO shares to the public on April 10, 2006 to February 28, 2018, the simple average daily changes in relevant benchmark futures contract was (-0.031)%, while the simple average daily change in the NAV of USO over the same time period was (0.0313)%. The average daily difference was (0.000)% (or (0.01) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the relevant benchmark futures contract, the average error in daily tracking by the NAV was 0.06%, meaning that over this time period USO’s tracking error was within the plus or minus ten percent 10% range established as its benchmark tracking goal.

The table below shows the relationship between the trading prices of the shares and the daily NAV of USO, since inception through February 28, 2018. The first row shows the average amount of the variation between USO’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. USCF believes that maximum and minimum end of day premiums and discounts typically occur because trading in the shares continues on the NYSE until 4:00 p.m. New York time while regular trading in the relevant benchmark futures contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV, can be determined at that time.

USO
Average Difference	$(.004)
Max Premium %	6.745%
Max Discount %	(4.515)%
30

For more information on the performance of USO, see the Performance Tables below.

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

COMPOSITE PERFORMANCE DATA FOR USO

Name of Pool: United States Oil Fund, LP

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: April 10, 2006

Aggregate Subscriptions (from inception through February 28, 2018): $ $62,657,072,601.57

Net Asset Value as of February 28, 2018: $1,937,948,756.70

Net Asset Value per Share as of February 28, 2018: $12.40

Worst Monthly Drawdown: July 2015 (21.48)%

Worst Peak-to-Valley Drawdown: June 2008 — February 2016 (92.07)%

Number of Shareholders (as of May 31, 2017): 200,817

	Rates of Return*
Month	2013	2014	2015	2016	2017	2018
January	5.63%	(1.22)%	(10.47)%	(12.34)%	(3.33)%	7.28%
February	(6.15)%	5.75%	1.39%	(6.93)%	1.24%	(4.32	)%**
March	5.01%	(0.52)%	(7.76)%	8.34%	(7.33)%
April	(4.25)%	(0.96)%	21.52%	15.91%	(3.20)%
May	(1.92)%	3.72%	(0.63)%	5.31%	(2.92)%
June	4.68%	3.32%	(2.16)%	(2.77)%	(5.11)%
July	9.15%	(6.38)%	(21.48)%	(15.31)%	8.45%
August	3.03%	(1.57)%	3.00%	(5.61)%	(6.13)%
September	(4.16)%	(4.19)%	(9.62)%	6.38%	8.30%
October	(5.75)%	(10.93)%	2.13%	(3.81)%	4.60%
November	(4.20)%	(17.87)%	(13.10)%	3.96%	5.13%
December	5.86%	(19.72)%	(14.77)%	6.45%	5.23%
Annual Rate of Return	5.42%	(42.80)%	(45.31)%	6.26%	3.16%	2.65	%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

**	Through February 28, 2018.
31

Draw-down: Losses experienced by the fund over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained during the most recent five calendar years and year-to-date.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per share over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest cumulative percentage decline in month-end per share NAV is not equaled or exceeded by a subsequent month-end per share NAV.

UNG:

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The investment objective of the United States Natural Gas Fund, LP, (“UNG”) is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the price of natural gas delivered at the Henry Hub, Louisiana, as measured by the daily changes in the price of a specified short-term futures contract called the “Benchmark Futures Contract”, less UNG’s expenses. UNG does not use leverage to meet its objective.

USCF manages UNG which is a commodity pool that issues shares traded on the NYSE. The chart below shows, as of February 28, 2018, the number of Authorized Participants, the total number of baskets created and redeemed since inception and the number of outstanding shares for UNG.

# of Authorized Participants	Baskets Purchased	Baskets Redeemed	Outstanding Shares
16	19,847	18,947	89,959,445

Since the commencement of the offering of UNG’s shares to the public on April 18, 2007 to February 28, 2018, the simple average daily change in the relevant benchmark futures contract was (0.116)%, while the simple average daily change in the per share NAV of UNG over the same time period was (0.117)%. The average daily difference was (0.001)% (or (0.1) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the relevant benchmark futures contract, the average error in daily tracking by the per share NAV was (0.248)% meaning that over this time period UNG’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

The table below shows the relationship between the trading prices of the shares and the daily NAV of UNG, since inception through February 28, 2018. The first row shows the average amount of the variation between UNG’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. USCF believes that maximum and minimum end of day premiums and discounts typically occur because trading in the shares continues on the NYSE until 4:00 p.m. New York time while regular trading in the relevant benchmark futures contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV, can be determined at that time.

UNG
Average Difference	$0.83
Max Premium %	16.86%
Max Discount %	(2.42)%
32

For more information on the performance of UNG, see the Performance Tables below.

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

COMPOSITE PERFORMANCE DATA FOR UNG

Name of Commodity Pool: United States Natural Gas Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: April 18, 2007

Aggregate Subscriptions (from inception through February 28, 2018): $27,461,551,267

Total Net Assets as of February 28, 2018: $406,356,724

NAV per Share as of February 28, 2018: $22.22

Worst Monthly Percentage Draw-down: December 2014 (29.76)%

Worst Peak-to-Valley Draw-down: June 2008 - February 2016 (98.63)%

Number of Shareholders (as of May 31, 2017): 81,974

	Rates of Return*
Month	2013	2014	2015	2016	2017	2018
January	(0.42)%	18.46%	(6.15)%	(2.99)%	(16.04)%	8.49%
February	2.18%	4.63%	0.95%	(28.00)%	(13.85)%	(12.17)%
March	14.22%	(4.58)%	(4.33)%	9.39%	12.65%
April	7.02%	9.57%	2.49%	6.02%	0.00%
May	(9.46)%	(5.88)%	(5.74)%	(1.85)%	(8.59)%
June	(11.11)%	(2.11)%	6.09%	25.18%	(2.02)%
July	(3.44)%	(14.00)%	(4.19)%	(0.69)%	(7.52)%
August	3.13%	4.87%	(2.38)%	(1.16)%	7.50%
September	(2.71)%	(0.32)%	(8.73)%	(1.88)%	(2.97)%
October	(3.01)%	(8.37)%	(15.69)%	(2.52)%	(9.02)%
November	8.85%	2.86%	(10.63)%	4.06%	1.18%
December	6.57%	(29.76)%	(0.57)%	9.94%	(3.16)%
Annual Rate of Return	9.11%	(28.95)%	(40.60)%	6.90%	(37.24)%	(4.72	%)**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

**	Through February 28, 2018.
33

Draw-down: Losses experienced by the fund over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained during the most recent five calendar years and year-to-date.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per share over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest cumulative percentage decline in month-end per share NAV is not equaled or exceeded by a subsequent month-end per share NAV.

USL:

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The investment objective of the United States 12 Month Oil Fund, LP (“USL”) is for the daily changes in percentage terms of its per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the daily changes in the average of the prices of specified short-term futures contracts on light, sweet crude oil called the “Benchmark Oil Futures Contracts,” less USL’s expenses. USL does not use leverage to meet its objective.

USCF manages USL which is a commodity pool that issues shares traded on the NYSE. The chart below shows, as of February 28, 2018, the number of Authorized Participants, the total number of baskets created and redeemed since inception and the number of outstanding shares for USL.

# of Authorized Participants	Baskets Purchased	Baskets Redeemed	Outstanding Shares
10	351	310	3,900,000

Since the commencement of the offering of USL shares to the public on December 6, 2007 to February 28, 2018, the simple average daily change in the Benchmark Oil Futures Contracts was 0.011%, while the simple average daily change in the per share NAV of USL over the same time period was 0.013%. The average daily difference was (0.002)% (or (0.2) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the Benchmark Oil Futures Contracts, the average error in daily tracking by the per share NAV was (0.769)%, meaning that over this time period USL’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

The table below shows the relationship between the trading prices of the shares and the daily NAV of USL, since inception through February 28, 2018. The first row shows the average amount of the variation between USL’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. USCF believes that maximum and minimum end of day premiums and discounts typically occur because trading in the shares continues on the NYSE until 4:00 p.m. New York time while regular trading in the relevant benchmark futures contracts on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contracts, for purposes of determining its end of day NAV, can be determined at that time.

USL
Average Difference	$(0.03)
Max Premium %	11.13%
Max Discount %	(9.72)%

34

For more information on the performance of USL, see the Performance Tables below.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

COMPOSITE PERFORMANCE DATA FOR USL

Name of Pool: United States 12 Month Oil Fund, LP

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: December 6, 2007

Aggregate Subscriptions (from inception through February 28, 2018: $674,295,258

Total Net Assets as of February 28, 2018: $83,073,104

NAV per Share as of February 28, 2018: $21.30

Worst Monthly Percentage Draw-down: July 2015 (17.96)%

Worst Peak-to-Valley Draw-down: June 2008 - February 2016 (81.80)%

Number of Shareholders (as of May 31, 2017): 9,244

Month	2013	2014	2015	2016	2017	2018
January	5.05%	(2.76)%	(6.66)%	(6.53)%	(3.43)%	5.94%
February	(5.62)%	5.86%	5.40%	(3.71)%	0.20%	(4.48)%
March	3.95%	0.02%	(8.41)%	6.86%	(6.13)%
April	(4.12)%	(0.50)%	16.15%	12.54%	(3.02)%
May	(1.12)%	3.24%	(2.08)%	5.27%	(3.01)%
June	3.01%	4.13%	(1.50)%	(0.15)%	(3.62)%
July	7.04%	(5.26)%	(17.96)%	(12.51)%	6.31%
August	2.87%	(1.32)%	3.32%	4.61%	(2.63)%
September	(2.11)%	(5.22)%	(10.11)%	5.93%	5. 35%
October	(2.36)%	(9.26)%	3.18%	(3.09)%	4.10%
November	(2.37)%	(16.48)%	(8.96)%	4.84%	4.62%
December	4.03%	(16.07)%	(11.50)%	7.03%	5.57%
Annual Rate of Return	7.59%	(37.92)%	(36.07)%	19.94%	3.24%	1.19 **

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

**	Through February 28, 2018.

35

Draw-down: Losses experienced by the fund over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained during the most recent five calendar years and year-to-date.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per share over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest cumulative percentage decline in month-end per share NAV is not equaled or exceeded by a subsequent month-end per share NAV.

UGA:

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The investment objective of the United States Gasoline Fund, LP (“UGA”)is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the spot price of gasoline (also known as reformulated gasoline blendstock for oxygen blending, or “RBOB”), for delivery to the New York harbor, as measured by the daily changes in the price of a specified short-term futures contract on gasoline called the “Benchmark Futures Contract,” less UGA’s expenses. UGA does not use leverage to meet its objective.

USCF manages UGA which is a commodity pool that issues shares traded on the NYSE. The chart below shows, as of February 28, 2018, the number of Authorized Participants, the total number of baskets created and redeemed since inception and the number of outstanding shares for UGA.

# of Authorized Participants	Baskets Purchased	Baskets Redeemed	Outstanding Shares
12	282	253	1,450,000

Since the commencement of the offering of UGA’s shares to the public on February 26, 2008 to February 28, 2018, the simple average daily change in the relevant benchmark futures contract was (0.008)% while the simple average daily change in the per share NAV of UGA over the same time period was (0.006)%. The average daily difference was (0.0021)% (or (0.21) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the relevant benchmark futures contract, the average error in daily tracking by the per share NAV was (0.746)%, meaning that over this time period UGA’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

The table below shows the relationship between the trading prices of the shares and the daily NAV of UGA, since inception through February 28, 2018. The first row shows the average amount of the variation between UGA’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. USCF believes that maximum and minimum end of day premiums and discounts typically occur because trading in the shares continues on the NYSE until 4:00 p.m. New York time while regular trading in the relevant benchmark futures contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV, can be determined at that time.

UGA
Average Difference	$0.00
Max Premium %	6.80%
Max Discount %	(6.75)%

36

For more information on the performance of UGA, see the Performance Tables below.

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

COMPOSITE PERFORMANCE DATA FOR UGA

Name of Commodity Pool: United States Gasoline Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: February 26, 2008

Aggregate Subscriptions (from inception through February 28, 2018): $523,706,885

Total Net Assets as of February 28, 2018: $44,761,219

NAV per Share as of February 28, 2018: $30.87

Worst Monthly Percentage Draw-down: December 2014 (20.18)%

Worst Peak-to-Valley Draw-down: June 2008 — July 2016 (65.23)%

Number of Shareholders (as of May 31, 2017): 8,645

Month	2013	2014	2015	2016	2017	2018
January	9.13%	(5.99)%	(1.89)%	(13.04)%	(8.80)%	4.90%
February	(3.63)%	6.73%	16.93%	(5.85)%	(2.27)%	(8.13)%
March	0.26%	(1.81)%	(10.34)%	6.92%	(2.50)%
April	(9.75)%	2.53%	15.20%	9.55%	(9.43)%
May	(1.22)%	0.78%	1.34%	.21%	3.24%
June	(1.04)%	3.38%	1.45%	(7.81)%	(4.86)%
July	12.87%	(7.30)%	(11.23)%	(12.63)%	13.03%
August	0.49%	(1.78)%	(6.22)%	5.51%	12.66%
September	(8.80)%	(5.18)%	(8.03)%	15.88%	(8.32)%
October	(1.14)%	(9.17)%	(0.22)%	(2.34)%	10.14%
November	3.58%	(14.06)%	(4.41)%	4.10%	0.00%
December	4.08%	(20.18)%	(2.85)%	11.28%	2.73%
Annual Rate of Return	2.57%	(43.40)%	(13.57)%	7.06%	2.10%	(3.62	)%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

**	Through February 28, 2018.
37

Draw-down: Losses experienced over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained during the most recent five calendar years and year-to-date.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per share over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest cumulative percentage decline in month-end per share NAV is not equaled or exceeded by a subsequent month-end per share NAV.

UHN:

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

 The investment objective of the United States Diesel-Heating Oil Fund, LP (“UHN”) is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the spot price of heating oil (also known as No. 2 fuel) for delivery at the New York harbor, as measured by the daily changes in the price of a specified short-term futures contract on heating oil called the “Benchmark Futures Contract”, less UHN’s expenses. UHN does not use leverage to meet its objective.

USCF manages UHN which is a commodity pool that issues shares traded on the NYSE. The chart below shows, as of February 28, 2018, the number of Authorized Participants, the total number of baskets created and redeemed since inception and the number of outstanding shares for UHN.

# of Authorized	Baskets	Baskets	Outstanding
Participants	Purchased	Redeemed	Shares
11	32	24	400,000

Since the commencement of the offering of UHN’s shares to the public on April 9, 2008 to February 28, 2018, the simple average daily change in the relevant benchmark futures contract was (0.028)%, while the simple average daily change in the per share NAV of UHN over the same time period was (0.031)%. The average daily difference was (0.002)% (or (0.2) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the relevant benchmark futures contract, the average error in daily tracking by the per share NAV was (0.932)%, meaning that over this time period UHN’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

The table below shows the relationship between the trading prices of the shares and the daily NAV of UHN, since inception through February 28, 2018. The first row shows the average amount of the variation between UHN’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. USCF believes that maximum and minimum end of day premiums and discounts typically occur because trading in the shares continues on the NYSE until 4:00 p.m. New York time while regular trading in the relevant benchmark futures contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV, can be determined at that time.

UHN
Average Difference	$0.03
Max Premium %	23.64%
Max Discount %	(8.55)%
38

For more information on the performance of UHN, see the Performance Tables below.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

COMPOSITE PERFORMANCE DATA FOR UHN

Name of Pool: United States Diesel-Heating Oil Fund, LP

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: April 9, 2008

Aggregate Subscriptions (from inception through February 28, 2018): $$44,495,289

Total Net Assets as of February 28, 2018: $7,182,517.72

NAV per Share as of February 28, 2018: $17.96

Worst Monthly Percentage Draw-down: December 2015 (19.64)%

Worst Peak-to-Valley Draw-down: June 2008 — January 2016 (84.32)%

Number of Shareholders (as of May 31, 2017): 588

Month	2013	2014	2015	2016	2017	2018
January	2.99%	0.00%	(5.67)%	(5.53)%	(6.47)%	0.26%
February	(4.74)%	2.56%	19.01%	0.08%	(0.13)%	(7.76)%
March	0.00%	(2.50)%	(12.49)%	7.54%	(4.38)%
April	(6.76)%	0.15%	15.79%	15.84%	(4.85)%
May	(1.88)%	(1.27)%	(1.71)%	7.55%	0.28%
June	2.64%	2.62%	(3.45)%	(1.14)%	(2.72)%
July	6.81%	(3.36)%	(16.70)%	(13.76)%	12.10%
August	2.38%	(1.26)%	6.25%	7.49%	4.21%
September	(5.38)%	(7.73)%	(10.99)%	7.04%	4.35%
October	(0.62)%	(5.10)%	(3.44)%	(3.55)%	3.99%
November	2.47%	(12.78)%	(12.16)%	3.81%	0.73%
December	1.10%	(12.16)%	(19.64)%	8.50%	8.86%
Annual Rate of Return	(1.87)%	(35.03)%	(42.03)%	35.02%	15.25%	(7.52	)%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

**	Through February 28, 2018.

39

Draw-down: Losses experienced over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained during the most recent five calendar years and year-to-date.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per share over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest cumulative percentage decline in month-end per share NAV is not equaled or exceeded by a subsequent month-end per share NAV.

USCI:

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The investment objective of the United States Commodity Index Fund (“USCI”) is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the SummerHaven Dynamic Commodity Index Total ReturnSM (the “SDCI”), less USCI’s expenses. USCI does not use leverage to meet its objective.

USCF manages USCI which is a commodity pool that issues shares traded on the NYSE. The chart below shows, as of February 28, 2018, the number of Authorized Participants, the total number of baskets created and redeemed since inception and the number of outstanding shares for USCI. Please note that, prior to May 2012, a Creation Basket was composed of 100,000 shares, so the total number of outstanding shares does not reflect the difference between the number of baskets purchased and the number of baskets redeemed.

# of Authorized Participants	Baskets Purchased	Baskets Redeemed	Outstanding Shares
11	531	354	12,350,000

Since the commencement of the offering of USCI’s shares to the public on August 10, 2010 to February 28, 2018, the simple average daily change in the SDCI was (0.004)%, while the simple average daily change in the per share NAV of USCI over the same time period was (0.010)%. The average daily difference was (0.006)% (or (0.6) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the SDCI, the average error in daily tracking by the per share NAV was (8.12)%, meaning that over this time period USCI’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

The table below shows the relationship between the trading prices of the shares and the daily NAV of USCI, since inception through February 28, 2018. The first row shows the average amount of the variation between USCI’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. USCF believes that maximum and minimum end of day premiums and discounts typically occur because trading in the shares continues on the NYSE until 4:00 p.m. New York time while regular trading in the relevant benchmark futures contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV, can be determined at that time.

USCI
Average Difference	$0.02
Max Premium %	1.10%
Max Discount %	(1.34)%

40

For more information on the performance of USCI, see the Performance Tables below.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

COMPOSITE PERFORMANCE DATA FOR USCI

Name of Commodity Pool: United States Commodity Index Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: August 10, 2010

Aggregate Subscriptions (from inception through February 28, 2017): $1,745,224,720

Total Net Assets as of February 28, 2017: $524,941,715

NAV per Share as of February 28, 2017: $42.51

Worst Monthly Percentage Draw-down: December 2014 (8.58)%

Worst Peak-to-Valley Draw-down: August 2010 — May 2017 (46.44)%

Number of shareholders (as of May 31, 2017): 52,280

Month	2013	2014	2015	2016	2017	2018
January	2.69%	(0.11)%	(4.77)%	(2.52)%	0.60%	2.12%
February	(3.73)%	3.59%	2.02%	0.03%	(0.35)%	(2.01)%
March	(1.53)%	1.02%	(4.12)%	2.28%	(2.27)%
April	(2.53)%	2.58%	5.12%	4.70%	(0.82)%
May	(0.16)%	0.05%	(2.48)%	(1.84)%	(1.23)%
June	(3.55)%	0.52%	2.28%	3.71%	0.10%
July	2.11%	(4.02)%	(7.00)%	(2.28)%	2.11%
August	4.01%	(0.93)%	(2.85)%	(1.43)%	3.23%
September	(1.16)%	(4.12)%	(1.60)%	0.02%	(1.11)%
October	(0.87)%	(1.58)%	0.21%	1.18%	2.27%
November	0.11%	(2.71)%	(3.64)%	(0.64)%	0.12%
December	0.59%	(8.58)%	0.17%	(4.07)%	3.51%
Annual Rate of Return	(4.09)%	(13.5)%	(16.00)%	(1.23)%	6.15%	0.07 **

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

**	Through February 28, 2018.

41

Draw-down: Losses experienced over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained since inception of trading.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per share over the history of the Fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest cumulative percentage decline in month-end per share NAV that is not equaled or exceeded by a subsequent month-end per share NAV.

BNO:

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The investment objective of the United States Brent Oil Fund, LP (“BNO”) is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the spot price of Brent crude oil, as measured by the daily changes in the price of a specified short-term futures contract on Brent crude oil called the “Benchmark Futures Contract”, less BNO’s expenses. BNO does not use leverage to meet its objective.

USCF manages BNO which is a commodity pool that issues shares traded on the NYSE. The chart below shows, as of February 28, 2018, the number of Authorized Participants, the total number of baskets created and redeemed since inception and the number of outstanding shares for BNO.

# of Authorized Participants	Baskets Purchased	Baskets Redeemed	Outstanding Shares
10	419	323	5,250,000

Since the commencement of the offering of BNO’s shares to the public on June 2, 2010 to February 28, 2018, the simple average daily change in the relevant benchmark futures contract was (0.004)%, while the simple average daily change in the per share NAV of BNO over the same time period was (0.005)%. The average daily difference was (0.004)% (or (0.4) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the relevant benchmark futures contract, the average error in daily tracking by the per share NAV was (0.881)% meaning that over this time period BNO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

The table below shows the relationship between the trading prices of the shares and the daily NAV of BNO, since inception through February 28, 2018. The first row shows the average amount of the variation between BNO’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. USCF believes that maximum and minimum end of day premiums and discounts typically occur because trading in the shares continues on the NYSE until 4:00 p.m. New York time while regular trading in the relevant benchmark futures contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV, can be determined at that time.

BNO
Average Difference	$(0.01)
Max Premium %	4.83%
Max Discount %	(3.13)%
42

For more information on the performance of BNO, see the Performance Tables below.

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

COMPOSITE PERFORMANCE DATA FOR BNO

Name of Commodity Pool: United States Brent Oil Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: June 2, 2010

Aggregate Subscriptions (from inception through February 28, 2018): $707,619,275

Total Net Assets as of February 28, 2018: $93,411,346

NAV per Share as of February 28, 2018: $17.79

Worst Monthly Percentage Draw-down: December 2014 (18.85)%

Worst Peak-to-Valley Draw-down: Jun 2014 – Feb. 2016 (74.97)%

Number of Shareholders (as of May 31, 2017): 9,931

	Rates of Return*
Month	2013	2014	2015	2016	2017	2018
January	5.02%	(3.77)%	(9.38)%	(6.87)%	(3.12)%	3.63%
February	(2.86)%	3.04%	15.87%	(0.26)%	1.05%	(5.57)%
March	(0.41)%	(0.87)%	(12.89)%	8.46%	(5.66)%
April	(6.87)%	0.28%	18.75%	17.79%	(3.72)%
May	(1.60)%	1.71%	(2.96)%	4.14%	(2.79)%
June	1.93%	3.26%	(4.11)%	(1.59)%	(4.42)%
July	5.94%	(5.67)%	(18.60)%	(13.39)%	7.56%
August	6.69%	(3.30)%	2.39%	6.99%	0.86%
September	(3.55)%	(8.82)%	(12.20)%	5.95%	7.96%
October	1.18%	(9.89)%	1.09%	(4.66)%	7.83%
November	0.79%	(18.83)%	(11.47)%	4.24%	3.05%
December	1.34%	(18.85)%	(17.54)%	8.28%	7.70%
Annual Rate of Return	6.92%	(48.89)%	(45.42)%	28.48%	15.80%	(2.15	)%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

**	Through February 28, 2018.

43

Draw-down: Losses experienced over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained during the most recent five calendar years and year-to-date.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per share over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest cumulative percentage decline in month-end per share NAV is not equaled or exceeded by a subsequent month-end per share NAV.

UNL:

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The investment objective of the United States 12 Month Natural Gas Fund, LP (“UNL”) is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the price of natural gas delivered at the Henry Hub, Louisiana, as measured by the daily changes in the price of a specified short-term futures contracts on natural gas called the “Benchmark Futures Contracts”, less UNL’s expenses. UNL does not use leverage to meet its investment objective.

USCF manages UNL which is a commodity pool that issues shares traded on the NYSE. The chart below shows, as of February 28, 2018, the number of Authorized Participants, the total number of baskets created and redeemed since inception and the number of outstanding shares for UNL.

# of Authorized Participants	Baskets Purchased	Baskets Redeemed	Outstanding Shares
10	86	86	800,000

Since the commencement of the offering of UNL shares to the public on November 18, 2009 to February 28, 2018, the simple average daily change in the average price of its relevant benchmark futures contracts was (0.064)%, while the simple average daily change in the per share NAV of UNL over the same time period was (0.066)%. The average daily difference was (0.002)% (or (0.2) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the average price of the relevant benchmark futures contracts, the average error in daily tracking by the per share NAV was (0.062)%, meaning that over this time period UNL’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

The table below shows the relationship between the trading prices of the shares and the daily NAV of UNL, since inception through February 28, 2018. The first row shows the average amount of the variation between UNL’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. USCF believes that maximum and minimum end of day premiums and discounts typically occur because trading in the shares continues on the NYSE until 4:00 p.m. New York time while regular trading in the relevant benchmark futures contracts on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contracts, for purposes of determining its end of day NAV, can be determined at that time.

UNL
Average Difference	$0.00
Max Premium %	6.15%
Max Discount %	(6.58)%
44

For more information on the performance of UNL, see the Performance Tables below.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

COMPOSITE PERFORMANCE DATA FOR UNL

Name of Commodity Pool: United States 12 Month Natural Gas Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: November 18, 2009

Aggregate Subscriptions (from inception through February 28, 2018): $139,082,689

Total Net Assets as of February 28, 2018: $7,298,481.23

NAV per Share as of April 28, 2016: $9.12

Worst Monthly Percentage Draw-down: December 2014 (19.94)%

Worst Peak-to-Valley Draw-down: December 2009 - February 2016 (85.18)%

Number of Shareholders (as of May 31, 2017): 1,728

	Rates of Return*
Month	2013	2014	2015	2016	2017	2018
January	0.23%	7.81%	(5.99)%	(1.95)%	(8.94)%	4.32%
February	1.22%	2.58%	1.09%	(16.37)%	(8.22)%	(5.59)%
March	10.30%	(3.11)%	(3.15)%	9.66%	8.45%
April	6.74%	7.69%	1.19%	9.61%	1.78%
May	(8.02)%	(6.34)%	(3.69)%	(0.63)%	(5.81)%
June	(9.09)%	(1.21)%	4.40%	11.76%	(1.86)%
July	(1.63)%	(10.38)%	(3.12)%	(0.75)%	(4.59)%
August	2.07%	3.76%	(3.95)%	(2.65)%	5.13%
September	(2.14)%	(0.82)%	(5.45)%	(1.36)%	0.40%
October	(3.13)%	(5.88)%	(9.04)%	1.78%	(3.90)%
November	6.67%	0.71%	(5.26)%	3.88%	0.62%
December	5.05%	(19.94)%	0.00%	9.61%	(4.34)%
Annual Rate of Return	6.33%	(25.27)%	(29.00)%	20.88%	(21.19%	(1.51	)%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

**	Through February 28, 2018.

45

Draw-down: Losses experienced by the fund over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained during the most recent five calendar years and year-to-date.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per share over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest cumulative percentage decline in month-end per share NAV is not equaled or exceeded by a subsequent month-end per share NAV.

DNO:

* PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The investment objective of the United States Short Oil Fund, LP (“DNO”) is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to inversely reflect the daily changes in percentage terms of the spot price of West Texas Intermediate (“WTI”) light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the daily changes in the price of a specified short-term futures contract for WTI light, sweet crude oil called the “Benchmark Futures Contract,” less DNO’s expenses. DNO does not use leverage to meet its objective.

USCF manages DNO which is a commodity pool that issues shares traded on the NYSE. The chart below shows, as of February 28, 2018, the number of Authorized Participants, the total number of baskets created and redeemed since inception and the number of outstanding shares for DNO.

# of Authorized	Baskets	Baskets	Outstanding
Participants	Purchased	Redeemed	Shares
15	72	70	200,000

Since the commencement of the offering of DNO shares to the public on September 24, 2009 to February 28, 2018, the inverse of the simple daily change in the relevant benchmark futures contract was 0.027%, while the simple average daily change in the per share NAV of DNO over the same time period was 0.025%. The average daily difference was (0.003)% (or (0.03) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the inverse of the daily movement of the relevant benchmark futures contract, the average error in daily tracking by the per share NAV was (0.818)%, meaning that over this time period DNO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

The table below shows the relationship between the trading prices of the shares and the daily NAV of DNO, since inception through February 28, 2018. The first row shows the average amount of the variation between DNO’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. USCF believes that maximum and minimum end of day premiums and discounts typically occur because trading in the shares continues on the NYSE until 4:00 p.m. New York time while regular trading in the relevant benchmark futures contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV, can be determined at that time.

DNO
Average Difference	$0.05
Max Premium %	9.64%
Max Discount %	(4.13)%

46

For more information on the performance of DNO, see the Performance Tables below.

* PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

COMPOSITE PERFORMANCE DATA FOR DNO

Name of Commodity Pool: United States Short Oil Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: September 24, 2009

Aggregate Subscriptions (from inception through February 28, 2018): $182,794,296

Total Net Assets as of February 28, 2018: $10,961,507

NAV per Share as of February 28, 2018: $54.81

Worst Monthly Percentage Draw-down: April 2015 (19.29)%

Worst Peak-to-Valley Draw-down: February 2016 — January 2018 (42.97)%

Number of Shareholders (as of May 31, 2017): 1,042

	Rates of Return*
Month	2013	2014	2015	2016	2017	2018
January	(5.52)%	0.82%	8.46%	10.67%	2.76%	(6.95)%
February	6.17%	(5.68)%	(4.34)%	2.62%	(1.49)%	4.14%
March	(5.08)%	0.12%	6.79%	(9.37)%	7.19%
April	3.74%	0.64%	(19.29)%	(15.38)%	3.02%
May	1.42%	(3.81)%	(0.32)%	(5.69)%	1.99%
June	(4.87)%	(3.45)%	1.47%	1.41%	4.73%
July	(8.81)%	6.50%	25.56%	16.52%	(8.46)%
August	(3.43)%	1.26%	(6.26)%	(6.57)%	5.95%
September	3.90%	3.74%	8.15%	(7.60)%	(7.99)%
October	5.69%	11.62%	(3.56)%	3.38%	(4.71)%
November	4.07%	19.74%	13.96%	(5.78)%	(5.21)%
December	(5.81)%	22.24%	15.32%	(6.56)%	(5.15)%
Annual Rate of Return	(9.66)%	62.66%	45.91%	(23.74)%	(8.72)%	(3.09	)%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

**	Through February 28, 2018.

47

Draw-down: Losses experienced by the fund over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained during the most recent five calendar years and year-to-date.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per share over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest cumulative percentage decline in month-end per share NAV is not equaled or exceeded by a subsequent month-end per share NAV.

USAG:

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The investment objective of the United States Agriculture Index Fund (“USAG”) is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the SummerHaven Dynamic Agriculture Index Total ReturnSM (the “SDAI”), less USAG’s expenses. USAG does not use leverage to meet its objective.

USCF manages USAG which is a commodity pool that issues shares traded on the NYSE. The chart below shows, as of February 28, 2018, the number of Authorized Participants, the total number of baskets created and redeemed since inception and the number of outstanding shares for USAG.

# of Authorized Participants	Baskets Purchased	Baskets Redeemed	Outstanding Shares
11	4	2	100,000

Since the commencement of the offering of USAG’s shares to the public on April 13, 2012 to February 28, 2018, the simple average daily change in the SDAI was (0.018)%, while the simple average daily change in the per share NAV of USAG over the same time period was (0.020)%. The average daily difference was (0.002)% (or (0.2) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the SDAI, the average error in daily tracking by the per share NAV was 5.50%, meaning that over this time period USAG’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

The table below shows the relationship between the trading prices of the shares and the daily NAV of USAG, since inception through February 28, 2018. The first row shows the average amount of the variation between USAG’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. USCF believes that maximum and minimum end of day premiums and discounts typically occur because trading in the shares continues on the NYSE until 4:00 p.m. New York time while regular trading in the relevant benchmark futures contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV, can be determined at that time.

USAG
Average Difference	$(0.40)
Max Premium %	50.16%
Max Discount %	(20.49)%
48

For more information on the performance of USAG, see the Performance Tables below.

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

COMPOSITE PERFORMANCE DATA FOR USAG

Name of Commodity Pool: United States Agriculture Index Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: April 13, 2012

Aggregate Subscriptions (from inception through February 28, 2018): $5,086,172

Total Net Assets as of February 28, 2018: $1,793,122

NAV per Share as of February 28, 2018: $17.93

Worst Monthly Percentage Draw-down: July 2015 (7.06)%

Worst Peak-to-Valley Draw-down: August 2012 — September 2017 (37.81)%

Number of Shareholders (as of May 31, 2017): 114

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2013	2014	2015	2016	2017	2018
January	0.43%	1.18%	(5.83)%	(2.68)%	3.00%	0.34	%**
February	(4.75)%	8.80%	0.05%	(1.09)%	(1.02)%	2.05	%**
March	(1.80)%	4.54%	(3.51)%	3.10%	(2.63)%
April	0.87%	2.82%	0.05%	3.26%	(0.21)%
May	(0.33)%	(4.00)%	(2.11)%	2.12%	(1.22)%
June	(3.44)%	(2.70)%	9.39%	2.94%	0.48%
July	(1.24)%	(4.13)%	(7.06)%	(6.42)%	0.70%
August	3.04%	(1.41)%	(2.65)%	(3.21)%	(6.16)%
September	(0.21)%	(4.33)%	0.10%	(0.41)%	(0.79)%
October	(1.31)%	4.26%	1.23%	3.01%	1.77%
November	(0.47)%	(0.51)%	(3.36)%	(1.97)%	(0.62)%
December	(1.98)%	(2.79)%	(0.15)%	(2.16)%	(1.19)%
Annual Rate of Return	(10.84)%	0.79%	(13.84)%	(3.99)%	(7.89)%	2.40%

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

**	Partial from April 13, 2012.

***	Through February 28, 2018.

49

Draw-down: Losses experienced over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained since inception of trading.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per share over the history of the Fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest cumulative percentage decline in month-end per share NAV that is not equaled or exceeded by a subsequent month-end per share NAV.

CPER:

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The investment objective of the United States Copper Index Fund (“CPER”) is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the SummerHaven Copper Index Total ReturnSM (the “SCI”), less CPER’s expenses. CPER does not use leverage to meet its objective.

USCF manages CPER which is a commodity pool that issues shares traded on the NYSE. The chart below shows, as of February 28, 2017, the number of Authorized Participants, the total number of baskets created and redeemed since inception and the number of outstanding shares for CPER.

# of Authorized Participants	Baskets Purchased	Baskets Redeemed	Outstanding Shares
11	27	13	700,000

Since the commencement of the offering of CPER’s shares to the public on November 15, 2011 to February 28, 2018, the simple average daily change in the SCI was (0. 002)%, while the simple average daily change in the per share NAV of CPER over the same time period was (0.006)%. The average daily difference was (0.004)% (or (0.4) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the SCI, the average error in daily tracking by the per share NAV was (3.41)%, meaning that over this time period CPER’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

The table below shows the relationship between the trading prices of the shares and the daily NAV of CPER, since inception through February 28, 2018. The first row shows the average amount of the variation between CPER’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. USCF believes that maximum and minimum end of day premiums and discounts typically occur because trading in the shares continues on the NYSE until 4:00 p.m. New York time while regular trading in the relevant benchmark futures contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV, can be determined at that time.

CPER
Average Difference	$(0.02)
Max Premium %	11.48%
Max Discount %	(4.72)%
50

For more information on the performance of CPER, see the Performance Tables below.

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

COMPOSITE PERFORMANCE DATA FOR CPER

Name of Commodity Pool: United States Copper Index Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: November 15, 2011

Aggregate Subscriptions (from inception through February 28, 2018): $25,732,356

Total Net Assets as of February 28, 2018: $13,959,687

NAV per Share as of February 28, 2018: $19.94

Worst Monthly Percentage Draw-down: November 2015 (11.98)%

Worst Peak-to-Valley Draw-down: January 2013-August 2016 (90.41)%

Number of Shareholders (as of May 31, 2017): 1,729

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2013	2014	2015	2016	2017	2018
January	2.28%	(5.93)%	(11.68)%	(3.37)%	8.86%	(2.99)%
February	(5.15)%	0.00%	8.00%	2.83%	(0.84)%	(2.35	)%**
March	(3.97)%	(5.24)%	1.76%	2.69%	(1.98)%
April	(7.13)%	0.10%	5.18%	4.20%	(2.31)%
May	7.77%	3.08%	(5.28)%	(8.19)%	(1.01)%
June	(11.73)%	2.75%	(4.49)%	4.46%	4.54%
July	2.05%	1.15%	(9.69)%	1.17%	6.80%
August	3.14%	(2.51)%	(1.63)%	(7.01)%	6.42%
September	2.68%	(4.82)%	0.13%	6.44%	(4.63)%
October	(0.80)%	1.23%	(1.02)%	(0.28)%	4.96%
November	(3.34)%	(6.46)%	(11.98)%	(18.62)%	(1.81)%
December	5.67%	(0.78)%	4.17%	(4.88)%	7.67%
Annual Rate of Return	(9.87)%	(16.67)%	(25.45)%	14.89%	28.67%	(5.27	)%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

**	Partial from November 15, 2011.

***	Through February 28, 2018.

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Draw-down: Losses experienced over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained since inception of trading.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per share over the history of CPER. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest cumulative percentage decline in month-end per share NAV that is not equaled or exceeded by a subsequent month-end per share NAV.

USOU

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The investment objective of the United States 3x Oil Fund (“USOU”) is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect three times (3x) the daily change in percentage terms of the price of a specified short-term futures contract on light, sweet crude oil called the “Benchmark Oil Futures Contract.”

The Benchmark Oil Futures Contract is the futures contract on light, sweet crude oil as traded on the New York Mercantile Exchange (the “NYMEX”), traded under the trading symbol “CL” (for WTI Crude Oil futures), that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire. USOU seeks a return that is 300% of the return of the Benchmark Oil Futures Contract for a single day. USOU should not be expected to provide 300% of the cumulative return for the Benchmark Oil Futures Contract for periods greater than a day.

USCF manages USOU which is a commodity pool that issues shares traded on the NYSE. The chart below shows, as of July 19, 2017, the number of Authorized Participants, the total number of baskets created and redeemed since inception and the number of outstanding shares for USOU.

# of Authorized Participants	Baskets Purchased	Baskets Redeemed	Outstanding Shares
2	2	0	100,000

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COMPOSITE PERFORMANCE DATA FOR USOU

Name of Commodity Pool: United States 3x Oil Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: July 19, 2017

Aggregate Subscriptions (from inception through February 28, 2018): $2,500,000.00

Total Net Assets as of February 28, 2018: $ 4,735,271.77

NAV per Share as of February 28, 2018: $47.33

Worst Monthly Percentage Draw-down: August 2017 (19.01)%

Worst Peak-to-Valley Draw-down: January 2018 – February 2018 (13.93%)

Number of Shareholders (as of February 28, 2018):

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2017	2018
January		22.66%
February		(13.93)%
March
April
May
June
July	18.28%
August	(19.01)%
September	25.34%
October	12.92%
November	14.87%
December	15.13%
Annual Rate of Return	51.61%	5.58%

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

***	Through February 28, 2018.

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Draw-down: Losses experienced over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained since inception of trading.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per share over the history of USOU. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest cumulative percentage decline in month-end per share NAV that is not equaled or exceeded by a subsequent month-end per share NAV

USOD

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The investment objective of the United States 3x Short Oil Fund (“USOD”) is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect three times the inverse (-3x) of the daily change in percentage terms of the price of a specified short-term futures contract on light, sweet crude oil called the “Benchmark Oil Futures Contract.”

The Benchmark Oil Futures Contract is the futures contract on light, sweet crude oil as traded on the New York Mercantile Exchange (the “NYMEX”), traded under the trading symbol “CL” (for WTI Crude Oil futures), that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire. USOD seeks a return that is -300% of the return of the Benchmark Oil Futures Contract for a single day. USOD should not be expected to provide -300% of the cumulative return for the Benchmark Oil Futures Contract for periods greater than a day.

USCF manages USOD which is a commodity pool that issues shares traded on the NYSE. The chart below shows, as of July 19, 2017, the number of Authorized Participants, the total number of baskets created and redeemed since inception and the number of outstanding shares for USOD.

# of Authorized Participants	Baskets Purchased	Baskets Redeemed	Outstanding Shares
2	3	0	150,000

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COMPOSITE PERFORMANCE DATA FOR USOD

Name of Commodity Pool: United States 3x Short Oil Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: July 19, 2017

Aggregate Subscriptions (from inception through February 28, 2018): $2,500,000.00

Total Net Assets as of February 28, 2018: $ 1,492,938

NAV per Share as of February 28, 2018: $9.95

Worst Monthly Percentage Draw-down: September 2017 (23.18)%

Worst Peak-to-Valley Draw-down: August 2017- January 2018 (62.82)%

Number of Shareholders (as of February 28, 2018):

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2017	2018
January		(20.16)%
February		11.17%
March
April
May
June
July	(17.44)%
August	16.62%
September	(23.18)%
October	(14.60)%
November	(15.96)%
December	(15.52)%
Annual Rate of Return	(55.16)%	(11.24	)%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

***	Through February 28, 2018.

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Draw-down: Losses experienced over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained since inception of trading.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per share over the history of USOD. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest cumulative percentage decline in month-end per share NAV that is not equaled or exceeded by a subsequent month-end per share NAV

The Fund’s Operations

USCF and its Management and Traders

USCF is a single member limited liability company that was formed in the state of Delaware on May 10, 2005. USCF maintains its main business office at 1999 Harrison Street, Suite 1530, Oakland, California 94612. USCF is a wholly-owned subsidiary of Wainwright Holdings, Inc., a Delaware corporation (“Wainwright”), which is a wholly owned subsidiary of Concierge Technologies, Inc. (publicly traded under the ticker CNCG) (“Concierge”). Mr. Nicholas Gerber (discussed below), along with certain family members and certain other shareholders, owns the majority of the shares in Concierge. Wainwright is a holding company that currently holds both USCF, as well as USCF Advisers LLC, an investment adviser registered under the Investment Advisers Act of 1940, as amended. USCF Advisers LLC serves as the investment adviser for the USCF SummerHaven SHPEN Index Fund (“BUYN”), the USCF SummerHaven SHPEI Index Fund (“BUY”), each a series of the USCF ETF Trust, as well as the USCF Commodity Strategy Fund, a series of the USCF Mutual Funds Trust. USCF ETF Trust and USCF Mutual Funds Trust are registered under the Investment Company Act of 1940, as amended (the “1940 Act”). USCF Advisers LLC was also the investment adviser for the Stock Split Index Fund (“TOFR”) and the USCF Restaurant Leaders Fund (“MENU”), each a series of the USCF ETF Trust, until October 2017 when both funds liquidated all of their assets and distributed cash pro rata to all remaining shareholders. The Board of Trustees for the USCF ETF Trust and USCF Mutual Funds Trust consist of different independent trustees than those independent directors who serve on the Board of Directors of USCF. USCF is a member of the National Futures Association (the “NFA”) and registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (the “CFTC”) on December 1, 2005 and as a swaps firm on August 8, 2013.

USCF serves as the sponsor of the Fund. USCF also serves as the general partner of the United States Natural Gas Fund, LP (“UNG”), the United States 12 Month Oil Fund, LP (“USL”), the United States Gasoline Fund, LP (“UGA”), the United States Diesel-Heating Oil Fund, LP (“UHN”), the United States Oil Fund, LP (“USO”), the United States 12 Month Natural Gas Fund, LP (“UNL”) the United States Short Oil Fund, LP (“DNO”) and the United States Brent Oil Fund, LP (“BNO”). USCF is also the sponsor of the United States Commodity Index Fund (“USCI”), the United States Copper Index Fund (“CPER”), the United States Agriculture Index Fund (“USAG”), and the Fund, each a series of the United States Commodity Index Funds Trust. The Fund is currently in registration and has not commenced operations.

In addition, USCF is the sponsor of the USCF Funds Trust, a Delaware Statutory Trust, and two of its series: the United States 3x Oil Fund (“USOU”) and the United States 3x Short Oil Fund (“USOD”), which commenced operations on July 20, 2017.

All funds listed previously, other than UCCO, are referred to collectively herein as the “Related Public Funds.”

The Related Public Funds are subject to reporting requirements under the Securities Exchange Act of 1934, as amended (“Exchange Act”) and, if registered under the 1940 Act, a Related Public Fund also must comply with the reporting requirements under the 1940 Act. For more information about each of the Related Public Funds, investors in the Fund may call 1-800-920-0259 or visit www.uscfinvestments.com or the Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov.

USCF is required to evaluate the credit risk of the Fund to the futures commission merchant (“FCM”), oversee the purchase and sale of the Fund’s shares by certain authorized participants (“Authorized Participants”), review daily positions and margin requirements of the Fund and manage the Fund’s investments. USCF also pays the fees of ALPS Distributors, Inc., which serves as the marketing agent for the Fund (the “Marketing Agent”), and Brown Brothers Harriman & Co. (“BBH&Co.”), which serves as the administrator (the “Administrator”) and the custodian (the “Custodian”) for the Fund. In no event may the aggregate compensation paid for the Marketing Agent and any affiliate of USCF for distribution-related services in connection with the offering of shares exceed ten percent (10%) of the gross proceeds of this offering.

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The business and affairs of USCF are managed by the Board, which is comprised of the Management Directors, each of whom are also executive officers and employees of USCF, and three independent directors who meet the independent director requirements established by the NYSE Arca Equities Rules and the Sarbanes-Oxley Act of 2002. The Management Directors have the authority to manage USCF pursuant to the terms of the LLC Agreement. Through its Management Directors, USCF manages the day-to-day operations of the Fund. The Board has an audit committee, which is made up of the three independent directors (Gordon L. Ellis, Malcolm R. Fobes III and Peter M. Robinson,). The audit committee is governed by an audit committee charter that is posted on the Fund’s website at www.uscfinvestments.com. The Board has determined that each member of the audit committee meets the financial literacy requirements of the NYSE Arca and the audit committee charter. The Board has further determined that each of Messrs. Ellis and Fobes have accounting or related financial management expertise, as required by the NYSE Arca, such that each of them is considered an “Audit Committee Finance Expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

The Fund has no executive officers. Pursuant to the terms of the Trust Agreement, the Fund’s affairs are managed by USCF.

The following are individual Principals, as that term is defined in CFTC Rule 3.1, for USCF: John P. Love, Stuart P. Crumbaugh, Nicholas D. Gerber, Melinda D. Gerber, Andrew Ngim, Robert Nguyen, Peter Robinson, Scott Schoenberger, Gordon Ellis, Malcolm Fobes, Ray Allen, Kevin Baum, Carolyn Yu, and Wainwright Holdings Inc. The individuals who are Principals due to their positions are John P. Love, Stuart P. Crumbaugh, Nicholas D. Gerber, Andrew Ngim, Robert Nguyen, Peter Robinson, Gordon Ellis, Malcolm Fobes, Ray Allen, Kevin Baum and Carolyn Yu. In addition, Wainwright is a Principal because it is the sole member of USCF. None of the Principals owns or has any other beneficial interest in the Fund. Ray Allen and Andrew Ngim make trading and investment decisions for the Fund. Andrew Ngim and Ray Allen direct the execution of trades on behalf of the Fund. In addition, Nicholas D. Gerber, John P. Love, Robert Nguyen, Ray Allen, Kevin Baum, Kathryn Rooney, Maya Lowry, and Ryan Katz are registered with the CFTC as Associated Persons of USCF and are NFA Associate Members. John P. Love, Robert Nguyen, Ray Allen, Kevin Baum, Kathryn Rooney, Maya Lowry, and Ryan Katz are also registered with the CFTC as Swaps Associated Persons.

Ray W. Allen, 61, Portfolio Manager of USCF since January 2008. Mr. Allen was the portfolio manager of: (1) UGA from February 2008 until March 2010, and then portfolio manager since May 2015, (2) UHN from April 2008 until March 2010, and then portfolio manager since May 2015, (3) UNL from November 2009 until March 2010, and then portfolio manager since May 2015. In addition, he has been the portfolio manager of: (1) DNO since September 2009, (2) USO and USL since March 2010, (3) BNO since June 2010, (4) UNG since May 2015, and (5) USOU and USOD since July 2017. Mr. Allen also has served as the portfolio manager of the USCF Commodity Strategy Fund, a series of USCF Mutual Funds Trust, since October 2017. Mr. Allen has been a principal of USCF listed with the CFTC and NFA since March 2009 and has been registered as an associated person of USCF since July 2015 and from March 2008 to November 2012. Additionally, Mr. Allen has been approved as an NFA swaps associated person of USCF since July 2015. As of February 2017, he also is an associated person and swap associated person of USCF Advisers LLC. USCF Advisers LLC, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Mr. Allen earned a B.A. in Economics from the University of California at Berkeley and holds an NFA Series 3 registration.

Kevin A. Baum, 47, has served as a Portfolio Manager of USCF since March 2016 and as the Chief Investment Officer of USCF since September 1, 2016. Prior to joining USCF, Mr. Baum temporarily retired from December 2015 to March 2016. Mr. Baum served as the Vice President and Senior Portfolio Manager for Invesco PowerShares Capital Management LLC, an investment manager that manages a family of exchange-traded funds, from October 2014 through December 2015. Mr. Baum was temporarily retired from May 2012 through September 2014. From May 1993 to April 2012, Mr. Baum worked as the Senior Portfolio Manager, Head of Commodities for OppenheimerFunds, Inc., a global asset manager. Mr. Baum has been an NFA member since March 2016 and a principal, swap associated person, and associated person of USCF since April 2016 and, as of January 2017, a branch manager of USCF. As of February 2017, he also is an associated person, swap associated person, and branch manager of USCF Advisers LLC. USCF Advisers LLC, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Mr. Baum is a CFA Charterholder, CAIA Charterholder, and earned a B.B.A. in Finance from Texas Tech University.

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Stuart P. Crumbaugh, 54, Chief Financial Officer, Secretary and Treasurer of USCF since May 2015 and also the Chief Financial Officer of Concierge Technologies, Inc., the parent of Wainwright Holdings, Inc. (“Wainwright”) since December 2017. In addition, Mr. Crumbaugh has served as a director of Wainwright, the parent and sole member of USCF, since December 2016. Mr. Crumbaugh has been a principal of USCF listed with the CFTC and NFA since July 1, 2015 and, as of January 2017, he is a principal of USCF Advisers LLC. USCF Advisers LLC, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Since June 2015, Mr. Crumbaugh has been the Treasurer and Secretary of USCF Advisers LLC. He also serves as a Management Trustee of USCF ETF Trust from May 2015 to present and as Management Trustee of the USCF Mutual Funds Trust from October 2016 to present. Mr. Crumbaugh joined USCF as the Assistant Chief Financial Officer on April 6, 2015. Prior to joining USCF, Mr. Crumbaugh was the Vice President Finance and Chief Financial Officer of Sikka Software Corporation, a software service healthcare company providing optimization software and data solutions from April 2014 to April 6, 2015. Mr. Crumbaugh served as a consultant providing technical accounting, IPO readiness and M&A consulting services to various early stage companies with the Connor Group, a technical accounting consulting firm, for the periods of January 2014 through March 2014; October 2012 through November 2012; and January 2011 through February 2011. From December 2012 through December 2013, Mr. Crumbaugh was Vice President, Corporate Controller and Treasurer of Auction.com, LLC, a residential and commercial real estate online auction company. From March 2011 through September 2012, Mr. Crumbaugh was Chief Financial Officer of IP Infusion Inc., a technology company providing network routing and switching software enabling software-defined networking solutions for major mobile carriers and network infrastructure providers. Mr. Crumbaugh earned a B.A. in Accounting and Business Administration from Michigan State University in 1987 and is a Certified Public Accountant – Michigan (inactive).

Nicholas D. Gerber, 55, Chairman of the Board of Directors of USCF since June 2005. Mr. Gerber also served as President and Chief Executive Officer of USCF from June 2005 through June 2015 and Vice President since June 2015. Mr. Gerber co-founded USCF in 2005 and prior to that, he co-founded Ameristock Corporation in March 1995, a California-based investment adviser registered under the Investment Advisers Act of 1940 from March 1995 until January 2013. From January 26, 2015 to the present, Mr. Gerber is also the Chief Executive Officer, President and Secretary of Concierge Technologies, Inc. (“Concierge”), which is a company publicly traded under the ticker symbol “CNGC.” Concierge is the sole shareholder of Wainwright. From August 1995 to January 2013, Mr. Gerber served as Portfolio Manager of Ameristock Mutual Fund, Inc. On January 11, 2013, the Ameristock Mutual Fund, Inc. merged with and into the Drexel Hamilton Centre American Equity Fund, a series of Drexel Hamilton Mutual Funds. Drexel Hamilton Mutual Funds is not affiliated with Ameristock Corporation, the Ameristock Mutual Fund, Inc. or USCF. From the period June 2014 to the present, Mr. Gerber also serves as Chairman of the Board of Trustees of USCF ETF Trust, an investment company registered under the Investment Company Act of 1940, as amended, and has previously served as President of USCF Advisers LLC. From October 2016 to the present, Mr. Gerber also serves as Chairman of the Board of Trustees of USCF Mutual Funds Trust, an investment company registered under the Investment Company Act of 1940, as amended. USCF Advisers LLC, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. In addition to his role as Chairman of the Board of USCF ETF Trust, he also served as its President and Chief Executive Officer from June 2014 until December 2015. Mr. Gerber also has served USCF Advisers on the Board of Managers since June 2013 and as the Vice President since June 2015. In the above roles, Mr. Gerber has gained extensive experience in evaluating and retaining third-party service providers, including custodians, accountants, transfer agents, and distributors. Mr. Gerber has been a principal of USCF listed with the CFTC and NFA since November 2005, an NFA associate member and associated person of USCF since December 2005 and a Branch Manager of USCF since May 2009. Mr. Gerber is a principal of USCF Advisers LLC as of January 2017. Additionally, as of February 2017, he is an associated person, swap associated person, and branch manager of USCF Advisers LLC. Mr. Gerber earned an MBA degree in finance from the University of San Francisco, a B.A. from Skidmore College and holds an NFA Series 3 registration.

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John P. Love, 46, President and Chief Executive Officer of USCF since June 2015 and Management Director of USCF since October 2016. Mr. Love previously served as a Senior Portfolio Manager for the Related Public Funds from March 2010 through June 2015. Prior to that, while still at USCF, he was a Portfolio Manager beginning with the launch of USO in April 2006. Mr. Love was the portfolio manager of USO from April 2006 until March 2010 and the portfolio manager for USL from December 2007 until March 2010. Mr. Love has been the portfolio manager of UNG since April 2007, and the portfolio manager of UGA, UHN, and UNL since March 2010. USCF Advisers LLC, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. He also acted as co-portfolio manager of the Stock Split Index Fund, a series of the USCF ETF Trust for the period from September 2014 to December 2015, when he was promoted to the position of President and Chief Executive Officer upon Mr. Gerber’s resignation from those positions. In addition, Mr. Love has served as on the Board of Managers of USCF Advisers LLC since November 2016 and as its President since June 2015. Mr. Love also is a director of Wainwright Holdings Inc., a position he has held since December 2016. Mr. Love has been a principal of USCF listed with the CFTC and NFA since January 17, 2006. Mr. Love has been registered as an associated person of USCF since February 2015 and from December 1, 2005 to April 16, 2009. Mr. Love has also been registered as a branch manager of USCF since March 2016. Additionally, Mr. Love has been approved as an NFA swaps associated person since February 2015. Mr. Love is a principal of USCF Advisers LLC as of January 2017. Additionally, as of February 2017, he is an associated person, swap associated person, and branch manager of USCF Advisers LLC. Mr. Love earned a B.A. from the University of Southern California, holds an NFA Series 3 and FINRA Series 7 registrations and is a CFA Charterholder.

Andrew F Ngim, 57, co-founded USCF in 2005 and has served as a Management Director since May 2005 and, since August 15, 2016, has served as the Chief Operating Officer of USCF. Mr. Ngim has served as the portfolio manager for USCI, CPER and USAG since January 2013. Mr. Ngim also served as USCF’s Treasurer from June 2005 to February 2012. In addition, he has been on the Board of Managers and has served as the Assistant Secretary and Assistant Treasurer of USCF Advisers since its inception in June 2013. Prior to and concurrent with his services to USCF and USCF Advisers, from January 1999 to January 2013, Mr. Ngim served as a Managing Director for Ameristock Corporation, a California-based investment adviser, which he co-founded in March 1995, and was Co-Portfolio Manager of Ameristock Mutual Fund, Inc. from January 2000 to January 2013., Mr. Ngim also served as portfolio manager of (1) the Stock Split Index Fund from September 2014 to October 2017, and (2) the USCF Restaurant Leaders Fund from November 2016 to October 2017, both series of the USCF ETF Trust. From December 2017 to the present, Mr. Ngim also serves as the portfolio manager for the USCF SummerHaven SHPEI Index Fund and the USCF SummerHaven SHPEN Index Fund, both of which are series of the USCF ETF Trust. Mr. Ngim serves as a Management Trustee of the USCF ETF Trust from August 2014 to the present and as a Management Trustee for the USCF Mutual Funds Trust from October 2016 to present. Mr. Ngim has been a principal of USCF listed with the CFTC and NFA since November 2005 and a principal of USCF Advisers LLC since January 2017. USCF Advisers LLC, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Mr. Ngim earned his B.A. from the University of California at Berkeley.

Robert L. Nguyen, 58, Management Director and principal since July 2015. Mr. Nguyen served on the Board of Wainwright from December 2014 to December 2016. Mr. Nguyen co-founded USCF in 2005 and served as a Management Director until March 2012. Mr. Nguyen was an Investment Manager with Ribera Investment Management, an investment adviser registered under the Investment Advisers Act of 1940, from January 2013 to March 2015. Prior to and concurrent with his services to USCF, from January 2000 to January 2013, Mr. Nguyen served as a Managing Principal for Ameristock Corporation, a California-based investment adviser registered under the Investment Advisers Act of 1940, which he co-founded in March 1995. Mr. Nguyen was a principal of USCF listed with the CFTC and NFA from November 2005 through March 2012 and an associated person of USCF listed with the CFTC and NFA from November 2007 through March 2012. Mr. Nguyen has been a principal of USCF listed with the CFTC and NFA since July 2015 and an associated person and a swap associated person of USCF listed with the CFTC and NFA since December 2015. As of February 2017, he also is an associated person and swap associated person of USCF Advisers LLC. USCF Advisers LLC, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Mr. Nguyen earned his B.S. from California State University at Sacramento, and holds NFA Series 3 and FINRA Series 7 registrations.

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Carolyn M. Yu, 59, General Counsel and Chief Compliance Officer of USCF since May 2015 and February 2013, respectively, and from August 2011 through April 2015, Ms. Yu served as Assistant General Counsel. Since May 2015, Ms. Yu has served as Chief Legal Officer and Chief Compliance Officer of USCF Advisers LLC and USCF ETF Trust as well as Chief AML Officer of USCF ETF Trust. Prior to May 2015, Ms. Yu was the Assistant Chief Compliance Officer and AML Officer of the USCF ETF Trust. Previously, Ms. Yu served as Branch Chief with the Securities Enforcement Branch for the State of Hawaii, Department of Commerce and Consumer Affairs from February 2008 to August 2011. Since August 2013, in the case of USCF, and January 2017, in the case of USCF Advisers LLC, Ms. Yu has been a principal listed with the CFTC and NFA. USCF Advisers LLC, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Ms. Yu earned her JD from Golden Gate University School of Law and a B.S. in business administration from San Francisco State University.

Gordon L. Ellis, 71, Independent Director of USCF since September 2005. Previously, Mr. Ellis was a founder of International Absorbents, Inc., Director and Chairman since July 1985 and July 1988, respectively, and Chief Executive Officer and President since November 1996. He also served as Chairman of Absorption Corp., a wholly-owned subsidiary of International Absorbents, Inc., which is a leading developer and producer of environmentally friendly pet care and industrial products, from May July 1985 until July 2010 when it was sold to Kinderhook Industries, a private investment banking firm and remained as a director until March 2013 when Absorption Corp was sold again to J. Rettenmaier & Söhne Group, a German manufacturing firm. Concurrent with that, he founded and has served as Chairman from November 2010 to present of Lupaka Gold Corp., a firm that acquires, explores, develops, and evaluates gold mining properties in Peru, South America. Mr. Ellis has his Chartered Directors designation from The Director’s College (a joint venture of McMaster University and The Conference Board of Canada). He has been a principal of USCF listed with the CFTC and NFA since November 2005. Mr. Ellis is an engineer and earned an MBA in international finance.

Malcolm R. Fobes III, 53, Independent Director of USCF and Chairman of USCF’s audit committee since September 2005. He founded and is the Chairman and Chief Executive Officer of Berkshire Capital Holdings, Inc., a California-based investment adviser registered under the Investment Advisers Act of 1940 that has been sponsoring and providing portfolio management services to mutual funds since June 1997. Mr. Fobes serves as Chairman and President of The Berkshire Funds, a mutual fund investment company registered under the Investment Company Act of 1940. Since 1997, Mr. Fobes has also served as portfolio manager of the Berkshire Focus Fund, a mutual fund registered under the Investment Company Act of 1940, which concentrates its investments in the electronic technology industry. He was also contributing editor of Start a Successful Mutual Fund: The Step-by-Step Reference Guide to Make It Happen (JV Books, 1995). Mr. Fobes has been a principal of USCF listed with the CFTC and NFA since November 2005. He earned a B.S. in finance with a minor in economics from San Jose State University in California.

Peter M. Robinson, 60, Independent Director of USCF since September 2005. Mr. Robinson has been a Research Fellow since 1993 with the Hoover Institution, a public policy think tank located on the campus of Stanford University. He authored three books and has been published in the New York Times, Red Herring, and Forbes ASAP and is the editor of Can Congress Be Fixed?: Five Essays on Congressional Reform (Hoover Institution Press, 1995). Mr. Robinson has been a principal of USCF listed with the CFTC and NFA since December 2005. He earned an MBA from the Stanford University Graduate School of Business, graduated from Oxford University in 1982 after studying politics, philosophy, and economics and graduated summa cum laude from Dartmouth College in 1979.

Who is Auspice?

Background of Auspice

Auspice Capital Advisors Ltd, is a corporation incorporated under the laws of the Province of Alberta, Canada. The principal office of Auspice is located at Suite 510, 1000 – 7th Avenue SW, Calgary, Alberta T2P 5L5.

Auspice is registered as (among other registrations) a portfolio manager and investment fund manager in the Province of Alberta and a commodity trading manager and investment fund manager in the Province of Ontario. Its core expertise is managing commodity risk and designing and executing systematic trading strategies. Auspice’s business functions include management of investment funds and the creation of commodity based indices, including the CCIER.

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Officers and Directors of Auspice

The officers and directors of Auspice are Timothy Pickering, Kenneth Corner and Arthur Chan.

Tim Pickering, of Calgary, Alberta, President and Director of Auspice since April 2007. Mr. Pickering has been a Director of Auspice since April 2007. Mr. Pickering is Founder, CIO and lead Portfolio Manager of Auspice which started with the launch of the Auspice Managed Futures LP in 2005. Tim leads strategic decision making and the vision for Auspice’s diverse suite of award winning rules-based quantitative investment strategies. Auspice is a registered CTA and NFA member since September 30, 2008. Mr. Pickering has been a principal of Auspice listed with the CFTC and NFA since September 17, 2008. Mr. Pickering has been registered as an associated person of Auspice since September 30, 2008. Prior to forming Auspice, Tim was VP of Trading at Shell (North America), 1999-2005. He began his career at TD Securities (Toronto) in their elite trading development program in 1995 ultimately holding the Senior PM position for the Energy Derivatives portfolio until 1999. Mr. Pickering holds a Bachelor of Commerce degree from the University of Calgary. Additionally, Mr. Pickering holds NFA Series 3 registration.

Kenneth Corner, of Calgary, Alberta, Co-Portfolio Manager, Chief Operating Officer and acting Corporate Secretary for Auspice. Mr. Corner has been a Director of Auspice since April 2007. He has been a principal of Auspice listed with the CFTC and NFA since August 17, 2011.

Arthur Chan, of Calgary, Alberta, Director of Finance since May 2013 and Chief Compliance Officer of Auspice since August 2014. Mr. Chan has been a Director of Auspice since October 2014.  Previously, Mr. Chan held senior management positions with Fund Administrators in Toronto and Bermuda. Mr. Chan holds a CPA designation in Canada.

The Fund’s Service Providers

Custodian, Registrar, Transfer Agent, and Administrator

In its capacity as the Custodian for the Fund, BBH&Co. may hold the Fund’s Treasuries, cash and/or cash equivalents pursuant to a custodial agreement. Under the Custodian Agreement, BBH&Co. may appoint sub-custodians and invest the Fund’s cash in its and other bank’s deposit accounts. BBH&Co. is also the registrar and transfer agent for the shares. In addition, in its capacity as Administrator for the Fund, BBH&Co. (in such capacity, the “Administrator”) performs certain administrative and accounting services for the Fund and prepares certain SEC, NFA and CFTC reports on behalf of the Fund.

Currently, USCF pays BBH&Co. for its services, in the foregoing capacities, a minimum amount of $75,000 annually for its custody, fund accounting and fund administration services rendered to each series of the Trust and each of the Related Public Funds, as well as a $20,000 annual fee for its transfer agency services. In addition, USCF pays BBH&Co. an asset-based charge of: (a) 0.06% for the first $500 million of the Related Public Funds’ combined net assets, (b) 0.0465% for the Related Public Funds’ combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% once the Related Public Funds’ combined net assets exceed $1 billion. The annual minimum amount will not apply if the asset-based charge for all accounts in the aggregate exceeds $75,000. USCF also pays transaction fees ranging from $7 to $15 per transaction.

BBH&Co.’s principal business address is 50 Post Office Square, Boston, MA 02110. BBH&Co., a private bank founded in 1818, is neither a publicly held company nor insured by the Federal Deposit Insurance Corporation. BBH&Co. is authorized to conduct a commercial banking business in accordance with the provisions of Article IV of the New York State Banking Law, New York Banking Law §§160–181, and is subject to regulation, supervision, and examination by the New York State Department of Financial Services. BBH&Co. is also licensed to conduct a commercial banking business by the Commonwealths of Massachusetts and Pennsylvania and is subject to supervision and examination by the banking supervisors of those states.

Delaware Trustee

Wilmington Trust, National Association, a national banking association, with its principal place of business in the State of Delaware, as Delaware trustee (the “Trustee”) serves as the Trust’s corporate trustee as required under the Delaware Statutory Trust Act (“DSTA”). USCF pays the Trustee $3,000 annually for its services to the Trust.

The Trustee is the sole trustee of the Trust. The rights and duties of the Trustee and USCF with respect to the offering of the shares and the Fund’s management and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, USCF or the shareholders of the Fund. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with USCF.

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The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by USCF. USCF has the discretion to replace the Trustee.

Only the assets of the Trust and USCF are subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, USCF has exclusive management and control of all aspects of the Trust’s business. The Trustee has no duty or liability to supervise the performance of USCF, nor will the Trustee have any liability for the acts or omissions of USCF. The shareholders have no voice in the day to day management of the business and operations of the Fund and the Trust, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of the Fund and the Trust, USCF may, in its sole and absolute discretion, appoint an affiliate or affiliates of USCF as additional sponsors and retain such persons, including affiliates of USCF, as it deems necessary to effectuate and carry out the purposes, business and objectives of the Trust.

Because the Trustee has no authority over the Trust’s operations, the Trustee itself is not registered in any capacity with the CFTC.

Marketing Agent

The Fund also employs ALPS Distributors, Inc. (“ALPS Distributors”) as the Marketing Agent, which is further discussed under “What is the Plan of Distribution?” USCF pays the Marketing Agent a fee for its services as marketing agent to the Fund equal to 0.06% on Fund assets up to the first $3 billion; and 0.04% on Fund assets in excess of $3 billion. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for marketing and/or distribution-related services in connection with the offering of shares exceed ten percent (10%) of the gross proceeds of the offering.

ALPS Distributors’ principal business address is 1290 Broadway, Suite 1100, Denver, CO 80203. ALPS Distributors is a broker-dealer registered with the U.S. Securities and Exchange Commission and is a member of the Financial Industry Regulatory Authority (“FINRA”) and Securities Investor Protection Corporation.

Relationship with Charles Schwab & Co., Inc.

USCF or the Marketing Agent, or an affiliate of USCF or the Marketing Agent, may directly or indirectly make cash payments to certain broker-dealers for participating in activities that are designed to make registered representatives and other professionals more knowledgeable about exchange-traded funds and exchange-traded products, including the Fund and the Related Public Funds, or for other activities, such as participation in marketing activities and presentations, educational training programs, conferences, the development of technology platforms and reporting systems. USCF and/or the Marketing Agent have, or may in the future have, arrangements to make payments, other than for the educational programs and marketing activities described above, to Charles Schwab & Co., Inc. (“Schwab”). Pursuant to the arrangement between USCF and Schwab, Schwab has agreed to promote certain exchange-traded funds and exchange-traded products to Schwab’s customers, which may include the Fund and certain of the Related Public Funds, and not to charge certain of its customers any commissions when those customers purchase or sell shares of participating exchange-traded funds and exchange-traded products. Payments to a broker-dealer or intermediary may create potential conflicts of interest between the broker-dealer or intermediary and its clients. These amounts, which may be significant, are paid by USCF and/or the Marketing from their own resources and not from the assets of the Fund or the Related Public Funds.

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Futures Commission Merchant

On [•], USCF entered into a Futures and Cleared Derivatives Transactions Customer Account Agreement with RBC Capital Markets, LLC (“RBC Capital” or “RBC”) to serve as the Fund’s FCM, effective [•]. This agreement requires RBC Capital to provide services to the Fund, as of [•], in connection with the purchase and sale of Benchmark Component Futures Contracts and Other Crude Oil-Related Investments that may be purchased or sold by or through RBC Capital for the Fund’s account. For the period [•] and after, the Fund pays RBC Capital commissions for executing and clearing trades on behalf of the Fund.

RBC Capital’s primary address is 500 West Madison Street, Suite 2500, Chicago, Illinois 60661. Effective [•], RBC Capital became the futures clearing broker for the Fund. RBC Capital is registered in the United States with FINRA as a broker-dealer and with the CFTC as an FCM. RBC Capital is a member of various U.S. futures and securities exchanges.

RBC Capital (“RBC Capital”), is a large broker dealer subject to many different complex legal and regulatory requirements. As a result, certain of RBC Capital’s regulators may from time to time conduct investigations, initiate enforcement proceedings and/or enter into settlements with RBC Capital with respect to issues raised in various investigations. RBC Capital complies fully with its regulators in all investigations being conducted and in all settlements it reaches. In addition, RBC Capital is and has been subject to a variety of civil legal claims in various jurisdictions, a variety of settlement agreements and a variety of orders, awards and judgments made against it by courts and tribunals, both in regard to such claims and investigations. RBC Capital complies fully with all settlements it reaches and all orders, awards and judgments made against it.

RBC Capital has been named as a defendant in various legal actions, including arbitrations, class actions and other litigation including those described below, arising in connection with its activities as a broker-dealer. Certain of the actual or threatened legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. RBC Capital is also involved, in other reviews, investigations and proceedings (both formal and informal) by governmental and self-regulatory agencies regarding RBC Capital’s business, including among other matters, accounting and operational matters, certain of which may result in adverse judgments, settlements, fines, penalties, injunctions or other relief.

RBC Capital contests liability and/or the amount of damages as appropriate in each pending matter. In view of the inherent difficulty of predicting the outcome of such matters, particularly in cases where claimants seek substantial or indeterminate damages or where investigations and proceedings are in the early stages, RBC Capital cannot predict the loss or range of loss, if any, related to such matters; how or if such matters will be resolved; when they will ultimately be resolved; or what the eventual settlement, fine, penalty or other relief, if any, might be. Subject to the foregoing, RBC Capital believes, based on current knowledge and after consultation with counsel, that the outcome of such pending matters will not have a material adverse effect on the consolidated financial condition of RBC Capital.

On April 27, 2017, pursuant to an offer of settlement, a Panel of the Chicago Board of Trade Business Conduct Committee (“Panel”) found that RBC Capital engaged in EFRP transactions which failed to satisfy the Rules of the Chicago Board of Trade (the “Exchange”) in one or more ways. Specifically, the Panel found that RBC Capital traders entered into EFRP trades in which RBC Capital accounts were on both sides of the transactions. While the purpose of the transactions was to transfer positions between the RBC Capital accounts, the Chicago Mercantile Exchange Group found that the manner in which the trades occurred violated the Exchange’s prohibition on wash trades. The Panel found that RBC Capital thereby violated CBOT Rules 534 and (legacy) 538.B. and C. In accordance with the settlement offer, the Panel ordered RBC Capital to pay a $175,000 fine.

On June 18, 2015, in connection with the Municipalities Continuing Disclosure Cooperation initiative of the U.S. Securities and Exchange Commission (“SEC”), the SEC commenced and settled an administrative proceeding against RBC Capital for willful violations of Sections 17(a)(2) of the Securities Act of 1933, as amended (“1933 Act”) after the firm self-reported instances in which it conducted inadequate due diligence in certain municipal securities offerings and as a result, failed to form a reasonable basis for believing the truthfulness of certain material representations in official statements issued in connection with those offerings. RBC Capital paid a fine of $500,000.

RBC Capital and certain affiliates were named as defendants in a lawsuit relating to their role in transactions involving investments made by a number of Wisconsin school districts in certain collateralized debt obligations. These transactions were also the subject of a regulatory investigation, which was resolved in 2011. RBC Capital reached a final settlement with all parties in the civil litigation, and the civil action against RBC Capital was dismissed with prejudice on December 6, 2016.

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On July 31, 2015, RBC Capital was added as a new defendant in a pending putative class action initially filed in November 2013 in the United States District Court for the Southern District of New York. The action is brought against multiple foreign exchange dealers and alleges collusive behavior, among other allegations, in foreign exchange trading. Various regulators are also conducting inquiries regarding potential violations of law by a number of banks and other entities, including RBC Capital, regarding foreign exchange trading. In September 2017, the U.S. District Court entered an order preliminarily approving a pending settlement with class plaintiffs. Canadian class actions and one other U.S. action that is purportedly brought on behalf of different classes of plaintiffs remain pending.

On April 13, 2015, RBC Capital’s affiliate, Royal Bank of Canada Trust Company (Bahamas) Limited (RBC Bahamas), was charged in France with complicity in tax fraud. RBC Bahamas believes that its actions did not violate French law and contested the charge in the French court. The trial of this matter has concluded and a verdict was delivered on January 12, 2017, acquitting the company and the other defendants. The French prosecutor’s office has appealed.

Thornburg Mortgage Inc. (now known as “TMST”) and RBC Capital were parties to a master repurchase agreement executed in September 2003 whereby TMST financed its purchase of residential mortgage-backed securities. Upon TMST’s default during the financial crisis, RBC Capital valued TMST’s collateral at allegedly deflated prices. After TMST’s bankruptcy filing, TMST’s trustee brought suit against RBC Capital in 2011 for breach of contract. In 2015, TMST was awarded more than $45 million in damages. RBC Capital has appealed. The appeals court set a briefing schedule and simultaneously ordered the parties to participate in a mediation. The parties have subsequently reached an agreement to settle the matter; a motion to approve the settlement was filed with the bankruptcy court on January 10, 2016 and granted on February 27, 2017.

On October 14, 2014, the Delaware Court of Chancery (the “Court of Chancery”) in a class action brought by former shareholders of Rural/Metro Corporation, held RBC Capital liable for aiding and abetting a breach of fiduciary duty by three Rural/Metro directors, but did not make an additional award for attorney’s fees. A final judgment was entered on February 19, 2015 in the amount of US$93 million plus post judgment interest. RBC Capital appealed the Court of Chancery’s determination of liability and quantum of damages, and the plaintiffs cross-appealed the ruling on additional attorneys’ fees. On November 30, 2015, the Delaware Supreme Court affirmed the Court of Chancery with respect to both the appeal and cross-appeal. RBC Capital is cooperating with an investigation by the SEC relating to this matter. In particular, the SEC contended that RBC Capital caused materially false and misleading information to be included in the proxy statement that Rural filed to solicit shareholder approval for the sale in violation of section 14(A) of the Exchange Act and Rule 14A-9 thereunder. On August 31, 2016, RBC Capital was ordered by the SEC to cease and desist and paid $500,000 in disgorgement, plus interest of $77,759 and a civil penalty of $2 million.

On March 11, 2013, the New Jersey Bureau of Securities entered a consent order settling an administrative complaint against RBC Capital, which alleged that RBC Capital failed to follow its own procedures with respect to monthly account reviews and failed to maintain copies of the monthly account reviews with respect to certain accounts that James Hankins Jr. maintained at the firm in violation of N.J.S.A. 49:3-58(a)(2)(xi) and 49:3-59(b). Without admitting or denying the findings of fact and conclusions of law, RBC Capital consented to a civil monetary penalty of $150,000 (of which $100,000 was suspended as a result of the firm’s cooperation) and to pay disgorgement of $300,000.

Please see RBC Capital’s Form BD, which is available on the FINRA BrokerCheck program, for more details.

RBC Capital will act only as clearing broker for the Fund and as such will be paid commissions for executing and clearing trades on behalf of the Fund. RBC Capital has not passed upon the adequacy or accuracy of this disclosure document. RBC Capital will not act in any supervisory capacity with respect to USCF or participate in the management of USCF or the Fund.

RBC Capital is not affiliated with the Fund or USCF. Therefore, neither USCF nor the Fund believes that there are any conflicts of interest with RBC Capital or its trading principals arising from its acting as the Fund’s FCM.

Currently, USCF does not employ commodity trading advisors for the trading of the Fund contracts. USCF currently does, however, employ SummerHaven Investment Management, LLC as a trading Advisor for USCI, CPER and USAG. If, in the future, USCF does employ commodity trading advisors for the Fund, it will choose each advisor based on arm’s-length negotiations and will consider the advisor’s experience, fees and reputation.

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Swap Counterparties

At present, there are no OTC swap counterparties of the Fund. Counterparties of the Fund will be required to be banks, swap dealers or other qualified institutions that meet the credit, size and experience requirements of the Fund, and may include NBC. Swap counterparties and the material terms of the Fund’s OTC derivatives contracts will be posted on the Funds website.

Commodity Trading Advisor

Auspice serves as a commodity trading advisor to the Fund. Auspice provides advisory services to USCF with respect to the CCIER and investment decisions for the Fund. Its advisory services include, but are not limited to, general consultation regarding the calculation and maintenance of the CCIER, anticipated changes to the CCIER, and the nature of the CCIER’s current or anticipated component securities. For these services, USCF pays fees to Auspice. For additional information about the CCIER and the Fund’s trading program see “Additional Information About the CCIER and the Fund’s Trading Program.”

Auspice’s principal business address is Suite 510 - 1000 7th AVE SW, Calgary, AB T2P 5L5 Canada.

USCF has also entered into a licensing agreement with Auspice. Under this licensing agreement, Auspice has sub-licensed to the Fund, the use of certain names and marks, including the CCIER with respect to the Fund. For this license, USCF pays a fee to Auspice of 0.04% of total assets under management.

The Fund’s Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund. You should note that you may pay brokerage fees on purchases and sales of the Fund’s shares, which are not reflected in the table. Authorized Participants will pay applicable creation and redemption fees. See “Creation and Redemption of Shares-Creation and Redemption Transaction Fee,” page 94.

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)

Fees and Expenses
Management Fee(1)	0.65%
Brokerage Fees(2)	0.24%
Other Expenses(3)	0.24%
Expense Waiver(4)	(0.33)%
Total Annual Fund Operating Expenses	0.80%

(1)

The Fund is contractually obligated to pay USCF a management fee based on daily net assets and paid monthly of 0.65% per annum on average net assets. Average daily net assets are calculated daily by taking the average of the total net assets of the Fund over the calendar year, i.e., the sum of daily total net assets divided by the number of calendar days in the year. On days when markets are closed, the total net assets are the total net assets from the last day when the market was open.

(2)

The Fund determined this estimate as follows based on the Fund having two blocks of 50,000 shares (“Creation Baskets”) sold and 100,000 shares outstanding. Assuming the price of a share is $20.00, the Fund would receive $2,000,000 upon the sale of a Creation Basket (100,000 shares multiplied by $20.00). Assuming no change in the settlement price of the contracts, the Fund would be required to sell and purchase positions in 67 futures contracts each month to support shares sold in the Creation Basket ($2,000,000 divided by the total value of the futures contracts at an assumed settlement price for the futures contract of $60,000). Assuming futures commission merchants charge approximately $3.00 per futures contract for each buy or sale, the monthly futures commission merchant commission charge per contract would be approximately $6.00, and the annual futures commission merchant commission charge per contract would be approximately $72.00. Assuming no change in the settlement price of the contracts, the Fund would sell and buy 67 futures contracts each month to support a Creation Basket, which means that the Fund’s annual commission charge per two Creation Baskets without rebalancing would be approximately $4,824 (67 contracts bought and sold * approximately $6.00 per month * 12 months). As a percentage of the total investment of $2,000,000 to support the issuance of two Creation Baskets, the Fund’s annual commission expense would be approximately 0.24% ($4,824 divided by $2,000,000 per annum).

(3)	This consists of the Registration Fee, Independent Directors’ and Officers’ Fees, and fees and expenses associated with tax accounting and reporting.
(4)	USCF has voluntarily agreed to pay certain fees typically borne by the Fund, to the extent that such fees exceed 0.15% of the Fund’s NAV, on an annualized basis. USCF can terminate this agreement at any time in its sole discretion. If this agreement were terminated, the Annual Fund Operating Expenses could increase, which would negatively impact your total return from an investment in the Fund.

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Breakeven Analysis

The breakeven analysis below indicates the approximate dollar returns and percentage required for the redemption value of a hypothetical investment in a single share of the Fund to equal the amount invested twelve months after the investment was made. For purposes of this breakeven analysis, an initial selling price per share of $20.00, which equals the price per share on May [•], 2018 is assumed. In order for a hypothetical investment in shares to break even over the next 12 months, assuming a selling price of $20.00 per share, the investment would have to generate a 0% or $0 return. This breakeven analysis refers to the redemption of baskets by Authorized Participants and is not related to any gains an individual investor would have to achieve in order to break even. The breakeven analysis is an approximation only.

Assumed initial selling price per share	$20.00
Management Fees (0.650%)(1)	$0.13
Creation Basket Fee (0.001%)(2)	$0.00
Estimated Brokerage Fee (0.24%)(3)	$0.05
Interest Income (-1.160%)(4)	$(0.23)
Registration Fee (0.031%)(5)	$0.01
Independent Directors’ and Officers’ Fees (0.010%)	$0.00
Fees and expenses associated with tax accounting and reporting (0.200%)	$0.04
Amount of Trading Income (loss) required for the redemption value at the end of one year to equal the initial selling price of the share (inclusive of credit)	$0
Percentage of initial selling price per share (inclusive of credit)	0%
Expense Waiver (-0.33%)(6)	$(0.07)
Amount of Trading Income (loss) required for the redemption value at the end of one year to equal the initial selling price of the share (inclusive of credit)(7)	$0
Percentage of initial selling price per share (inclusive of credit)(7)	0%

(1)	The Fund is contractually obligated to pay USCF a management fee based on daily net assets and paid monthly of 0.65% per annum on average net assets.
(2)	Authorized Participants are required to pay a Creation Basket fee or Redemption Basket fee of $350 for each order they place to create or redeem one or more baskets. This breakeven analysis assumes a hypothetical investment in a single unit, which would equal the $350 Creation Basket fee divided by the total number of outstanding shares plus the 50,000 shares created by the Creation Basket. This calculation will always result in a value that is below 0.010%, but for purposes of this breakeven analysis we assume a creation basket fee of 0.010%. The transaction fee may be waived, reduced, increased or otherwise changed by USCF.
(3)	USCF has voluntarily agreed to pay certain brokerage and registration fees typically borne by the Fund, to the extent that such fees exceed 0.15% of the Fund’s NAV, on an annualized basis. USCF can terminate this agreement at any time in its sole discretion. If this agreement were terminated, the Annual Fund Operating Expenses could increase, which would negatively impact your total return from an investment in the Fund.
(4)	The Fund earns interest on cash and cash equivalents held at the FCM and Custodian, treasuries, and money market funds at an estimated interest rate of 1.160%. This is a blended rate based on the rate of interest earned on all of the foregoing as of December 31, 2017. The actual rate may vary.
(5)	The Fund is not responsible for the SEC registration fees and related expenses in connection with its initial registration of shares. Payment of SEC registration fees and expenses for subsequent offerings of shares will be paid by the Fund.
(6)	USCF has voluntarily agreed to pay certain fees typically borne by the Fund, to the extent that such fees exceed 0.15% of the Fund’s NAV, on an annualized basis. USCF can terminate this agreement at any time in its sole discretion. If this agreement were terminated, the Annual Fund Operating Expenses could increase, which would negatively impact your total return from an investment in the Fund.
(7)	The breakeven amount, calculated based on the information in the table and the assumptions set forth in these notes, would require a negative rate of return of 0.33% (-0.33%), $-0.07. As a result, the Fund would have to lose market value by that percent or amount in order to break even, notwithstanding the fees and expenses charged to the Fund. The breakeven amount is not permitted to be expressed as a negative number and therefore has been expressed as $0.

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Conflicts of Interest

There are present and potential future conflicts of interest in the Fund’s structure and operation you should consider before you purchase shares. USCF will use this notice of conflicts as a defense against any claim or other proceeding made. If USCF is not able to resolve these conflicts of interest adequately, it may impact the Fund’s and the Related Public Funds’ ability to achieve their investment objectives.

The officers, directors and employees of USCF do not devote their time exclusively to the Fund. These persons are directors, officers or employees of other entities which may compete with the Fund for their services. They could have a conflict between their responsibilities to the Fund and to those other entities.

USCF has adopted policies that prohibit the company and its principals, officers, directors and employees from trading futures and related contracts in which either the Fund or any of the Related Public Funds invests. These policies are intended to prevent conflicts of interest occurring where USCF or its principals, officers, directors or employees could give preferential treatment to their own accounts or trade their own accounts ahead of or against the Fund or any of the Related Public Funds.

USCF has sole current authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests. Shareholders have very limited voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in the Fund’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Fund’s assets.

USCF serves as the sponsor to the Fund and the sponsor and/or general partner to the Related Public Funds. USCF may have a conflict to the extent that its trading decisions for the Fund may be influenced by the effect they would have on the other funds it manages.

In addition, USCF is required to indemnify the officers and directors of the Related Public Funds, if the need for indemnification arises. This potential indemnification will cause USCF’s assets to decrease. If USCF’s other sources of income are not sufficient to compensate for the indemnification, then USCF may terminate and you could lose your investment.

Auspice’s officers, directors and employees do not devote their time exclusively to the Fund. Rather, Auspice’s directors, officers and employees act in various capacities for other entities, some of which may now, or in the future, compete with the Fund for their services. In particular, we note that Auspice is the management trustee of two Canadian ETFs, the Auspice Canadian Crude Oil Index ETF, which has an investment objective similar to the Fund, and the Canadian Natural Gas Index ETF, both of which are listed on the Toronto Stock Exchange. Accordingly, Auspice’s officers, directors and employees could have a conflict between their responsibilities to the Fund and to other entities.

USCF has sole current authority to manage the investments and operations of the Fund. It has delegated certain marketing functions with respect to the Fund to Auspice. Auspice may act in a way that furthers its own interests in conflict with the best interests of investors.

The officers, directors and employees of Auspice do not devote their time exclusively to the Fund. These persons are directors, officers or employees of other entities which may compete with the Fund for their services. They could have a conflict between their responsibilities to the Fund and to those other entities.

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Auspice has adopted policies that prohibit it and its principals, officers, directors and employees from trading futures and related contracts in which the Fund invests. These policies are intended to prevent conflicts of interest occurring where Auspice or its principals, officers, directors or employees could give preferential treatment to their own accounts or trade their own accounts ahead of or against the Fund.

NBC may be a significant Fund shareholder and to the extent it determines to buy, sell or engage in other transactions relating to the Fund’s Shares or exercise any of its rights relating to the Shares, it could negatively impact the value of the Shares held by other Fund Shareholders.

In addition, NBC may be a counterparty to the Fund under its OTC derivatives contracts and may also purchase opposite or competing positions in the Benchmark Component Futures contracts, other eligible futures contracts, or other Crude Oil-Related Interests. The Fund’s Custodian may also deposit a portion of the Fund’s cash in an NBC deposit account. As a result, NBC may have conflicts of interest, which may permit it to favor its own interests to the detriment of other shareholders.

NBC may also engage in transactions with other entities that may compete with the Fund for its products or may itself engage in other transactions or offer products that compete with or could adversely impact the value of the Fund’s shares. As a result, NBC could have a conflict between meeting its contractual and other obligations to the Fund as well as to the transactions with and responsibilities to other entities. See “Risk Factors Involved with an Investment in the Fund” beginning on page 6.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between USCF or any of its affiliates, on the one hand, and the Trust, the Fund or any shareholders or any other person, on the other hand, USCF shall resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

USCF has not established any formal procedure to resolve Auspice or NBC conflicts of interest. Consequently, investors are dependent on the good faith of the respective parties subject to such conflicts of interest to resolve them equitably. Although USCF attempts to monitor these conflicts, it is extremely difficult, if not impossible, for USCF to ensure that these conflicts do not, in fact, result in adverse consequences to the Fund’s shareholders.

Interests of Named Experts and Counsel

USCF has employed Eversheds Sutherland (US) LLP to prepare this prospectus. None of Eversheds Sutherland (US) LLP, any other law firm nor any other expert hired by USCF on behalf of the Trust and the Fund, to give advice on the preparation of this offering document has been hired on a contingent fee basis. None of them have any present or future expectation of interest in USCF, Marketing Agent, Authorized Participants, Custodian, Administrator or other service providers to the Trust and the Fund.

Ownership or Beneficial Interest in the Fund

As of May [•], 2018, no person owned more than five percent (5%) of the shares of the Fund. Also, as such date, USCF owns 50 shares of the Fund, and none of the principals of USCF own any shares of the Fund.

Fiduciary and Regulatory Duties of USCF

The general fiduciary duties which would otherwise be imposed on USCF (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the shares, are deemed to consent).

Additionally, under the Trust Agreement USCF has the following obligations as a sponsor of the Trust:

•	Devote to the business and affairs of the Trust such of its time as it determines in its discretion (exercised in good faith) to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the shareholders;

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•	Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

•	Appoint and remove independent public accountants to audit the accounts of the Trust and employ attorneys to represent the Trust;

•	Use its best efforts to maintain the status of the Trust as a statutory trust for state law purposes and as a partnership for U.S. federal income tax purposes;

•	Invest, reinvest, hold uninvested, sell, exchange, write options on, lease, lend and, to the extent permitted by the Trust Agreement, pledge, mortgage and hypothecate the assets of the Fund in accordance with the purposes of the Trust and this prospectus;

•	Have fiduciary responsibility for the safekeeping and use of the Trust’s assets, whether or not in USCF’s immediate possession or control;

•	Enter into and perform agreements with each Authorized Participant, receive from Authorized Participants and process properly submitted purchase orders, receive Creation Basket Deposits (defined below), deliver or cause the delivery of Creation Baskets to for the account of the Authorized Participant submitting a purchase order;

•	Receive from Authorized Participants and process, or cause the Marketing Agent to process, properly submitted redemption orders, receive from the redeeming Authorized Participants through the Depository, and thereupon cancel or cause to be cancelled, shares corresponding to the Redemption Baskets to be redeemed;

•	Interact with the Depository as required;

•	Delegate duties to one or more administrators, as USCF determines; and

•	Delegate duties to one or more commodity trading or other advisors, as USCF determines.

To the extent that, at law (common or statutory) or in equity, USCF has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Fund, the shareholders or to any other person, USCF will not be liable to the Trust, the Fund, the shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this prospectus unless such reliance constitutes gross negligence or willful misconduct on the part of USCF.

Under Delaware law, a beneficial owner of a statutory trust (such as a shareholder of the Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from USCF where the losses result from a violation by USCF of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against USCF (a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the Commodity Exchange Act (“CEA”), and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

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The foregoing summary describing in general terms the remedies available to shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. As this is a rapidly developing and changing area of the law, shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Liability and Indemnification

Under the Trust Agreement, USCF, the Trustee and their respective affiliates (collectively, “Covered Persons”) (i) shall have no liability to the Trust, to the Fund, or to any shareholder for any loss suffered by the Trust or the Fund which arises out of any action or inaction of such Covered Person and (ii) shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any shareholder or assignee thereof, in both cases, provided that such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any Administrator or other delegatee selected by USCF with reasonable care, provided, however, that the Trustee and its affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any Administrator or other delegatee or any other person selected by USCF to provide services to the Trust.

The Trust Agreement also provides that USCF (and any other Covered Person performing services on behalf of the Trust or the Fund, as applicable, and acting within the scope of USCF’s authority as set forth in the Trust Agreement) shall be indemnified by the Trust (or by the Fund separately to the extent the matter in question relates to a single fund or disproportionately affects a specific fund in relation to another fund) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust or a fund, as applicable, provided that (i) USCF was acting on behalf of or performing services for the Trust or a fund, as applicable, and has determined, in good faith, that such course of conduct was in the best interests of the Trust or a fund, as applicable and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of USCF and (ii) any such indemnification will only be recoverable from the assets of the Trust or of the Fund. All rights to indemnification permitted under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of USCF, or the withdrawal, adjudication of bankruptcy or insolvency of USCF, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against USCF.

USCF shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of the U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation cost) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The payment of any indemnification shall be allocated, as appropriate, among the series funds in the Trust, including the Fund. The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against USCF shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by USCF on behalf of the Trust or any fund, as applicable; (ii) the legal action is initiated by a party other than the Trust or any fund; and (iii) USCF undertakes to repay the advanced funds with interest to the Trust or any fund, as applicable, in cases in which it is not entitled to indemnification under the Trust Agreement.

In the event the Trust or any fund, as applicable, is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any shareholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust or any fund, as applicable, such shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify, defend, hold harmless and reimburse or such fund, as applicable, for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

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The Trustee will not be liable or accountable to the Trust or to any other person or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct. USCF also indemnifies the Trustee (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee under the Trust Agreement), claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee, except for expenses resulting from the gross negligence or willful misconduct of any of the indemnified parties.

Provisions of Law

According to applicable law, indemnification of USCF is payable only if USCF determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the Fund and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by USCF, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Fund.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of USCF that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of USCF or any underwriter for the Fund may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, USCF or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

Provisions of the 1933 Act and NASAA Guidelines

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “1933 Act”) may be permitted to USCF or its directors, officers, or persons controlling the Trust and the Fund, the Trust has been informed that the SEC and the various State administrators believe that such indemnification is against public policy as expressed in the 1933 Act and the North American Securities Administrators Association, Inc. (“NASAA”) commodity pool guidelines and is therefore unenforceable.

Management; Voting by Shareholders

The shareholders of the Fund take no part in the management or control, and have no voice in the Trust’s operations or business. USCF generally has the right to amend the Trust Agreement as it applies to the Trust provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the shareholders by USCF in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

Meetings

Meetings of the Trust’s shareholders may be called by USCF and may be called by it upon the written request of shareholders holding at least 50% of the outstanding shares of the Trust or the Fund, as applicable. USCF shall deposit in the United States mail or electronically transmit written notice to all shareholders of the Fund of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. Where the meeting is called upon the written request of the shareholders such written notice shall be mailed or transmitted not more than 45 days after such written request for a meeting was received by USCF. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting. shareholders may vote in person or by proxy at any such meeting.

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Any action required or permitted to be taken by shareholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any shareholder to any action of the Trust, the Fund or any shareholder, as contemplated by the Trust Agreement, is solicited by USCF, the solicitation shall be effected by notice to each shareholder given in the manner provided in accordance with the Trust Agreement. The Trust Agreement provides that shareholders are deemed to have consented to any proposals recommended by USCF in the shareholder notice unless such shareholders timely object to the proposals. Therefore, a lack of a response by a shareholder will have the same effect as if that shareholder had provided affirmative written consent for the proposed action. USCF and all parties dealing with the Trust may act in reliance on such deemed activity.

Termination Events

The Trust will dissolve at any time upon the happening of any of the following events:

•	The filing of a certificate of dissolution or revocation of USCF’s charter (and the expiration of 90 days after the date of notice to USCF of revocation without a reinstatement of its charter) or upon written notice by USCF of its withdrawal as Sponsor, unless (i) at the time there is at least one remaining Sponsor and that remaining Sponsor carries on the business of the Trust or (ii) within 90 days of such event of withdrawal all the remaining shareholders agree in writing to continue the business of the Trust and to select, effective as of the date of such event, one or more successor Sponsors. If the Trust is terminated as the result of an event of withdrawal and a failure of all remaining shareholders to continue the business of the Trust and to appoint a successor Sponsor as provided above within 120 days of such event of withdrawal, shareholders holding shares representing at least a majority (over 50%) of the net asset value (not including shares held by USCF and its affiliates) may elect to continue the business of the Trust by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Trust Agreement. Any such election must also provide for the election of a Sponsor to the reconstituted trust. If such an election is made, all shareholders of the Trust shall be bound thereby and continue as shareholders of the reconstituted trust.

•	The occurrence of any event which would make unlawful the continued existence of the Trust.

•	In the event of the suspension, revocation or termination of USCF’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining Sponsor whose registration or membership has not been suspended, revoked or terminated).

•	The Trust becomes insolvent or bankrupt.

•	The shareholders holding shares representing at least seventy-five percent (75%) of the net asset value (which excludes the shares of USCF) vote to dissolve the Fund, notice of which is sent to USCF not less than ninety (90) Business Days prior to the effective date of termination.

•	The determination of USCF that the aggregate net assets of the Fund in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust.

•	The Trust is required to be registered as an investment company under the Investment Company Act of 1940, and USCF does not deem it advisable to register the Trust as an investment company under the Investment Company Act of 1940.

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

Books and Records

The Trust and the Fund keep their books of record and account at the office of USCF located at 1999 Harrison Street, Suite 1530, Oakland, CA, 94612, or at the offices of the Administrator located at 50 Post Office Square, Boston, Massachusetts, 02110, or such office, including of an administrative agent, as it may subsequently designate upon notice. These books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust and the Fund.

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The Trust keeps a copy of the Trust Agreement on file in USCF’s office which will be available for inspection by any shareholder at all times during its usual business hours upon reasonable advance notice. Pool participants will not be permitted to review records of proprietary accounts traded by USCF or its principles, or any policies related thereto.

Statements, Filings, and Reports to Shareholders

At the end of each fiscal year, the Trust will furnish to banks, broker dealers and trust companies (“DTC Participants”) for distribution to each person who is a shareholder at the end of the fiscal year an annual report containing the Trust’s audited financial statements and other information about the Trust and the Fund. USCF is responsible for the registration and qualification of the shares under the federal securities laws and federal commodities laws and any other securities and blue sky laws of the United States or any other jurisdiction as USCF may select. USCF is responsible for preparing all reports required by the SEC, NYSE Arca and the CFTC, but has entered into an agreement with the Administrator to prepare these reports as required by the SEC, the CFTC and the NYSE Arca on the Trust’s behalf.

The financial statements of the Trust will be audited, as required by law and may be directed by USCF, by an independent registered public accounting firm designated from time to time by USCF. The accountants’ report will be furnished by the Trust to shareholders upon request. The Trust will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised by its counsel or accountants are from time to time required by applicable statute, rule or regulation.

In addition to periodic reports that will be filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, all of which can be assessed on the SEC’s website at www.sec.gov or on the Fund’s website at www.uscfinvestments.com, the Trust pursuant to the Trust Agreement, will provide the following reports to shareholders in the manner prescribed below:

Annual Reports. Within 90 days after the end of each fiscal year, USCF shall cause to be delivered an annual report containing the following:

(i)	financial statements of the Trust, including without limitation, a balance sheet as of the end of the of the Trust’s fiscal year and statements of income, Trust’s equity and changes in financial position, for such fiscal year, which shall be prepared in accordance with accounting principles generally accepted in the United States of America consistently applied and shall be audited by a firm of independent certified public accountants registered with the Public Company Accounting Oversight Board,

(ii)	a general description of the activities of the Trust during the period covered by the report, and

(iii)	a report of any material transactions between the Trust and USCF or any of its affiliates, including fees or compensation paid by the Trust and the services performed by USCF or any such affiliate for such fees or compensation.

Quarterly Reports. Within 45 days after the end of each quarter of each fiscal year, USCF shall cause to be delivered, a quarterly report containing a balance sheet and statement of income for the period covered by the report, each of which may be unaudited but shall be certified by USCF as fairly presenting the financial position and results of operations of the Trust during the period covered by the report. The report shall also contain a description of any material event regarding the business of the partnership during the period covered by the report.

Monthly Reports. Within 30 days after the end of each month, USCF shall cause to be delivered, a monthly report containing an account statement, which will include a statement of income (loss) and a statement of changes in NAV, for the prescribed period. In addition, the account statement will disclose any material business dealings between the Trust, USCF, commodity trading advisor, FCM, or the principals thereof that previously have not been disclosed in this prospectus or any amendment thereto, other account statements or annual reports.

The Trust will provide information to its shareholders to the extent required by applicable SEC, CFTC and NYSE Arca requirements. An issuer, such as the Trust, of exchange-traded securities may not always readily know the identities of the investors who own those securities. The Trust and the Fund will post the same information described above on www.uscfinvestments.com.

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Fiscal Year

The fiscal year of the Fund is the calendar year. USCF may select an alternate fiscal year.

Governing Law; Consent to Delaware Jurisdiction

The rights of USCF, the Trust, the Fund, DTC (as registered owner of the Fund’s global certificate for shares) and the shareholders are governed by the laws of the State of Delaware. USCF, the Trust, the Fund and DTC and, by accepting shares, each DTC Participant and each shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over USCF, the Trust or the Fund.

Legal Matters

Litigation and Claims

Within the past 5 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against USCF, the Trust or the Fund, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Richards, Layton & Finger, P.A. has been retained to advise the Trust and the Sponsor with respect to the shares being offered hereby and will pass upon the validity of the shares being issued hereunder. Eversheds Sutherland (US) LLP will provide the Sponsor with its opinion with respect to U.S. federal income tax matters addressed herein.

Experts

Spicer Jeffries LLP, an independent registered public accounting firm, has audited the effectiveness of the Trust and USCI’s internal control over financial reporting and the statements of financial condition of the Trust and USCI at December 31, 2017 and 2016, including the schedule of investments as of December 31, 2017 and 2016, and the related statements of operations, changes in capital and changes in shares outstanding and cash flows for the years ended December 31, 2017, 2016 and 2015, that appear in the annual report on Form 10-K that is incorporated by reference. The financial statements and management’s assessment of the internal control over financial reporting in the Form 10-K were included herein in reliance upon the reports of Spicer Jeffries LLP dated March 14, 2018, given on its authority of such firm as experts in accounting and auditing.

BPM LLP, an independent registered public accounting firm, has audited the statements of financial condition of United States Commodity Funds, LLC as of December 31, 2017 and December 31, 2016 that appear in the annual report on Form 10-K of USCI that is incorporated by reference herein. Such financial statements are included in reliance upon the report of such firm, dated February 28, 2018, given their authority as experts in accounting and auditing.

U.S. Federal Income Tax Considerations

The following discussion summarizes certain U.S. federal income tax consequences of the purchase, ownership and disposition of shares of the Fund, and the U.S. federal income tax treatment of the Fund, as of the date hereof. In general, this discussion is applicable to a shareholder who holds its shares as a capital asset. This summary does not purport to be a complete description of the income tax considerations applicable to an investment in shares. For example, we have not described tax consequences that may be relevant to certain types of shareholders subject to special treatment under U.S. federal income tax laws, including dealers or traders in securities, commodities or currencies, financial institutions, tax-exempt entities, insurance companies, persons holding shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for U.S. federal income tax purposes, or holders of shares whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Code, and regulations (“Treasury Regulations”), rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

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As used herein, the term “U.S. Shareholder” means a shareholder that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust (X) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-U.S. Shareholder” is a holder that is not a U.S. Shareholder. If a partnership holds our shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our shares, you should consult your own tax advisor regarding the tax consequences.

USCF has received the opinion of Eversheds Sutherland (US) LLP, counsel to the Trust, that, subject to the conditions, limitations and assumptions stated in this discussion, the material U.S. federal income tax consequences to the Fund and to U.S. shareholders and Non-U.S. shareholders (as defined below) will be as described in the following paragraphs. In rendering its opinion, Eversheds Sutherland (US) LLP has relied on the facts and assumptions described in this prospectus as well as certain factual representations made by the Trust and USCF. This opinion is not binding on the IRS. No ruling has been requested from the IRS with respect to any matter affecting the Fund or prospective investors, and the IRS may disagree with the tax positions taken by the Trust. If the IRS were to challenge the Trust’s tax positions in litigation, they might not be sustained by the courts.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN SHARES, AS WELL AS ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Tax Status of the Trust and the Fund

The Trust is organized and operated as a statutory trust in accordance with the provisions of the Trust Agreement and applicable Delaware law. Notwithstanding the Trust’s status as a statutory trust and the Fund’s status as a series of that trust, due to the nature of its activities, the Fund will be treated as a partnership rather than a trust for U.S. federal income tax purposes. In addition, the trading of shares on NYSE will cause the Fund to be classified as a “publicly traded partnership” for U.S. federal income tax purposes. Under the Code, a publicly traded partnership is generally taxable as a corporation. In the case of an entity (such as the Fund) that is not registered under the Investment Company Act of 1940, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence. For this purpose, “qualifying income” is defined as including, in pertinent part, interest (other than from a financial business), dividends and gains from the sale or disposition of capital assets held for the production of interest or dividends. In addition, qualifying income includes any income that would satisfy the requirements of Code Section 851(b)(2), which includes dividends, interest, gains from the sale of stock or securities, net income derived from an interest in a qualified publicly traded partnership, and other income (including, but not limited to, gains from option, futures or forward contraction) derived with respect to its business of investment in securities. Further, in the case of a partnership a principal activity of which is the buying and selling of commodities (other than as inventory) or of futures, forwards and options with respect to commodities, “qualifying income” includes income and gains from commodities and futures, forwards, options and swaps and other notional principal contracts with respect to commodities. In connection with the opinion provided by Eversheds Sutherland (US) LLP, the Trust and USCF have represented, among other things, the following to Eversheds Sutherland (US) LLP:

•	At least 90% of the Fund’s gross income for each taxable year will be derived from (i) income and gains from commodities (not held as inventory) or futures, forwards, options, swaps and other notional principal contracts with respect to commodities, and (ii) interest income;

•	The Fund is organized and will be operated in accordance with its governing documents and applicable law; and

•	The Fund has not elected, and the Fund will not elect, to be classified as a corporation for U.S. federal income tax purposes.
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Based in part on these representations, Eversheds Sutherland (US) LLP is of the opinion that the Fund will be classified as a partnership that it is not taxable as a corporation for U.S. federal income tax purposes. The Fund’s taxation as a partnership rather than a corporation will require USCF to conduct the Fund’s business activities in such a manner that it satisfies the qualifying income exception on a continuing basis. No assurance can be given that the Fund’s operations for any given year will produce income that satisfies the requirements of the qualifying income exception. Eversheds Sutherland (US) LLP will not review the Fund’s ongoing compliance with these requirements and will have no obligation to advise the Trust, the Fund or the Fund’s shareholders in the event of any subsequent change in the facts, representations or applicable law relied upon in reaching its opinion.

If the Fund failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the Fund could be required to pay over amounts determined by the IRS), the Fund would be taxable as a corporation for U.S. federal income tax purposes and would pay U.S. federal income tax on its income at regular corporate rates. In that event, shareholders of the Fund would not report their share of the Fund’s income or loss on their returns. In addition, any distributions to shareholders would be treated as ordinary dividends to the extent of the Fund’s current and accumulated earnings and profits. Subject to holding period and other requirements, any such dividend would be a qualifying dividend subject to U.S. federal income tax at the lower maximum tax rates applicable to long-term capital gains. To the extent a distribution exceeded the Fund’s earnings and profits, it would be treated as a return of capital up to the amount of a shareholder’s basis in its shares and thereafter as gain from the sale of shares. Accordingly, if the Fund were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in the Fund and on the value of the shares.

The remainder of this summary assumes that the Fund is classified for U.S. federal income tax purposes as a partnership that it is not taxable as a corporation.

U.S. Shareholders

Tax Consequences of Ownership of Shares

Taxation of the Fund’s Income. No U.S. federal income tax is paid by the Fund on its income. Instead, the Fund files annual information returns, and each U.S. Shareholder is required to report on its U.S. federal income tax return its allocable share of the Fund’s income, gain, loss, deduction and credit reported on the Fund’s partnership return. These items must be reported without regard to the amount (if any) of cash or property the shareholder receives as a distribution from the Fund during the taxable year. As a result, if, for example, the Fund recognizes ordinary income in the form of interest on Treasuries and other investments, and net capital gain from Benchmark Component Futures Contracts and Other Crude Oil-Related Investments for a taxable year, shareholders must report their share of these items regardless of whether the Fund makes any distributions to shareholders. Consequently, a shareholder may be taxed on income or gain recognized by the Fund but receive no cash distribution with which to pay the resulting tax liability, or may receive a distribution that is insufficient to pay such liability. Because USCF currently does not intend to make distributions, it is likely that a U.S. Shareholder that is allocated income or gain from the Fund will be required to pay taxes on its allocable share of such income or gain from sources other than the Fund’s distributions.

Monthly Conventions for Allocations of the Fund’s Profit and Loss and Capital Account Restatement. Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by taking into account all facts and circumstances relating to the economic arrangements among the partners. Subject to the discussion below, concerning certain conventions to be used by the Fund, allocations of the Fund income pursuant to the Trust Agreement should be considered as having substantial economic effect or as being in accordance with a shareholder’s interest in the Fund.

In situations where a partner’s interest in a partnership is sold or otherwise transferred during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method. The Fund allocates tax items using an interim closing of the books method under which income, gain, loss, deductions and credits are determined on a monthly “mark-to-market” basis, taking into account the Fund accrued income and deductions and gains and losses (both realized and unrealized) for the month. The tax items for each month during the taxable year will then be allocated among the holders of shares in proportion to the number of shares owned by them.

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Under the monthly allocation convention an investor who holds a share as of the close of business on the last trading day of the previous month will be treated for purposes of making allocations as if it owned the share throughout the current month even if such investor disposes of such share during the current month. For example, an investor who buys a share on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because he is deemed to hold it through the last day of May) but will not be allocated any of the tax items attributable to April. The tax items attributable to that share for April will be allocated to the person who is the actual or deemed holder of the share as of the close of business on the last trading day of March.

Under the monthly convention, an investor who purchases and sells a share during the same month, and therefore does not hold (and is not deemed to hold) the share at the close of business on the last trading day of either that month or the previous month, will receive no allocations with respect to that share for any period. Accordingly, investors may receive no allocations with respect to shares that they actually held, or may receive allocations with respect to shares attributable to periods that they did not actually hold the shares.

By investing in shares, a U.S. Shareholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedule K-1 or any successor form provided to shareholders by the Trust.

In addition, for any month in which a Creation Basket is issued or a Redemption Basket is redeemed, the Fund generally will credit or debit the “book” capital accounts of its existing shareholders with any unrealized gain or loss, on the Fund assets. The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for the differences between the tax basis and fair market value of assets of the Fund at the time new shares are issued or outstanding shares are redeemed (so-called “reverse Code section 704(c) allocations”). The intended effect of these adjustments is to equitably allocate among shareholders any unrealized appreciation or depreciation in the Fund’s assets existing at the time of a contribution or redemption for book and tax purposes.

USCF believes that application of the conventions described above is consistent with the intent of the partnership provisions of the Code and the applicable Treasury Regulations, and that the resulting allocations should have substantial economic effect or otherwise should be respected as being in accordance with shareholders’ interests in the Fund for federal income tax purposes. The Code and existing Treasury Regulations do not expressly permit adoption of these conventions, although the monthly allocation convention described above is consistent with methods permitted under the applicable Treasury Regulations, as well as the legislative history for the provisions that require allocations to appropriately reflect changes in ownership interests. It is possible that the IRS could successfully challenge the Fund’s allocation conventions on the ground that they do not satisfy the technical requirements of the Code or Treasury Regulations, requiring a shareholder to report a greater or lesser share of items of income, gain, loss, deduction, or credit than if our conventions were respected. USCF is authorized to revise our allocation method to conform to the requirements of future Treasury Regulations.

The conventions used by the Fund in making tax allocations may cause a shareholder to be allocated more or less income or loss for federal income tax purposes than its proportionate share of the economic income or loss realized by the Fund during the period it held its shares. This mismatch between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the shares are sold, but could be permanent. For example, a shareholder could be allocated income accruing before it purchased its shares, resulting in an increase in the basis of the shares (see “Tax Basis of Shares”, below). On a subsequent disposition of the shares, the additional basis might produce a capital loss the deduction of which may be limited (see “Limitations on Deductibility of Losses and Certain Expenses”, below).

Section 754 election. The Fund intends to make the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS. The effect of this election is that in connection with a secondary market sale, the Fund adjusts the purchaser’s proportionate share of the tax basis of its assets to fair market value, as reflected in the price paid for the shares, as if the purchaser had directly acquired an interest in the Fund’s assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax bases of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since it acquired its interest. Depending on the price paid for shares and the tax bases of the Fund’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of shares may be favorable or unfavorable. In order to make the appropriate basis adjustments in a cost-effective manner, the Fund will use certain simplifying conventions and assumptions. In particular, all transfers of shares in the Fund will be deemed to take place at a price (the “single monthly price”) equal to the value of such share at the end of the Business Day during the month in which the transfer takes place on which the value of a share is lowest at close of the market. Adjustments to be made under Sections 734(b) and 743(b) of the Code will be made using the same monthly convention, including by reference to the single monthly price. It is possible the IRS will successfully assert that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some shareholders.

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Section 1256 Contracts. For U.S. federal income tax purposes, the Fund generally is required to us a “mark-to-market” method of accounting under which unrealized gains and losses instruments constituting “section 1256 contracts” are recognized currently. A section 1256 contract is defined as including, in relevant part: (1) a futures contract that is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury, and with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking to market”; (2) a forward contract on exchange-traded foreign currencies, where the contracts are traded in the interbank market; (3) a non-equity option traded on or subject to the rules of a qualified board or exchange; (4) a dealer equity option; or (5) a dealer securities futures contract.. Section 1256 contracts held at the end of each taxable year are treated as if they were sold for their fair market value on the last Business Day of the taxable year (i.e., are “marked to market”). In addition, any gain or loss realized from a disposition, termination or marking-to-market of a section 1256 contract generally is treated as long-term capital gain or loss to the extent of 60% thereof, and as short-term capital gain or loss to the extent of 40% thereof, without regard to the actual holding period (“60 – 40 treatment”).

Many of the Fund’s Benchmark Component Futures Contracts Other Crude Oil-Related Investments will qualify as “section 1256 contracts” under the Code. Gain or loss recognized through disposition, termination or marking-to market of the Fund’s section 1256 contracts will be subject to 60 – 40 treatment and allocated to shareholders in accordance with the monthly allocation convention. Cleared swaps and other commodity swaps will most likely not qualify as section 1256 contracts. If a commodity swap is not treated as a section 1256 contract, any gain or loss on the swap recognized at the time of disposition or termination will be long-term or short-term capital gain or loss depending on the holding period of the swap.

Limitations on Deductibility of Losses and Certain Expenses. A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to shareholders by the Fund, including but not limited to those described below.

A shareholder’s deduction of its allocable share of any loss of the Fund is limited to the lesser of (1) the tax basis in its shares or (2) in the case of a shareholder that is an individual or a closely held corporation, the amount which the shareholder is considered to have “at risk” with respect to the Fund’s activities. In general, the amount at risk will be a shareholder’s invested capital. Losses in excess of the lesser of tax basis or the amount at risk must be deferred until years in which the Fund generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used to offset capital gains in future years. In addition, a non-corporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

For taxable years beginning before January 1, 2026, otherwise deductible expenses incurred by non-corporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are not deductible. For taxable years beginning on or after January 1, 2026, such miscellaneous itemized deductions are deductible only to the extent they exceed 2% of the taxpayer’s adjusted gross income for the year. Although the matter is not free from doubt, we believe the management fees that the Fund pays to USCF and other expenses of the Fund constitute investment-related expenses subject to the miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business, and will report these expenses consistent with that interpretation. In addition, for taxable years beginning on or after January 1, 2026, the Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals with adjusted gross income in excess of certain amounts by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

• 3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

• 80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

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For taxable years beginning before January 1, 2026, noncorporate shareholders are entitled to a deduction (subject to certain limitations) equal to their “combined qualified business income.” “Combined qualified business income” for this purpose includes 20% of a noncorporate taxpayer’s “qualified publicly traded partnership income.” In general, “qualified publicly traded partnership income” includes a noncorporate taxpayer’s allocable share of “qualified items” of income, gain, deduction, and loss. A “qualified item” for this purpose is an item of income, gain deduction, or loss that is effectively connected with a US trade or business and includible income for the year. As discussed below, although the matter is not free from doubt, the Fund believes that the activities directly conducted by the Fund will not result in the Fund being engaged in a trade or business within in the United States. See “Non-U.S. Shareholders—Withholding on Allocations and Distributions” below. As a result, we do not anticipate that any of our items of income, gain, deduction, or loss will be reported as “qualified publicly traded partnership income” eligible for the deduction for “combined qualified business income.” “Qualified publicly traded partnership income” also includes any gain or loss from the sale of an interest in a partnership to extent attributable to “unrealized receivables” or “inventory” under section 751. (For a discussion of section 751, see “Tax Consequences of Disposition of Shares” below.) A noncorporate taxpayer that recognizes any gain or loss from the sale of an interest in the Fund that is attributable to “unrealized receivables” or “inventory” under section 751 should consult with such taxpayer’s tax advisor to determine whether any portion of such gain or loss constitutes “qualified publicly traded partnership income” eligible for the deduction for “combined qualified business income.”.

A taxpayer is generally prohibited from deducting business interest to the extent that it exceeds the sum of (i) business interest income of such taxpayer, (ii) 30% of the adjusted taxable income of such taxpayer, plus (iii) the floor plan financing interest of such taxpayer. In the case of partnerships, this determination is made at the partnership level. To the extent that the business income of the partnership exceeds the amount necessary to absorb all of the partnership’s business interest, such excess amount is allocated to the partners as excess business income, which amount may be used against any business interest of the partner (but not any other partnerships). To the extent that the partnership has any disallowed business interest expense, such amount is allocated among the partners, reduces the partners’ outside basis in their partnership interests by their allocable shares, and is carried forward to future years. Such carry forward may only be used as a deduction to the extent that the partnership has excess business income in the future. In the event that a partner transfers a partnership interest with any excess business interest carry forward amounts, such amounts increase the partner’s basis in its partnership interest immediately before the transfer. Although it is not free from doubt, the Fund does not anticipate that it will be treated as engaged in a trade or business. As a result, the Fund does not anticipate that any portion of its interest expense (if any) will constitute business interest or that shareholders will be allocated any excess business income as a result of holding the Fund shares.

Non-corporate shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a shareholder will generally include any interest accrued by the Fund and any interest paid or accrued on direct borrowings by a shareholder to purchase or carry its shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

To the extent that the Fund allocates losses or expenses to you that must be deferred or disallowed as a result of these or other limitations in the Code, you may be taxed on income in excess of your economic income or distributions (if any) on your shares. As one example, you could be allocated and required to pay tax on your share of interest income accrued by the Fund for a particular taxable year, and in the same year allocated a share of a capital loss that you cannot deduct currently because of the limitations discussed above. As another example, you could be allocated and required to pay tax on your share of interest income and capital gain for a year, but be unable to deduct some or all of your share of management fees and/or margin account interest incurred by you with respect to your shares. shareholders are urged to consult their own professional tax advisors regarding the effect of limitations under the Code on their ability to deduct their allocable share of the Fund’s losses and expenses.

Tax Basis of Shares

A shareholder’s tax basis in its shares is important in determining (1) the amount of taxable gain it will realize on the sale or other disposition of its shares, (2) the amount of non-taxable distributions that it may receive from the Fund, and (3) its ability to utilize its distributive share of any losses of the Fund on its tax return. A shareholder’s initial tax basis of its shares will equal its cost for the shares plus its share of the Fund’s liabilities (if any) at the time of purchase. In general, a shareholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of the Fund as to which the shareholder or an affiliate is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of the Fund that are not partner nonrecourse liabilities as to any shareholder.

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A shareholder’s tax basis in its shares generally will be (1) increased by (a) its allocable share of the Fund’s taxable income and gain and (b) any additional contributions by the shareholder to the Fund and (2) decreased (but not below zero) by (a) its allocable share of the Fund’s tax deductions and losses and (b) any distributions by the Fund to the shareholder. For this purpose, an increase in a shareholder’s share of the Fund’s liabilities will be treated as a contribution of cash by the shareholder to the Fund and a decrease in that share will be treated as a distribution of cash by the Fund to the shareholder. Pursuant to certain IRS rulings, a shareholder will be required to maintain a single, “unified” basis in all shares that it owns. As a result, when a shareholder that acquired its shares at different prices sells less than all of its shares, such shareholder will not be entitled to specify particular shares (e.g., those with a higher basis) as having been sold. Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its shares to the shares sold.

Treatment of the Fund Distributions. If the Fund makes non-liquidating distributions to shareholders, such distributions generally will not be taxable to the shareholders for U.S. federal income tax purposes except to the extent that the sum of (i) the amount of cash and (ii) the fair market value (subject to certain exceptions and adjustments) of marketable securities distributed exceeds the shareholder’s adjusted basis of its interest in the Fund immediately before the distribution. Any cash distributions in excess of a shareholder’s tax basis generally will be treated as gain from the sale or exchange of shares.

Tax Consequences of Disposition of Shares

If a shareholder sells its shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the shares sold. A shareholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of any Fund debt outstanding.

Gain or loss recognized by a shareholder on the sale or exchange of shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that will allow shareholders to identify and use the actual holding periods for the shares sold for purposes of determining whether the gain or loss recognized on a sale of shares will give rise to long-term or short-term capital gain or loss. It is expected that most shareholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for shares sold. If a shareholder fails to make the election or is not able to identify the holding periods of the shares sold, the shareholder may have a split holding period in the shares sold. Under such circumstances, a shareholder will be required to determine its holding period in the shares sold by first determining the portion of its entire interest in the Fund that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The shareholder would then treat each share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in the Fund.

Under Section 751 of the Code, a portion of a shareholder’s gain or loss from the sale of shares (regardless of the holding period for such shares), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by the Fund. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by the Fund. However, the short term capital gain on section 1256 contracts resulting from 60 – 40 treatment, described above, should not be subject to this rule.

If some or all of a shareholder’s shares are lent by its broker or other agent to a third party — for example, for use by the third party in covering a short sale — the shareholder may be considered as having made a taxable disposition of the loaned shares, in which case —

•	the shareholder may recognize taxable gain or loss to the same extent as if it had sold the shares for cash;

•	any of the Fund’s income, gain, loss or deduction allocable to those shares during the period of the loan will not be reportable by the shareholder for U.S. federal income tax purposes; and

•	any distributions the shareholder receives with respect to the shares under the loan agreements will be fully taxable to the shareholder, most likely as ordinary income.

Shareholders desiring to avoid these and other possible consequences of a deemed disposition of their shares should consider modifying any applicable brokerage account agreements to prohibit the lending of their shares.

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Other Tax Matters

Information Reporting. The Trust will report tax information to the beneficial owners of shares and the IRS. Shareholders of the Fund are treated as beneficial owners for U.S. federal income tax purposes. Accordingly, the Fund will furnish its shareholders each year with tax information on IRS Schedule K-1 (Form 1065), which will be used by the shareholders in completing their tax returns. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered beneficial owners for U.S. federal income tax purposes. On the basis of such ruling, except as otherwise provided herein, we will treat as a shareholder any person whose shares are held on their behalf by a broker or other nominee if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the shares.

Persons who hold an interest in the Fund as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the number and a description of shares acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on shares they acquire, hold or transfer for their own account. The nominee is required to supply the beneficial owner of the shares with the information furnished to the Fund. Penalties may apply for failure to report required information.

Partnership Audit Procedures. The IRS may audit the U.S. federal income tax returns filed by the Fund. Partnerships are generally treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss, deduction and credit are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the shareholders.

The Fund may be liable for U.S. federal income tax on any “imputed understatement” of tax resulting from an adjustment as a result of an IRS audit. The amount of the imputed understatement generally includes increases in allocations of items of income or gains to any shareholder and decreases in allocations of items of deduction, loss, or credit to any shareholder without any offset for any corresponding reductions in allocations of items of income or gain to any shareholder or increases in allocations of items of deduction, loss, or credit to any shareholder. If the Fund is required to pay any U.S. federal income taxes on any imputed understatement, the resulting tax liability would reduce the net assets of the Fund and would likely have an adverse impact on the value of the shares. Under certain circumstances, the Fund may be eligible to make an election (a “Push-Out Election”) to cause the shareholders to take into account the amount of any imputed understatement, including any interest and penalties. The ability of a publicly traded partnership such as the Fund to make this election is uncertain. If the election is made, the Fund would be required to provide shareholders who owned beneficial interests in the shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjusted K-1s”). The shareholders would be required to take the adjustment into account in the taxable year in which the Adjusted K-1s are issued. The Code generally requires the Fund to designate one person as the “partnership representative” who has sole authority to conduct an audit with the IRS, challenge any adjustment in a court of law, and settle any audit or other proceeding. The Trust Agreement will appoint USCF as the partnership representative of the Fund.

Tax Shelter Disclosure Rules. In certain circumstances the Code and Treasury Regulations require that the IRS be notified of certain “reportable transactions” through a disclosure statement attached to a taxpayer’s U.S. federal income tax return. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Trust or shareholders if a shareholder incurs a loss in excess of a specified threshold from a sale or redemption of its shares, or possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the shares, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors should consult their own tax advisors concerning the application of these reporting requirements to their specific situation.

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Additional Tax on Investment Income. Individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). The income subject to the additional 3.8% tax also includes income from businesses involved in the trading of financial instruments or commodities.

Tax-Exempt Organizations. Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from U.S. federal income tax (collectively “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If the Fund were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization shareholder of the Fund, then in computing its UBTI, the shareholder must include its share of (1) the Fund’s gross income from the unrelated trade or business, whether or not distributed, and (2) the Fund’s allowable deductions directly connected with that gross income.

UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI. Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition). Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the year. The Fund anticipates that it will employ leverage as part of its investment strategy. As a result, the Fund anticipates that a portion of its income will constitute UBTI. In addition, an exempt organization shareholder that incurs acquisition indebtedness to purchase its shares in the Fund may have UBTI.

The federal tax rate applicable to an exempt organization shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the shareholder’s form of organization. The Fund may report to each such shareholder information as to the portion, if any, of the shareholder’s income and gains from the Fund for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that the Fund’s calculation of UBTI will be accepted by the IRS. An exempt organization shareholder will be required to make payments of estimated U.S. federal income tax with respect to its UBTI.

Regulated Investment Companies. Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in a qualified publicly traded partnership. The determination of whether a publicly traded partnership such as the Fund is a qualified publicly traded partnership is made on an annual basis. While the issue is not certain, the Fund does not expect to be treated a qualified publicly traded partnership.

Non-U.S. Shareholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed, determinable, annual and periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest”) is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return. Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is subject to a withholding tax at a rate of 37% (39.6% for taxable years beginning after December 31, 2025) for individual shareholders and a rate of 21% for corporate shareholders.

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Withholding on Allocations and Distributions. The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer is such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. Although the matter is not free from doubt, the Fund believes that the activities directly conducted by the Fund will not result in the Fund being engaged in a trade or business within in the United States. However, there can be no assurance that the IRS would not successfully assert that the Fund’s activities constitute a U.S. trade or business.

In the event that the Fund’s activities were considered to constitute a U.S. trade or business, the Fund would be required to withhold at the highest rate specified in Code section 1 (currently 37% (39.6% for taxable years beginning after December 31, 2025)) on allocations of our income to individual Non-U.S. Shareholders and the highest rate specified in Code Section 11(b) (currently 21%) on allocations of our income to corporate Non-U.S. Shareholders, when such income is allocated or distributed. A Non-U.S. Shareholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. Shareholder with the mechanism to seek a refund of any withholding in excess of such shareholder’s actual U.S. federal income tax liability. Any amount withheld by the Fund will be treated as a distribution to the Non-U.S. Shareholder.

If the Fund is not treated as engaged in a U.S. trade or business, a Non-U.S. Shareholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from the Fund or its allocable share of the Fund’s income. Amounts withheld on behalf of a Non-U.S. Shareholder will be treated as being distributed to such shareholder.

To the extent any interest income allocated to a Non-U.S. Shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. shareholder nor a subsequent distribution of such interest income to the Non-U.S. Shareholder will be subject to withholding, provided that the Non-U.S. Shareholder is not otherwise engaged in a trade or business in the U.S. and provides the Fund with a timely and properly completed and executed IRS Form W-8BEN, W-8BEN-E or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

The Trust expects that most of the Fund’s interest income will qualify as “portfolio interest.” In order for the Fund to avoid withholding on any interest income allocable to Non-U.S. Shareholders that would qualify as “portfolio interest,” it will be necessary for all Non-U.S. Shareholders to provide the Fund with a timely and properly completed and executed Form W-8BEN, W-8BEN-E or other applicable form.

Gain from Sale of Shares. Gain from the sale or exchange of shares may be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual will be subject to a 30% withholding tax on the amount of such individual’s gain. In addition, if the Fund is treated as being engaged in a U.S. trade or business, a portion of the gain on the sale or exchange will be treated as effectively connected income subject to U.S. federal income tax to the extent that a sale of the Fund’s assets would give rise to effectively connected income. Although the transferee of a partnership interest is generally required to withhold 10% of the proceeds from the sale of a partnership interest acquired from a non-U.S. partner if any portion of the gain would be treated as effectively connected income, the IRS has issued a notice in which it has indicated that such withholding requirement will not apply to transferees of publicly traded partnership interests until the IRS and Treasury issue regulations implementing such provision. However, this does not relieve a non-U.S. shareholder from U.S. income tax on any gain treated as effectively connected income.

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Branch Profits Tax on Corporate Non-U.S. Shareholders. In addition to the taxes noted above, any Non-U.S. Shareholders that are corporations may also be subject to an additional tax, the branch profits tax, at a rate of 30%. The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. This tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the Non-U.S. Shareholder is a “qualified resident.”

Prospective Non-U.S. Shareholders should consult their own tax advisor with regard to these and other tax issues unique to Non-U.S. Shareholders.

Backup Withholding

The Fund may be required to withhold U.S. federal income tax (“backup withholding”) at a rate of 28% from all payments to: (1) any shareholder who fails to furnish the Fund with his, her or its correct taxpayer identification number or a certificate that the shareholder is exempt from backup withholding, and (2) any shareholder with respect to whom the IRS notifies the Fund that the shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular U.S. federal income tax liability if appropriate information is provided to the IRS.

Tax Agent

The beneficial owners who are of a type, as identified by the nominee through whom their Shares are held, that do not ordinarily have U.S. federal tax return filing requirements, collectively, Certain K-1 shareholders, have designated the Sponsor as their tax agent, or the Tax Agent, in dealing with the Trust. In light of such designation and pursuant to Treasury Regulation section 1.6031(b)-1T(c), as amended from time to time, the Trust will provide to the Tax Agent Certain K-1 shareholders’ statements as such term is defined under Treasury Regulation section 1.6031(b)-1T(a)(3), as amended from time to time.

Foreign Account Tax Compliance Act Provisions

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by United States persons (or held by foreign entities that have United States persons as substantial owners), certain information, or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and comply with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S.-source interest and dividends and, after December 31, 2018, the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends. The information to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not FFIs unless the foreign entities certify that they do not have a greater than 10% U.S. owner or provide the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a Non-U.S. Shareholder and the status of the intermediaries through which they hold their shares, Non-U.S. Shareholders could be subject to this 30% withholding tax with respect to distributions on their shares and proceeds from the sale of their shares. Under certain circumstances, a Non-U.S. Shareholder might be eligible for refunds or credits of such taxes.

Other Tax Considerations

In addition to U.S. federal income taxes, shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Fund does business or owns property or where the shareholders reside. Although an analysis of those various taxes is not presented here, each prospective shareholder should consider their potential impact on its investment in the Fund. It is each shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns. Eversheds Sutherland (US) LLP has not provided an opinion concerning any aspects of state, local or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.

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Investment by ERISA Accounts

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of: (i) an employee benefit plan as defined in ERISA; (ii) a plan as defined in Section 4975 of the Code; or (iii) any collective investment vehicle, business trust, investment partnership, pooled separate account or other entity the assets of which are treated as comprised (at least in part) of “plan assets” under the ERISA “plan assets” rules (“plan asset entity”) who has investment discretion should take into account before deciding to invest the plan’s assets in the Fund. Employee benefit plans under ERISA, plans under the Code and plan asset entities are collectively referred to below as “plans,” and fiduciaries with investment discretion are referred to below as “plan fiduciaries.”

This summary is based on the provisions of ERISA and the Code as of the date hereof. This summary is not intended to be complete, but only to address certain questions under ERISA and the Code likely to be raised by your advisors. The summary does not include state or local law.

Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in the Fund and the manner in which shares should be purchased.

Special Investment Considerations

Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the plan’s overall investment portfolio. Each plan fiduciary, before deciding to invest in the Fund, must be satisfied that the investment is prudent for the plan, that the investments of the plan are diversified so as to minimize the risk of large losses, and that an investment in the Fund complies with the terms of the plan.

The Fund and Plan Assets

A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a statutory trust will result in the underlying assets of the statutory trust being deemed plan assets for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of a statutory trust will not be plan assets of a plan that purchases an equity interest in the statutory trust if the equity interest purchased is a publicly-offered security. If the underlying assets of a statutory trust are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that trust would be subject to and, in some cases, limited by the provisions of ERISA and Section 4975 of the Code.

The publicly-offered security exception described above applies if the equity interest is a security that is:

(1)	freely transferable (determined based on the relevant facts and circumstances);

(2)	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

(3)	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The plan asset regulations under ERISA state that the determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law; and (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security.

USCF believes that the conditions described above are satisfied with respect to the shares of the Fund. USCF believes that the shares of the Fund therefore constitute publicly-offered securities, and the underlying assets of the Fund should not be considered to constitute plan assets of any plan that purchases shares.

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Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving a plan and persons who have certain specified relationships to the plan. In general, shares may not be purchased with the assets of a plan if USCF, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees either:

•	exercise any discretionary authority or discretionary control with respect to management of the plan;

•	exercise any authority or control with respect to management or disposition of the assets of the plan;

•	render investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the plan;

•	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or

•	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in shares is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in shares constitutes an arrangement under which the Fund is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the shares, (3) the investing plan, by itself, has the authority or influence to cause the Fund to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause the Fund to engage in such transactions with such person.

Special IRA Rules

Individual retirement accounts (“IRAs”) are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from the Fund and its custodial arrangement. If a separate qualifying custodial arrangement is not maintained, an investment in the shares will be treated as a distribution from the IRA. Second, IRAs are prohibited from investing in certain commingled investments, and USCF makes no representation regarding whether an investment in shares is an inappropriate commingled investment for an IRA. Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Certain employee benefit plans may be governmental plans or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the prohibited transaction provisions described above apply to them. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which are similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in the Fund (and any continued investment in the Fund), or the operation and administration of the Fund, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in the Fund is not to be construed as a representation by the Trust, the Fund, USCF, any trading advisor, any clearing broker, the Marketing Agent or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan. The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in the Fund in light of the circumstances of the particular plan, current tax law and ERISA.

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Form of Shares

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Administrator has been appointed registrar and transfer agent for the purpose of transferring shares in certificated form. The Administrator keeps a record of all Shareholders and holders of the shares in certificated form in the registry (“Register”). USCF recognizes transfer of shares in certified form only if done in accordance with the Trust Agreement. The beneficial interests in such shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the shares. Instead, shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of shares. DTC Participants acting on behalf of investors holding shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised us as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Shares

The shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their shares through DTC by instructing the DTC Participant holding their shares (or by instructing the Indirect Participant or other entity through which their shares are held) to transfer the shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

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Inter-Series Limitation on Liability

Because the Trust was established as a Delaware statutory trust, each series established under the Trust will be operated so that it will be liable only for obligations attributable to such series and will not be liable for obligations of any other series or affected by losses of any other series. If any creditor or shareholder of any particular series asserts against the series a valid claim with respect to its indebtedness or shares, the creditor or shareholder will only be able to obtain recovery from the assets of that series and not from the assets of any other series or the Trust generally. The assets of each series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of shares in a series. This limitation on liability is referred to as the Inter-Series Limitation on Liability. The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Trust generally. In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, the Fund or USCF on behalf of the Trust or the Fund, will acknowledge and consent in writing to the Inter-Series Limitation on Liability with respect to such party’s claims.

The existence of a Trustee should not be taken as an indication of any additional level of management or supervision over the Fund. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority for the management and operation of the Fund and the Trust to USCF. The Trustee does not provide custodial services with respect to the assets of the Fund.

Recognition of the Trust in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect shareholders against any loss of limited liability, the Trust Agreement provides that each written obligation undertaken by USCF on behalf of the Trust or the Fund shall give notice that the obligation is not binding upon the shareholders individually but is binding only upon the assets and property of the Fund, and no resort shall be had to the shareholders’ personal property for satisfaction of such obligation. Furthermore, the Trust and the Fund indemnify all shareholders of the Fund against any liability that such shareholders might incur solely based on their status as shareholders of one or more shares (other than for taxes for which such shareholder is liable under the Trust Agreement).

What is the Plan of Distribution?

Buying and Selling Shares

Most investors will buy and sell shares of the Fund in secondary market transactions through brokers. Shares will trade on the NYSE Arca under the ticker symbol “UCCO.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling shares through a broker, most investors will incur customary brokerage fees and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges.

Marketing Agent and Authorized Participants

The offering of the Fund’s shares will be a best efforts offering. The Fund intends to continuously offer Creation Baskets consisting of 50,000 shares through the Marketing Agent, to Authorized Participants. Authorized Participants pay a $350 transaction fee for each order they place to create or redeem one or more baskets. USCF will pay the Marketing Agent a service fee in consideration of its provision of marketing services. Authorized Participants will not receive from the Fund, USCF or any of their affiliates any fee or other compensation in connection with the sale of shares. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for marketing and/or distribution-related services in connection with this offering exceed ten percent (10%) of the gross proceeds of this offering.

The offering of baskets will be made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of shares.

The per share price of shares offered in Creation Baskets on any subsequent day will be the total NAV of the Fund calculated shortly after the close of NYSE Arca on that day divided by the number of issued and outstanding shares of the Fund. An Authorized Participant is not required to sell any specific number or dollar amount of shares.

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By executing an Authorized Participant Agreement, an Authorized Participant will become part of the group of parties eligible to purchase baskets from, and put baskets for redemption to, the Fund. An Authorized Participant will not be under any obligation to create or redeem baskets or to offer to the public shares of any baskets it does create.

The initial Authorized Participant of the Fund will be [ • ].

Because new shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Participant will be a statutory underwriter with respect to the initial purchase of Creation Baskets. In addition, any purchaser who purchases shares with a view towards distribution of such shares may be deemed to be a statutory underwriter. An Authorized Participant, other broker-dealer firm or its client also will be deemed a statutory underwriter if it purchases a basket from the Fund, breaks the basket down into the constituent shares and sells the shares to its customers; or if it chooses to couple the creation of a supply of new shares with an active selling effort involving solicitation of secondary market demand for the shares. In contrast, Authorized Participants may engage in secondary market or other transactions in shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the 1933 Act.

USCF intends any broker-dealers selling shares will be members of FINRA. Investors intending to create or redeem baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker- dealer regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Participants may be indemnified by USCF, they will not be entitled to receive a discount or commission from the Trust or USCF for their purchases of Creation Baskets.

Calculating Per Share NAV

The Fund’s per share NAV will be calculated by:

•	Taking the current market value of its total assets;

•	Subtracting any liabilities; and

•	Dividing that total by the total number of outstanding shares.

The Fund’s per Share NAV will be calculated by taking the current market value of its total assets; subtracting any liabilities; and dividing that total by the total number of outstanding Shares.

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The Administrator will calculate the NAV of the Fund once each NYSE Arca trading day. The NAV for a normal trading day will be released after 4:00 p.m. Eastern Time (“E.T.”). Trading during the core trading session on the NYSE Arca typically closes at 4:00 p.m. E.T. The Benchmark Component Futures Contracts will be valued by the Administrator using the last reported closing or settlement prices of the Benchmark Component Futures Contracts determined by ICE Futures Europe (determined as of 2:30 p.m. E.T. or the earlier close of such exchange that day) or, in the case of a market disruption and no determination being made by ICE Futures Europe, the last traded price before 2:30 p.m. E.T. that day. For other futures contracts traded on exchanges the Administrator will use the closing or settlement price published by the applicable exchange or, in the case of a market disruption, the last traded price before settlement. Other investments’ values for purposes of determining the NAV for the Fund, including Treasuries, cash equivalents (other than money market funds), cleared and non-cleared swaps, forwards, and options will be calculated by the Administrator using market quotations and market data, if available, or other information customarily used to determine the fair value of such investments as of the earlier of the close of the NYSE Arca or 4:00 p.m. E.T. Money market funds will be valued at their end of day NAV. All investments will be denominated in U.S. dollars. The Funds may hold cash in the form of U.S. dollars. Other information customarily used in determining fair value includes information consisting of market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other market data in the relevant market; or information of the types described above from internal sources if that information is of the same type used by the Fund in the regular course of their business for the valuation of similar transactions. Third parties supplying quotations or market data may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.

In addition, in order to provide updated information relating to the Fund for use by investors and market professionals, the NYSE Arca will calculate and disseminate throughout the core trading session on each trading day an updated indicative fund value (“IFV”). The IFV will be calculated by using the prior day’s closing per share NAV of the Fund as a base and updating that value throughout the trading day to reflect changes in the CCIER based on the most recently reported trade prices for the Benchmark Component Futures Contracts as reported by Bloomberg, L.P. or another reporting service.

The IFV share basis disseminated during NYSE Arca core trading session hours should not be viewed as an actual real time update of the NAV, because per share NAV is calculated only once at the end of each trading day based upon the relevant end of day values of the Fund’s investments.

The IFV will be disseminated on a per share basis every 15 seconds during regular NYSE Arca core trading session hours of 9:30 a.m. E.T.) to 4:00 p.m. E.T.

Dissemination of the IFV provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of the shares of the Fund on the NYSE Arca. Investors and market professionals will be able throughout the trading day to compare the market price of the Fund and the IFV. If the market price of the shares of the Fund diverges significantly from the IFV, market professionals will have an incentive to execute arbitrage trades. For example, if the Fund appears to be trading at a discount compared to the IFV, a market professional could buy shares of the Fund on the NYSE Arca and sell short crude oil futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Fund and the IFV and thus can be beneficial to all market participants.

The United States Commodity Index Funds Trust reserves the right to adjust the Share price of the Fund in the future to maintain convenient trading ranges for investors. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate net asset value per Share, but would have no effect on the net assets of the Fund or the proportionate voting rights of shareholders or limited partners.

Creation and Redemption of Shares

The Fund intends to create and redeem shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets will be made only in exchange for delivery to the Fund or the distribution by the Fund of the amount of Treasuries and/or cash represented by the baskets being created or redeemed, the amount of which will be equal to the combined NAV of the number of shares included in the baskets being created or redeemed determined as of 4:00 p.m. E.T. on the day the order to create or redeem baskets is properly received.

Authorized Participants will be the only persons that may place orders to create and redeem baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with USCF. The Authorized Participant Agreement will provide the procedures for the creation and redemption of baskets and for the delivery of the Treasuries and any cash required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Fund, without the consent of any limited partner or Shareholder or Authorized Participant. Authorized Participants pay a transaction fee $350. The transaction fee may be waived, reduced, increased or otherwise changed by USCF. Authorized Participants who make deposits with the Fund in exchange for baskets receive no fees, commission or other form of compensation or inducement of any kind from either the Fund or USCF, and no such person will have any obligation or responsibility to USCF or the Fund to effect any sale or resale of shares.

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Certain Authorized Participants are expected to be capable of participating directly in the physical crude oil market and the crude oil futures market. In some cases, Authorized Participants or their affiliates may from time to time buy or sell crude oil or Crude Oil Interests and may profit in these instances. USCF believes that the size and operation of the crude oil market make it unlikely that an Authorized Participant’s direct activities in the crude oil or securities markets will significantly affect the price of crude oil, Crude Oil Interests or the price of the shares.

Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be registered as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Participant Agreement, USCF, and the Trust under limited circumstances, agree to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement is attached to this prospectus. The form of Authorized Participant Agreement will be filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any Business Day, an Authorized Participant may place an order with the Marketing Agent to create one or more baskets. For purposes of processing purchase and redemption orders, a “Business Day” means any day other than a day when NYSE Arca or any futures exchange upon which a Benchmark Oil Futures Contract is traded is closed for regular trading. Purchase orders must be placed by 10:30 a.m. E.T. or the close of regular trading on NYSE Arca, whichever is earlier. The day on which the Marketing Agent accepts a purchase order in satisfactory form and approves such order in accordance with the procedures set forth in the Authorized Participant Agreement is referred to as the purchase order date.

By placing a purchase order, an Authorized Participant agrees to deposit Treasuries, cash or a combination of Treasuries and cash with the Trust, as described below. Prior to the delivery of baskets for a purchase order, the Authorized Participant must also have wired to the Custodian the non-refundable transaction fee due for the purchase order. Authorized Participants may not withdraw a creation request.

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. By placing a purchase order, an Authorized Participant agrees to (1) deposit Treasuries, cash, or a combination of Treasuries and cash with the Custodian of the Fund, and (2) if required by USCF in its sole discretion, enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other OTC transaction (through itself or a designated acceptable broker) with the Fund for the purchase of a number and type of futures contracts at the closing settlement price for such contracts on the purchase order date. If an Authorized Participant fails to consummate (1) and (2), the order shall be cancelled. The number and types of contracts specified shall be determined by USCF, in its sole discretion, to meet the Fund’s investment objective and shall be purchased as a result of the Authorized Participant’s purchase of shares.

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Determination of Required Deposits

The total deposit required to create each basket (“Creation Basket Deposit”) is the amount of Treasuries and/or cash that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the purchase order date as the number of shares to be created under the purchase order is in proportion to the total number of shares outstanding on the purchase order date. USCF intends to determine, directly in its sole discretion or in consultation with the Administrator, the requirements for Treasuries and cash, including the remaining maturities of the Treasuries and proportions of Treasuries and cash that may be included in deposits to create baskets. The Marketing Agent will publish an estimate of the Creation Basket Deposit requirements at the beginning of each Business Day. The amount of cash deposit required is the difference between the aggregate market value of the Treasuries required to be included in a Creation Basket Deposit as of 4:00 p.m. E.T. on the date the order to purchase is properly received and the total required deposit.

Delivery of Required Deposits

An Authorized Participant who places a purchase order will be responsible for transferring to the Fund’s account with the Custodian the required amount of Treasuries and/or cash by noon E.T. on the second Business Day following the purchase order date. Upon receipt of the deposit amount, the Administrator will direct DTC to credit the number of baskets ordered to the Authorized Participant’s DTC account on the second Business Day following the purchase order date. The expense and risk of delivery and ownership of Treasuries until such Treasuries have been received by the Custodian on behalf of the Fund shall be borne solely by the Authorized Participant.

Because orders to purchase baskets must be placed by 10:30 a.m., New York time, but the total payment required to create a basket during the continuous offering period will not be determined until 4:00 p.m., E.T., on the date the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket. the Fund’s NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

USCF acting by itself or through the Marketing Agent shall have the absolute right, but shall have no obligation, to reject any purchase order or Creation Basket Deposit if USCF determines that:

•	the purchase order or Creation Basket Deposit is not in proper form;

•	it would not be in the best interest of the shareholders of the Fund;

•	due to position limits or otherwise, investment alternatives that will enable the Fund to meet its investment objective are not available to the Fund at that time;

•	the acceptance of the purchase order or the Creation Basket Deposit would have adverse tax consequences to the Fund or its shareholders;

•	the acceptance or receipt of which would, in the opinion of counsel to USCF, be unlawful; or

•	circumstances outside the control of USCF, the Marketing Agent or the Custodian make it, for all practical purposes, not feasible to process Creation Baskets (including if USCF determines that the investments available to the Fund at that time will not enable it to meet its investment objective).

None of USCF, the Marketing Agent or the Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant will be able to redeem one or more baskets will mirror the procedures for the creation of baskets. On any Business Day, an Authorized Participant may place an order with the Marketing Agent to redeem one or more baskets. Redemption orders must be placed by 10:30 a.m. E.T. or the close of regular trading on NYSE Arca, whichever is earlier. A redemption order so received will be effective on the date it is received in satisfactory form and approved by the Marketing Agent (“Redemption Order Date”) in accordance with the procedures set forth in the Authorized Participant Agreement. The redemption procedures allow Authorized Participants to redeem baskets and do not entitle an individual shareholder to redeem any shares in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Participant.

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By placing a redemption order, an Authorized Participant agrees to deliver the baskets to be redeemed through DTC’s book-entry system to the Fund not later than noon E.T. on the second Business Day following the effective date of the redemption order. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Participant must also have wired to USCF’s account at the Custodian the non-refundable transaction fee due for the redemption order. An Authorized Participant may not withdraw a redemption order.

The manner by which redemptions will be made will be dictated by the terms of the Authorized Participant Agreement. By placing a redemption order, an Authorized Participant will be agreeing to (1) deliver the Redemption Basket to be redeemed through DTC’s book-entry system to the Fund’s account with the Custodian no later than 3:00 p.m. E.T. on the second Business Day following the Redemption Order Date, and (2) if required by USCF in its sole discretion, enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other OTC transaction (through itself or a designated acceptable broker) with the Fund for the purchase of a number and type of futures contracts at the closing settlement price for such contracts on the Redemption Order Date. If an Authorized Participant fails to consummate (1) and (2), the order shall be cancelled. The number and type of contracts specified shall be determined by USCF, in its sole discretion, to meet the Fund’s investment objective and shall be sold as a result of the Authorized Participant’s sale of shares.

Determination of Redemption Distribution

The redemption distribution from the Fund will consist of a transfer to the redeeming Authorized Participant of an amount of Treasuries and/or cash that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of shares to be redeemed under the redemption order is in proportion to the total number of shares outstanding on the date the order is received. USCF, directly or in consultation with the Administrator, determines the requirements for Treasuries and cash, including the remaining maturities of the Treasuries and proportions of Treasuries and cash, that may be included in distributions to redeem baskets. The Marketing Agent will publish an estimate of the redemption distribution per basket as of the beginning of each Business Day.

Delivery of Redemption Distribution

The redemption distribution due from the Fund will be delivered to the Authorized Participant on the second Business Day following the redemption order date if, by 3:00 p.m., E.T. on such second Business Day, the Fund’s DTC account has been credited with the baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the baskets to be redeemed by such time, the redemption distribution will be delivered to the extent of whole baskets received. Any remainder of the redemption distribution will be delivered on the next Business Day to the extent of remaining whole baskets received if USCF receives the fee applicable to the extension of the redemption distribution date which USCF may, from time to time, determine and the remaining baskets to be redeemed are credited to the Fund’s DTC account by 3:00 p.m., E.T. on such next Business Day. Any further outstanding amount of the redemption order shall be cancelled. Pursuant to information from USCF, the Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to the Fund’s DTC account by 3:00 p.m., E.T. on the second Business Day following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the baskets through DTC’s book entry-system on such terms as USCF may from time to time determine.

Suspension or Rejection of Redemption Orders

USCF may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca or any of the futures exchanges upon which a Benchmark Component Futures Contract is traded is closed other than customary weekend or holiday closings, or trading on the NYSE Arca or such futures exchanges is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Treasuries is not reasonably practicable, or (3) for such other period as USCF determines to be necessary for the protection of the shareholders. For example, USCF may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Fund’s assets at an appropriate value to fund a redemption. If USCF has difficulty liquidating the Fund’s positions, e.g., because of a market disruption event in the futures markets or an unanticipated delay in the liquidation of a position in an over the counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of USCF, the Marketing Agent, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

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Redemption orders must be made in whole baskets. USCF acting by itself or through the Marketing Agent may, in its sole discretion, reject any Redemption Order (1) USCF determines that the Redemption Order is not in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of USCF, the Marketing Agent or the Custodian make it for all practical purposes not feasible for the shares to be delivered under the Redemption Order. USCF may also reject a redemption order if the number of shares being redeemed would reduce the remaining outstanding shares to 100,000 shares (i.e., two (2) baskets) or less.

Creation and Redemption Transaction Fee

To compensate the Fund for its expenses in connection with the creation and redemption of baskets, an Authorized Participant is required to pay a transaction fee to the Fund of $350 per order to create or redeem baskets. The transaction fee may be waived, reduced, increased or otherwise changed by USCF. USCF shall notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of baskets until thirty (30) days after the date of notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify USCF and the Fund if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Fund will create and redeem shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to the Fund or the distribution by the Fund of the amount of Treasuries and/or cash equal to the aggregate NAV of the number of shares included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Participants will be the only persons that may place orders to create and redeem baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant will be under no obligation to create or redeem baskets, and an Authorized Participant will be under no obligation to offer to the public shares of any baskets it does create. Authorized Participants that do offer to the public shares from the baskets they create will do so at per-share offering prices that are expected to reflect, among other factors, the trading price of the shares on the NYSE Arca, the NAV of the shares at the time the Authorized Participant purchased the Creation Baskets, the NAV of the shares at the time of the offer of the shares to the public, the supply of and demand for shares at the time of sale, and the liquidity of the Crude Oil Interests. Baskets will generally be redeemed when the price per share is at a discount to the NAV per share. Shares initially comprising the same basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Fund in exchange for baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Fund or USCF and no such person has any obligation or responsibility to USCF or the Fund to effect any sale or resale of shares. Shares trade in the secondary market on the NYSE Arca. Shares are expected to trade in the secondary market on the NYSE Arca. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per share. The amount of the discount or premium in the trading price relative to the NAV per share may be influenced by various factors, including the number of investors who seek to purchase or sell shares in the secondary market and the liquidity of the Crude Oil Interests. While the shares trade during the core trading session on the NYSE Arca until 4:00 p.m. E.T., liquidity in the market for Crude Oil Interests may be reduced after the close of the NYMEX at 2:30 p.m. E.T. As a result, during this time, trading spreads, and the resulting premium or discount, on the shares may widen.

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Use of Proceeds

USCF will cause the Fund to transfer the proceeds of the sale of Creation Baskets to the Custodian or another custodian for use in trading activities. USCF will invest the Fund’s assets primarily in Benchmark Component Futures Contracts and other eligible futures contracts and will also invest in other short-term investments in order to meet its margin and collateral requirements. In some circumstances, the Fund may also invest in Other Crude Oil Interests, including OTC derivatives contracts.

When the Fund purchases Crude Oil Interests that are exchange-traded or cleared, the Fund will be required to deposit with the FCM on behalf of the relevant clearinghouse a portion of the value of the contract, typically 5% to 30%, as security to ensure payment for potential changes in value of such Crude Oil Interests. This deposit is known as initial margin. Additional margin, known as variation margin, may be required in order to collateralize the FCM’s and the clearinghouse, for additional changes in the value of such Crude Oil Interests. An FCM, counterparty, government agency or commodity exchange could increase margin or collateral requirements applicable to the Fund to hold trading positions at any time. Moreover, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions held. The assets of the Fund posted as margin for eligible futures contracts will be held in segregation pursuant to the Commodity Exchange Act (“CEA”) and CFTC regulations.

When the Fund enters into an OTC derivatives contract, it must post collateral and, if required by its counterparty, an independent amount, i.e., an additional amount of collateral, to the counterparty. The amount of collateral the Fund posts changes according to the amounts owed by the Fund to its counterparty on a given swap transaction, while independent amounts are fixed amounts posted by the Fund at the start of a swap transaction. Unless otherwise agreed to by the Fund, collateral and independent amounts posted to swap counterparties will be held by a third party custodian.

USCF will invest the Fund’s assets that remain after margin and collateral is posted in Treasuries, cash and/or cash equivalents. Subject to these margin and collateral requirements, USCF has sole authority to determine the percentage of assets that will be:

•	held as margin or collateral with FCMs, custodians or counterparties;

•	used for other investments; and

•	held in bank accounts to pay current obligations and as reserves.

Ongoing margin and collateral requirements with respect to the the Fund’s Crude Oil investments may be negotiated by it, its FCM, or its other counterparties, and may be affected by overall market volatility, volatility of the CCIER and eligible futures contracts, the ability of the counterparty to hedge its exposure under the Crude Oil Interests, and each party’s creditworthiness. In light of the differing requirements for initial margin and collateral payments under exchange-traded and OTC contracts and the fluctuating nature of ongoing margin and collateral payments, it is not possible to estimate what portion of the Fund’s assets will be posted as margin or collateral at any given time. USCF invests the balance of the Fund’s assets not invested in Crude Oil Interests or in Treasuries, cash and cash equivalents held by the Fund will constitute reserves that will be available to meet ongoing margin and collateral requirements. All interest income from such investments will be used for the Fund’s benefit.

Additional Information About the CCIER and the Fund’s Trading Program

Index

The CCIER is owned and maintained by Auspice Capital Advisors Ltd. (“Auspice”) and is designed to measure the performance of the Canadian crude oil market. It is calculated and tracked daily and reported each trading day via major market data vendors. The composition of the CCIER on any given day is determinative of the benchmark for the Fund. Neither the index methodology for the CCIER nor any set of procedures, however, are capable of anticipating all possible circumstances and events that may occur with respect to the CCIER and the methodology for its composition, weighting and calculation. Accordingly, a number of subjective judgments must be made in connection with the operation of the CCIER that cannot be adequately reflected in this description of the CCIER. All questions of interpretation with respect to the application of the provisions of the index methodology for the CCIER, including any determinations that need to be made in the event of a market emergency or other extraordinary circumstances, will be resolved by Auspice.

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Overview of the CCIER

The CCIER is designed to provide returns that reflect the price of owning crude oil that is produced in Canada. It represents a liquid benchmark for investors that desire exposure to this underlying commodity. Auspice is the owner of the CCIER and holds exclusive rights to grant licenses to the index.

The CCIER targets an exposure that represents a three month rolling position in crude oil. To create a price representative of Canadian crude oil the index uses two futures contracts: A fixed price contract, which represents the price of crude oil at Cushing in Oklahoma, and a basis differential contract, which represents the difference in price between Cushing and Canada. Together these create a fixed price for Canadian crude oil. The CCIER is calculated based on daily returns of prices published by the Intercontinental Exchange (“ICE”) for the Benchmark Component Futures Contracts.

Index Component Specifications

Component	Name	Symbol	Exchange	Contract Size	Price Quote
Fixed Price Contract	ICE® WTI Crude Future	T	ICE®	1000 bbl	USD/bbl
Basis Differential Contract	ICE® Crude Diff – WCS TMX 1b Index Future	TDX	ICE®	1000 bbl	USD/bbl

Business Day Convention

For the purposes of these indices, a Business Day is any day on which the ICE exchange is open and publishes a Contract Settlement Price for each of the Designated Relevant Contracts, the NYMEX is open and publishes an official settlement price for WTI Crude Futures, the Banks in Canada and the US are open and have the ability to settle foreign exchange transactions, and the NYSE is open and publishes closing prices.

Designated Relevant Contracts

The Benchmark Component Futures Contract at the beginning of each month is outlined in the following table. For more detail, please refer to the Contract Roll Period and Weights Section.

Benchmark Component Futures Contract Table

Contract	1st Nearest	2nd Nearest	3rd Nearest	4th Nearest
January	G	H	J	K
February	H	J	K	M
March	J	K	M	N
April	K	M	N	Q
May	M	N	Q	U
June	N	Q	U	V
July	Q	U	V	X
August	U	V	X	Z
September	V	X	Z	F
October	X	Z	F	G
November	Z	F	G	H
December	F	G	H	J

Month Codes

Month	Month Code	Month	Month Code
January	F	July	N
February	G	August	Q
March	H	September	U
April	J	October	V
May	K	November	X
June	M	December	Z
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Determination of Prices Used in the Index Calculation

For the calculation of the Fixed Price component of the CCIER, the official settlement prices published by the exchange will be used. In the event that the exchange fails to publish an official price on any day, the situation will be considered a “Market Disruption Event” and will be handled according to the Market Disruption Event policy which is explained in the “Market Disruption Events” section below.

For the calculation of the Basis Differential Price component of the CCIER, Auspice will determine the price to be used in the CCIER based on the following hierarchy:

1. The midpoint of the bid/offer of the Basis Differential Price contract at 2:30pm ET (or any other time at which Fixed Price contract settles on the ICE, i.e. 1:30pm ET, as determined by the ICE) if the spread between the bid and offer is $0.50 or less, or failing that;

2. the last trade will be used if it occurs within 5 minutes before or after 2:30pm ET (or any other time at which Fixed Price contract settles on the ICE), or;

Failing the above two steps, the situation will be considered a “Market Disruption Event” and will be handled according to the Market Disruption Event policy which is explained in the “MARKET DISRUPTION EVENTS” section below.

Notwithstanding the foregoing, the committee established by Auspice to oversee the daily management and operations of the CCIER (“Index Committee”) may override the rules for the Basis Differential price determination and instead use the official settlement prices for the Basis Differential as published by the exchange for that day.

Market Disruption Events

From time to time, Market Disruption events may occur that will result in the postponement of the CCIER and/or the adjustment of the roll period. In the event there is a market disruption in either the Fixed Price component or the Basis Differential Price component, a Market Disruption Day will be deemed to have occurred for both components.

In the case of the Fixed Price component of the CCIER, a Market Disruption Day will be deemed to have occurred if any of the following events occur:

1. The Daily Contract Settlement Price is not published by the Exchange by 4:00 PM Eastern Time;

2. The Daily Contract Settlement Price is erroneous, in the reasonable judgment of the Index Committee or the Auspice, and such error is not corrected by 4:00pm Eastern Time;

3. The Daily Contract Settlement Price is a Limit price (as defined by the applicable Exchange).

In the case of the Basis Differential Price component of the CCIER, a Market Disruption Day will be deemed to have occurred if the price was unable to be determined in the steps as explained in the section above: “Determination of Prices Used in the Index Calculation”.

If a Market Disruption Day has been deemed to have occurred on a non-roll date, the CCIER will not be posted for that Business Day.

If a Market Disruption Day has been deemed to have occurred on a roll date, the CCIER will not be posted for that Business Day AND the portion of the roll that was to take place on the Market Disruption Day will take place on the next non-Market Disruption Business Day. For instance, if the Market Disruption Day occurred on the 7th Business Day of the month, the portion that was to be rolled on day 7 will be added to the roll on the 8th Business Day.

Notwithstanding the foregoing, the Index Committee may override the Market Disruption Events rule for the CCIER calculation and instead use the official settlement prices for the Basis Differential as published by the exchange for that day and deem that the roll would have occurred as on a normal trading day.

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Contract Expirations

Because the CCIER is comprised of actively traded contracts with scheduled expirations, it can be calculated only by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as contract expirations. The contract expirations included in the CCIER for each commodity during a given year are designated by Auspice, provided that each contract must be an active contract. An active contract for this purpose is a liquid, actively-traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

If a futures exchange, such as the ICE Futures, ceases trading in all contract expirations relating to a Benchmark Component Futures Contract, Auspice may designate a replacement contract. The replacement contract must satisfy the eligibility criteria for inclusion in the CCIER. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the CCIER. If that timing is not practicable, Auspice will determine the date of the replacement based on a number of factors, including the differences between the existing Benchmark Component Futures Contract and the replacement contract with respect to contractual specifications and contract expirations.

The designation of a replacement contract could affect the value of the CCIER, either positively or negatively, depending on the price of the contract that is eliminated and the prices of the replacement contract. It is impossible, however, to predict the effect of these changes, if they occur, on the value of the CCIER.

Contract Roll Period and Weights

The roll dates will be from the 1st Business Day of each applicable month to the Business Day that corresponds to the expiration of either the 1st Nearest Basis Contract or the 1st Nearest Fixed Price Contract (whichever contract expires first). This varies month-to-month but is typically between 10 and 14 Business Days. The example below demonstrates a roll assuming an 11 day roll. The determination of the appropriate Designated Relevant Contract is based on the day of the month. Please see the table below for more information.

Contract Roll Period and Weights Table

Canadian Crude
Excess Return	Business Days
Index	1st	2nd	3rd	4th	5th	6th	7th	8th	9th	10th	11th - last
Fixed Price Contract (WTI Futures Contract)
1st Nearest	30.3%	27.3%	24.2%	21.2%	18.2%	15.2%	12.1%	9.1%	6.1%	3.0%	0.0%
2nd Nearest	33.3%	33.3%	33.3%	33.3%	33.3%	33.3%	33.3%	33.3%	33.3%	33.3%	33.3%
3rd Nearest	33.3%	33.3%	33.3%	33.3%	33.3%	33.3%	33.3%	33.3%	33.3%	33.3%	33.3%
4th Nearest	3.0%	6.1%	9.1%	12.1%	15.2%	18.2%	21.2%	24.2%	27.3%	30.3%	33.3%

Basis Differential Contract (WCS Futures Contract)
1st Nearest (1)	30.3%	27.3%	24.2%	21.2%	18.2%	15.2%	12.1%	9.1%	6.1%	3.0%	0.0%
2nd Nearest	33.3%	33.3%	33.3%	33.3%	33.3%	33.3%	33.3%	33.3%	33.3%	33.3%	33.3%
3rd Nearest	33.3%	33.3%	33.3%	33.3%	33.3%	33.3%	33.3%	33.3%	33.3%	33.3%	33.3%
4th Nearest	3.0%	6.1%	9.1%	12.1%	15.2%	18.2%	21.2%	24.2%	27.3%	30.3%	33.3%

(1) The weights indicated in this table for the 1st nearest contract reflect the effective weight of the allocation to the 1st nearest contract on each day of this hypothetical 11 day roll period. Please note, the actual weighting of the allocation to the 1st nearest contract does not decrease through the roll period in the same way the 1st nearest contract for the WTI Futures contract does (even though, as noted in the tables, the effective exposure is the same). The reason this occurs, and the actual allocation remains stable, is because the 1st nearest contract is financially settling over this period. The final settlement price for the 1st nearest contract is the simple average of the daily settlement prices for the underlying physical crude oil (the TMX WCS 1b Index as published by NGX) over the averaging period (which corresponds to the roll period). Such averaging has the effect of decreasing the effective exposure to the underlying contract over the applicable averaging/roll period.

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CCIER Total Return Calculation

The total return of the CCIER reflects the percentage change of the market values of the underlying commodity futures. The value of the CCIER at the end of a Business Day “t” is equal to the CCIER value on day “t -1” multiplied by the daily percentage price changes of each commodity future factoring in each respective commodity future’s weighting on day “t -1”. The value of the CCIER will be calculated and published by the NYSE. The index value is calculated daily and is rounded to four decimal places. The Index will be tracked on a daily basis and reported on NYSE’s website on each Trading Day.

Index Codes

INDEX	NYSE	BLOOMBERG	REUTERS
Canadian Crude Excess Return Index	CCIER	<CCIER><Index>	CCIER

Data Corrections

Commercially reasonable efforts are made to ensure the correctness of data used in the Index calculations. If incorrect price data is detected, it will be corrected as soon as feasible.

CCIER Base Level

The CCIER was set to 1000.0000 on November 1, 2010.

Index Governance

Auspice has established an index committee (“Index Committee”) to oversee the daily management and operations of the CCIER.

The components comprising the CCIER may change at the discretion of the Index Committee. Components may be added or removed from the Index based on changes to the futures contracts, their liquidity and their suitability to achieving the CCIER goals.

INFORMATION YOU SHOULD KNOW

This prospectus contains information you should consider when making an investment decision about the shares. You should rely only on the information contained in this prospectus or any applicable prospectus supplement. None of the Trust, the Fund or USCF has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the shares in any jurisdiction where the offer or sale of the shares is not permitted.

The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

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SUMMARY OF PROMOTIONAL AND SALES MATERIAL

The Fund uses the following sales material that it has or will prepare:

•	The Fund’s website, www.uscfinvestments.com; and

•	The Fund Fact Sheet found on the Fund’s website.

The materials described above are not a part of this prospectus or the registration statement of which this prospectus is a part.

INTELLECTUAL PROPERTY

USCF owns trademark registrations for USCI (and Design) (U.S. Reg. No. 4437230) for “fund investment services,” in use since September 30, 2012, USCI UNITED STATES COMMODITY INDEX FUND (U.S. Reg. No. 4005166) for “fund investment services,” in use since August 10, 2010, and USCI UNITED STATES COMMODITY INDEX FUND (and Design) (U.S. Reg. No. 4005167) for “fund investment services,” in use since August 10, 2010. USCF owns trademark registrations for CPER UNITED STATES COPPER INDEX FUND (and Design) (U.S. Reg. No. 4440922) for “Financial investment services in the field of copper futures contracts, cash-settled options on copper futures contracts, forward contracts for copper, over-the-counter transactions based on the price of copper, and indices based on the foregoing,” in use since September 30, 2012, CPER UNITED STATES COPPER INDEX FUND (and Mining Design) (U.S. Reg. no. 4304002) for “fund investment services,” in use since November 15, 2011, UNITED STATES COPPER INDEX FUND (U.S. Reg. No. 4270057) for “fund investment services,” in use since November 15, 2011, and THE FIRST COPPER ETF, (U.S. Reg. No. 4472746), filed on February 28, 2013. USCF owns trademark registrations for UNITED STATES AGRICULTURE INDEX FUND (U.S. Reg. No. 4270059 for “fund investment services,” in use since April 13, 2012, USAG UNITED STATES AGRICULTURE INDEX FUND (and Design) (U.S. Reg. No. 4304003) for “fund investment services,” in use since April 13, 2012, and USAG UNITED STATES AGRICULTURE INDEX FUND (and Leaf Design) (U.S. Reg. No. 4440921) for “Financial investment services in the field of agriculture futures contracts, cash-settled options on agriculture futures contracts, forward contracts for agriculture, over-the-counter transactions based on the price of agriculture, and indices based on the foregoing,” in use since June 28, 2012. USCF relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as USCF continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

USCF owns trademark registrations for USCF (U.S. Reg. No. 3638987) for “fund investment services,” in use since June 24, 2008, and USCF UNITED STATES COMMODITY FUNDS LLC & Design (U.S. Reg. No. 4304004) for “fund investment services,” in use since June 24, 2008. USCF relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as USCF continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations. USCF has been granted two patents Nos. 7,739,186 and 8,019,675, for systems and methods for an exchange traded fund (ETF) that tracks the price of one or more commodities.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed on behalf of the Fund a registration statement on Form S-1 with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust, the Fund or the shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Trust, the Fund and the shares can also be obtained from the Fund’s website, http://www.uscfinvestments.com. The Fund’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. USCF will file an updated prospectus annually on behalf of the Trust and the Fund pursuant to the 1933 Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, N.E., Washington, DC 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

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DEALER PROSPECTUS DELIVERY OBLIGATION

Until [•], 2018, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the commodities markets and indexes that track such movements, the Fund’s operations, USCF’s plans and references to the Fund’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses USCF has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to USCF’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors Involved with an Investment in the Fund” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments USCF anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Fund’s operations or the value of the Fund’s shares.

Privacy Policy

The Fund and USCF may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as an investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in shares of the Fund.

The Fund and USCF do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Fund and USCF restrict access to the nonpublic personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

The Fund and USCF maintain safeguards that comply with federal law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor. Third-party service providers with whom the Fund and USCF share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of USCF’s current Privacy Policy, which is applicable to the Fund, is provided to investors annually and is also available on the Fund’s website at www.uscfinvestments.com.

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APPENDIX A

Glossary of Defined Terms

In this prospectus, each of the following terms has the meaning set forth after such term:

1933 Act: The Securities Act of 1933.

1940 Act: Investment Company Act of 1940.

Adjusted K-1: a statement to investors who owned beneficial interests in the shares in the year to which the adjusted allocations relate setting forth their proportionate shares of the adjustment.

Administrator: Brown Brothers Harriman & Co., Inc.

ALPS Distributors: ALPS Distributors, Inc.

Auspice means Auspice Capital Advisors Ltd.

Auspice Related Funds: the Auspice Canadian Crude Oil Index ETF and the Canadian Natural Gas Index ETF.

Authorized Participant: One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to the Fund.

Backup Withholding: U.S. federal income tax that is required to be withheld.

BBH&Co.: Brown Brothers Harriman & Co.

Benchmark Component Futures Contracts: in respect of the Fund, the ICE Crude Diff – WCS TMX 1b Index Future and the ICE WTI Crude Futures.

Board: USCF’s board of directors.

OTC derivatives contracts: cash-settled uncleared over-the-counter (“OTC”) including total return swaps and/or forward transactions based on, and intended to replicate the return of, the CCIER, the Benchmark Component Futures Contracts and other Crude Oil-Related Interests.

BNO: United States Brent Oil Fund, LP.

Board: USCF’s board of directors.

Business Day: Any day other than a day when the ICE Futures, NYSE Arca, the New York Stock Exchange, or any of the Futures Exchanges upon which a Benchmark Component Futures Contract is traded is closed for regular trading.

CCIER: Canadian Crude Excess Return Index.

CEA: Commodity Exchange Act.

CFTC: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

Cleared Swap Contract: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is submitted to a central clearinghouse after it is either traded OTC or on an exchange or other trading platform.

CME: Chicago Mercantile Exchange.

Code: Internal Revenue Code.

Commodity Pool: An enterprise in which several individuals contribute funds in order to trade futures contracts or options on futures contracts collectively.

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Commodity Pool Operator or CPO: Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

Commodity Trading Advisor or CTA: Subject to certain exceptions set forth in the Commodity Exchange Act, any person who for compensation or profit, (i) engages in the business of advising others, either directly or through publications, writings, or electronic media, as to the value of or the advisability of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market, or (ii) as part of a regular business, issues or promulgates analyses or reports concerning any of the activities referred to in (i).

Concierge: Concierge Technologies, Inc. (publicly traded under the ticker “CNCG”).

CPER: United States Copper Index Fund.

Creation Basket: A block of 50,000 shares used by the Fund to issue shares.

Creation Basket Deposit: The total deposit required to create each basket.

Crude Oil Interests: Benchmark Component Futures Contracts and Other Crude Oil-Related Investments.

CSA: ISDA Credit Support Annex.

Custodian: Brown Brothers Harriman & Co., Inc.

DCM: designated contract market.

DNO: United States Short Oil Fund, LP.

DTC: The Depository Trust Company. DTC will act as the securities depository for the shares.

DTC Participant: An entity that has an account with DTC.

Referenced Futures Contracts: Futures contracts for crude oil that are traded on the ICE Exchange.

ECI: income that is effectively connected with the conduct of a U.S. trade or business.

ERISA: Employee Retirement Income Security Act of 1974.

Exchange Act: The Securities Exchange Act of 1934.

Exchange for Related Position (EFRP): An off market transaction which involves the swapping (or exchanging) of an over-the-counter (“OTC”) position for a futures position. The OTC transaction must be for the same or similar quantity or amount of a specified commodity, or a substantially similar commodity or instrument. The OTC side of the EFRP can include swaps, swap options, or other instruments traded in the OTC market. In order for an EFRP transaction to take place, the OTC side and futures components must be “substantially similar” in terms of either value or quantity. The net result is that the OTC position (and the inherent counterparty credit exposure) is transferred from the OTC market to the futures market. EFRPs can also work in reverse, where a futures position can be reversed and transferred to the OTC market.

FDAP: amounts that are fixed, determinable, annual and periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business.

FCM: Futures Commission Merchant.

FFI: foreign financial institution.

FINRA: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

Fund: USCF Canadian Crude Oil Index Fund.

Futures Exchanges: The ICE, NYMEX or other futures exchanges that trade crude oil.

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ICE Futures: NYMEX and ICE Futures Europe.

IFV: indicative fund value.

IGA: intergovernmental agreement.

Indirect Participants: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

IRA: individual retirement account.

IRS: U.S. Internal Revenue Service.

ISDA: International Swaps and Derivatives Association, Inc.

Limited Liability Company (LLC): A type of business ownership combining several features of corporation and partnership structures.

LLC Agreement: Sixth Amended and Restated Limited Liability Company Agreement of USCF, dated as of May 15, 2015 (as amended from time to time).

Management Directors: the four management directors that make up USCF’s board of directors.

Margin: The amount of equity required for an investment in futures contracts.

Marketing Agent: ALPS Distributors, Inc.

NAV: Net asset value of the Fund.

NBC: National Bank of Canada.

NFA: National Futures Association.

NYMEX: The New York Mercantile Exchange.

NYSE: The New York Stock Exchange.

NYSE Arca: NYSE Arca, Inc.

OPEC: Organization of the Petroleum Exporting Countries.

Option: The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.

Other Crude Oil-Related Investments: Benchmark Component Futures Contracts, other exchange-traded futures contracts that are economically identical or substantially similar to the Benchmark Component Futures Contracts and other contracts and instruments based on the Benchmark Component Futures Contracts.

OTC: over-the-counter.

OTC Derivative: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded OTC or off organized exchanges.

Position Limit Rules: CFTC’s proposed limits on speculative positions in certain physical commodity futures and option contracts and swaps that are economically equivalent to such contracts in the agriculture, energy and metals markets and rules addressing the circumstances under which market participants would be required to aggregate their positions with other persons under common ownership or control.

Redemption Basket: A block of 50,000 shares used by the Fund to redeem shares.

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Redemption Order Date: the date a redemption order is received in satisfactory form and approved by the Marketing Agent.

Register: the record of all Shareholders and holders of the shares in certificated form kept by the Administrator.

Related Public Funds: United States Oil Fund, LP (“USO”); United States Natural Gas Fund, LP (“UNG”); United States 12 Month Natural Gas Fund, LP (“UNL”); United States 12 Month Oil Fund, LP (“USL”); United States Brent Oil Fund, LP (“BNO”); United States Diesel-Heating Oil Fund, LP (“UHN”); United States Gasoline Fund, LP (“UGA”); United States Short Oil Fund, LP (“DNO”); United States Commodity Index Fund (“USCI”); United States Agriculture Index Fund (“USAG”); United States Copper Index Fund (“CPER”); United States 3x Oil Fund (“USOU”); and United States 3x Short Oil Fund (“USOD”).

SEC: Securities and Exchange Commission.

Secondary Market: The stock exchanges and the OTC market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in these secondary markets.

SEF: a swap execution facility.

Shareholders: Holders of shares.

Shares: Common shares representing fractional undivided beneficial interests in the Fund.

Spot Contract: A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement.

Schwab: Charles Schwab & Co., Inc.

Swap Contract: Swap transactions generally involve contracts between two parties to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Swap transactions that are not cleared through central counterparties are called “uncleared” or OTC swaps.

TMX WCS 1b Index: Daily Weighted Average Price Index.

Tracking Error: Possibility that the daily NAV of a Fund will not track the Applicable Index.

Treasuries: Obligations of the U.S. government with remaining maturities of 2 years or less.

Trust: United States Commodity Index Funds Trust.

Trust Agreement: The Fourth Amended and Restated Declaration of Trust and Trust Agreement of the Trust effective as of December 15, 2017.

UBTI: unrelated business taxable income.

UGA: United States Gasoline Fund, LP.

UHN: United States Diesel-Heating Oil Fund, LP.

UNG: United States Natural Gas Fund, LP.

UNL: United States 12 Month Natural Gas Fund, LP.

USAG: United States Agriculture Index Fund.

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USCF: The sponsor of the Fund, United States Commodity Funds LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator, who controls the investments and other decisions of the Fund and other Funds.

USCI: United States Commodity Index Fund.

USL: United States 12 Month Oil Fund, LP.

USO: United States Oil Fund, LP.

USOD: United States 3x Oil Fund.

USOU: United States 3x Short Oil Fund.

Valuation Day: Any day as of which the Fund calculates its NAV.

Wainwright: Wainwright Holdings, Inc.

WCS Futures: ICE Crude Diff - TMX WCS 1B Index Future.

WTI Futures: ICE WTI Crude Futures.

You: The owner or holder of shares.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the shares pursuant to the prospectus contained in this registration statement.

Amount SEC registration fee (actual)	$	*
NYSE Arca Listing Fee (actual)	$	*
FINRA filing fees (actual)	$	*
Blue Sky expenses		N/A
Auditor’s fees and expenses (estimate)	$	*
Legal fees and expenses (estimate)	$	*
Printing expenses (estimate)	$	*
Total	$	*

* To be provided by amendment.

Item 15.	Indemnification of Directors and Officers

The Sponsor, the Trustee and their respective Affiliates (collectively, “Covered Persons”) shall have no liability to the United States Commodity Index Funds Trust (the “Trust”), USCF Canadian Crude Oil Index Fund (the “Fund”), or to any shareholder for any loss suffered by the Trust or the Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any administrator or other delegatee selected by the Sponsor with reasonable care, provided, however, that the Trustee and its affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any administrator or other delegatee or any other person selected by the Sponsor to provide services to the Trust.

The Sponsor shall be indemnified by the Trust (or by a series separately to the extent the matter in question relates to a single series or disproportionately affects a specific series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust or the Fund, as applicable, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust or the Fund, as applicable and has determined, in good faith, that such course of conduct was in the best interests of the Trust or the Fund, as applicable and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust’s Amended and Restated Trust Agreement (“Trust Agreement”) on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the assets of the applicable series. All rights to indemnification permitted provided for under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

The payment of any indemnification shall be allocated, as appropriate, among the Trust’s series. The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending action, suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any shareholder’s (or assignee’s) obligations or liabilities unrelated to the Trust business, such shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust for all such liability and expense incurred, including attorneys’ and accountants’ fees.

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The Trustee will not be liable or accountable to the Trust or to any other person or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct. The Sponsor also indemnifies the Trustee and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee, except for to the extent resulting from the gross negligence or willful misconduct of any of the indemnified parties.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Description

3.1(1)	Certificate of Statutory Trust of the registrant.

3.2(8)	Fourth Amended and Restated Declaration of Trust and Trust Agreement.

3.3(1)	Sixth Amended and Restated Limited Liability Company Agreement of USCF.

5.1*	Opinion of Richards, Layton & Finger, P.A. relating to the legality of the shares.

8.1*	Opinion of Eversheds Sutherland (US) LLP with respect to federal income tax consequences.

10.1(2)	Form of Authorized Participant Agreement.

10.2(3)	Marketing Agent Agreement.

10.3(3)	Custodian Agreement.

10.4(3)	Administrative Agency Agreement.

10.5(4)	Licensing Agreement.

10.6(4)	Advisory Agreement.

10.7(5)	Amendment No. 1 to Licensing Agreement.

10.8(5)	Amendment No. 1 to Advisory Agreement.

10.9(6)	Amendment No. 1 to Marketing Agent Agreement.

10.10(6)	Amendment No. 1 to Custodian Agreement.

10.11(6)	Amendment No. 1 to Administrative Agency Agreement.

10.12(5)	Amendment No. 2 to Licensing Agreement.

10.13(5)	Amendment No. 2 to Advisory Agreement.

10.14*	Amendment No. 2 to Marketing Agent Agreement.

10.15*	Amendment No. 2 to Custodian Agreement.

10.16*	Amendment No. 2 to Administrative Agency Agreement.

10.17(7)	Amendment No. 3 to Licensing Agreement.

10.18(7)	Amendment No. 3 to Advisory Agreement.

10.19*	Amendment No. 4 to Licensing Agreement.

10.20*	Amendment No. 4 to Advisory Agreement.

23.1(a)*	Consent of Eversheds Sutherland (US) LLP.

23.1(b)*	Consent of Richards, Layton & Finger, P.A.

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23.2(1)	Consent of independent registered public accounting firm.

99.1*	Customer Agreement for Futures Contracts

*	To be filed by Amendment.

(1)	Incorporated by reference to Registrant’s Registration Statement on Form S-1 (File No. 333-212089) filed on June 6, 2016.
(2)	Incorporated by reference to Post-Effective Amendment No. 2 to the Registrant’s Registration Statement filed on Form S-1 (File No. 333-195027) filed on March 31, 2016.
(3)	Incorporated by reference to Amendment No. 5 to the Registration Statement on Form S-1/A (File No. 333-164024) filed on July 23, 2010.
(4)	Incorporated by reference to Amendment No. 4 to the Registration Statement on Form S-1/A (File No. 333-164024) filed on June 21, 2010.
(5)	Incorporated by reference to Registration Statement on Form S-1 (File No. 333-170844) filed on November 26, 2010.
(6)	Incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-1/A (File No. 333-170844) filed on August 31, 2011.
(7)	Incorporated by reference to the Quarterly Report on Form 10-Q for the United States Commodity Index Funds Trust for the period ending June 30, 2011, filed on August 15, 2011.
(8)	Incorporated by reference to Registrant’s Current Report on Form 8-K, File No. 001-34833, filed on December 15, 2017.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes:

(1) To send to the trustee at least on an annual basis a detailed statement of any transactions with the Sponsor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Sponsor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(2) To provide to the trustee the financial statements required by Form 10-K for the first full fiscal year of operations of the partnership.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on April 9, 2018.

UNITED STATES COMMODITY INDEX FUNDS TRUST

By:	United States Commodity Funds LLC as the Sponsor

By:	/s/ John P. Love
John P. Love Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ John. P. Love	President, Chief Executive Officer, and Management Director	April 9, 2018
John P. Love
(Principal Executive Officer)

/s/ Stuart P. Crumbaugh	Chief Financial Officer	April 9, 2018
Stuart P. Crumbaugh	(Principal Financial and Accounting Officer)

*	Management Director	April 9, 2018
Nicholas D. Gerber

*	Management Director	April 9, 2018
Andrew F Ngim

*	Management Director	April 9, 2018
Robert L. Nguyen

*	Independent Director	April 9, 2018
Peter M. Robinson

*	Independent Director	April 9, 2018
Gordon L. Ellis

*	Independent Director	April 9, 2018
Malcolm R. Fobes III

* Signed by John P. Love pursuant to a power of attorney signed by each individual on June 16, 2016.

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